                                                                       EXHIBIT 2


                     IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF ILLINOIS
                               EASTERN DIVISION



In re:                        )
                              )
MERCURY FINANCE COMPANY,      )    Case No. 98 B 20763
                              )
a Delaware corporation,       )    Chapter 11
                              )
                  Debtor.     )    Honorable Erwin I. Katz


                     SECOND AMENDED PLAN OF REORGANIZATION
                                      OF
                            MERCURY FINANCE COMPANY
                    UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                 INTRODUCTION

     MERCURY FINANCE COMPANY, A DELAWARE CORPORATION ("MERCURY" OR THE "DEBTOR"), PROPOSES THE FOLLOWING PLAN OF REORGANIZATION (THE "PLAN") FOR THE RESOLUTION OF ALL CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTOR. REFERENCE IS MADE TO THE DEBTOR'S DISCLOSURE STATEMENT FILED CONTEMPORANEOUSLY WITH THE PLAN (THE "DISCLOSURE STATEMENT"), FOR A DISCUSSION OF THE DEBTOR'S HISTORY, BUSINESSES, PROPERTIES, RESULTS OF OPERATIONS AND PROJECTIONS FOR FUTURE OPERATIONS, AND FOR A SUMMARY AND ANALYSIS OF THE PLAN AND CERTAIN RELATED MATTERS. THE DEBTOR IS THE PROPONENT OF THE PLAN WITHIN THE MEANING OF SECTION 1129 OF THE BANKRUPTCY CODE, 11 U.S.C. (S) 1129. ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTOR ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN THE PLAN, THE DEBTOR RESERVES THE RIGHT TO ALTER, AMEND, MODIFY, REVOKE OR WITHDRAW THE PLAN PRIOR TO ITS CONSUMMATION.

                                   ARTICLE I
                     DEFINITIONS, RULES OF INTERPRETATION,
                     COMPUTATION OF TIME AND GOVERNING LAW

A.  DEFINITIONS.

     Certain capitalized terms used throughout the Plan are defined in this
Article I. Other capitalized terms found in the Plan shall have the meaning ascribed to such terms in the Bankruptcy Code or the Bankruptcy Rules (and shall be construed in accordance with the rules of construction thereunder).

     ADMINISTRATIVE CLAIM means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and referred to in section 507(a)(1) of the Bankruptcy Code, including, without limitation, the actual, necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the business of the Debtor, including wages, salaries or commissions for services, compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code, and all fees and charges assessed against the Estate under chapter 123 of title 28, United States Code.

     ALLOWED ADMINISTRATIVE CLAIM means all or that portion of an Administrative Claim which either (a) has been allowed by a Final Order as an Administrative Claim, or (b) was incurred by the Debtor in the ordinary course of business during its Reorganization Case and is determined to be due, owing, valid and enforceable by the Debtor.

     ALLOWED CLAIM or ALLOWED UNSECURED CLAIM means that portion of any Claim, other than an Administrative Claim, (a) as to which (x) no proof of claim has been filed with the Court and (y) the liquidated and noncontingent amount of which is scheduled by the Debtor pursuant to the Bankruptcy Code as undisputed, or (b) as to which a proof of claim has been timely filed in a liquidated amount with the Court pursuant to the Bankruptcy Code or any order of the Court, or late filed with leave of the Court after notice and a hearing, provided that (x) no objection to the allowance of such Claim or motion to expunge such claim has been interposed before any final date for the filing of such objections or motions set forth in the Confirmation Order or other Court order or (y) if such objection or motion has been filed, such objection or motion has been overruled by a Final Order (but only to the extent such objection or motion has been overruled), or (c) as to which a Final Order has been entered allowing such Claim; except with respect to Claims in Class 7B which shall be liquidated and allowed in accordance with the procedures substantially similar to those set forth in Exhibit U attached to the Disclosure Statement.

     ALLOWED CLASS 7B CLAIM means a Class 7B Claim which is allowed in accordance with the consensual allowance or arbitration procedures set forth in
Section 8.15 and in the Class 7B Liquidating Trust.

     Allowed Equity Interest means an Equity Interest that is of record as of the Distribution Record Date in a stock register that is maintained by or on behalf of the Debtor.

     ALLOWED INDEMNIFICATION CLAIM means an Indemnification Claim (a) as to which (x) no proof of claim has been filed with the Court and (y) the liquidated and noncontingent amount of which is scheduled by the Debtor pursuant to the Bankruptcy Code as undisputed, or (b) as to which a proof of claim has been timely filed in a liquidated amount with the Court pursuant to the Bankruptcy Code or any order of the Court, or late filed with leave of the Court after notice and a hearing, provided that (x) no objection to the allowance of such Claim or motion to expunge such claim has been interposed before any final date for the filing of such objections or motions set forth in the Confirmation Order or other Court order or (y) if such objection or motion has been filed, such objection or motion has been overruled by a Final Order (but only to the extent such objection or motion has been overruled), or (c) which has been assumed by the Debtor, including, but not limited to, claims against the Reliance Policies.

     AMENDED AND RESTATED BY-LAWS means the Amended and Restated By-laws of the Reorganized Debtor which shall be substantially in the form set forth in Exhibit I attached to the Disclosure Statement.

     AMENDED AND RESTATED CERTIFICATE OF INCORPORATION means the Amended and Restated Certificate of Incorporation of the Reorganized Debtor which shall be substantially in the form set forth in Exhibit I attached to the Disclosure Statement.

     Ballots means the ballots accompanying the Disclosure Statement upon which holders of Impaired Claims or Impaired Interests entitled to vote on the Plan shall indicate their acceptance or rejection of the Plan in accordance with the instructions regarding voting.

     Bankruptcy Code means title 11 of the United States Code, as now in effect or hereafter amended.

     BANKRUPTCY RULES means, collectively, the Federal Rules of Bankruptcy Procedure, as amended, promulgated under 28 U.S.C. (S) 2015 and the general and local rules of the Court, as applicable from time to time in the Reorganization Case.

     Bar Date means the bar date for Filing proofs of claim against the Debtor as established by order of the Court.

     Beneficial Holder means the entity holding the beneficial interest in a Claim or Interest.

     BENEFICIARIES means the holders of Allowed Indemnification Claims other than the estate of James A. Doyle and John N. Brincat.

     BENEFITS CLAIM means any Unsecured Claim against the Debtor arising from or with respect to any benefits plan, but excluding any Claim alleged in or arising from the facts and circumstances alleged in the action styled as Ferre v.
                                                                 --------
Mercury Finance Company, et al., No. 97C 5245 (N.D. Ill.).
-----------------------  ------

     Business Day means any day except a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

     CAPITAL EXPENDITURE RESERVE means an amount to be agreed upon between the Debtor and the Creditors' Committee.

     Cash means cash and cash equivalents.

     Claim means a claim against the Debtor, whether asserted or not asserted, as defined in section 101(5) of the Bankruptcy Code.

     Class means a category of holders of Claims or Interests as defined in
Article III of the Plan.

     CLASS 7B BAR DATE means the date set forth in Section 6.01(a) of the Class 7B Liquidating Trust Agreement which is the bar date for filing requests for allowance against the Debtors in order for such Requests to be considered in the allocation/allowance procedure under the Class 7B Liquidating Trust Agreement.

     CLASS 7B LIQUIDATING TRUST means the trust established under section 8.15 of the Plan and governed by to the Class 7B Liquidating Trust Agreement.

     CLASS 7B LIQUIDATING TRUST AGREEMENT means the Class 7B Liquidating Trust Agreement in substantially the form set forth in Exhibit U to the Disclosure Statement.

     COMPANY KPMG CLAIMS means all of the Debtor's, the Estate's and the Reorganized Debtor's rights, title, and interests in and to any and all of their respective claims against KPMG Peat Marwick, including without limitation those relating to, arising from, or on account of: (a) the announcement on January 29, 1997 that the Debtor would restate its earnings for certain periods as a result of accounting irregularities, (b) such accounting irregularities, and (c) the actions or non-action of KPMG Peat Marwick with respect to the foregoing or with respect to its role as auditor of and provider of other services, including accounting, to the Debtor prior to and at the time of the announcement of the accounting irregularities, together with complete and exclusive control of the prosecution and/or settlement of all such clams against KPMG Peat Marwick and the sole right to prosecute the same on behalf of and in the name of the Debtor, the Reorganized Debtor and the Estate, subject, in each such case, to any defenses, rights of setoff, or counterclaims that KPMG Peat Marwick may have or be entitled to assert against the Debtor in respect of such claims.

     CONFIRMATION DATE means the date on which the Court enters the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

     CONFIRMATION ORDER means the order of the Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

     CONSENT AGREEMENT means the agreement dated May 14, 1998 and attached as Exhibit L to the Disclosure Statement.

     CONSUMER LITIGATION CLAIMS means all claims against the Debtor incurred in the ordinary course of business which are asserted under lawsuits or complaints and are pending as of the commencement of the Reorganization Case in state or federal court set forth in Exhibit 1 attached to the Plan, excluding the Securities Fraud Claims and derivative actions pending against the Debtor set forth in Exhibit 2 attached to the Plan.

     CONSUMMATION means the occurrence of the Effective Date.

     CORPORATE INDEMNITIES means any obligations of the Debtor, pursuant to its corporate charter and by-laws or agreements entered into any time prior to the Effective Date, to indemnify directors, officers, agents and/or employees with respect to all present and future actions, suits and proceedings against the Debtor or such directors, officers, agents and/or employees, based upon any act or omission related to service with, or for or on behalf of the Debtor.

     COURT means the United States Bankruptcy Court for the Northern District of Illinois and, to the extent it may exercise jurisdiction in the Reorganization Case, the United States District Court for the Northern District of Illinois, or if either such Court ceases to exercise jurisdiction over the Reorganization Case, such other court that exercises jurisdiction over the Reorganization Case.

     CREDITORS' COMMITTEE means the Official Creditors' Committee appointed pursuant to section 1102 of the Bankruptcy Code in the Reorganization Case.

     D&O COMPANY RELEASE means release and waiver of (i) any and all claims against the Debtor and Reorganized Debtor for indemnification or contribution arising under any contract, arrangement or statute in excess of the amounts set forth in Section 12.03 and (ii) interests of the Beneficiaries in the Debtor and the Reorganized Debtor.

     DEBTOR means Mercury Finance Company.

     DELAWARE GENERAL CORPORATION LAW means title 8 of the Delaware Code, as now in effect or hereafter amended.

     DISCLOSURE STATEMENT means the Debtor's Disclosure Statement Filed with the Court on July 15, 1998, as it may be amended, modified or supplemented (and all exhibits or schedules annexed thereto or referenced therein), which relates to the Plan and which has been prepared and distributed in accordance with sections 1125 and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018.

     DISTRIBUTION RECORD DATE means the Business Day immediately preceding the Confirmation Date.

     DIVIDEND CLAIMS means any and all Claims relating to the Old Common Stock for declared but unpaid dividends or rights.

     EFFECTIVE DATE means a date selected by the Debtor that is no more than ten Business Days following the date on which all conditions to the Effective Date set forth in Section 10.02 have been satisfied or, if capable of being waived, duly and expressly waived.

     EMPLOYMENT AGREEMENT means the Employment Agreement, dated as of the Effective Date by and between the Reorganized Debtor and Edward Harshfield.

     ENTITY means an entity as defined in section 101(15) of the Bankruptcy
Code.

     EQUITY HOLDERS' COMMITTEE means the Official Committee of Equity Holders appointed by the Court.

     EQUITY INTERESTS means the rights of holders of Old Common Stock, including redemption rights, and liquidation preferences.

     ESTATE means the estate created for the Debtor in its Reorganization Case pursuant to section 541 of the Bankruptcy Code.

     EXCESS CASH means, as of the day immediately preceding the Effective Date, the ending book cash balance of the Debtor on a fully consolidated basis, which cash shall include overnight investments, cash, corporate accounts, credit card cash, and branch cash including cash of Midland (but only to the extent such branch cash in the aggregate exceeds $3,000,000) minus the sum of (a)
                                                 -----
$20,000,000 or such greater amount to be agreed to by the Debtor and the Creditors' Committee, (b) the Interest Reserve, (c) the Capital Expenditure Reserve, (d) the Professional Fee Reserve, (e) the Signing Bonus and (f) the aggregate amount of cash to be distributed under the Plan to all Classes other than to Class 4.

     EXCHANGE ACT means the Securities and Exchange Act of 1934, as amended.

     EXCHANGE AGENT means an entity to be designated by the Debtor not less than ten days prior to the hearing on confirmation of the Plan.

     EXPIRATION DATE means 5:00 p.m. eastern standard time on February 12, 1999, the date fixed by the Court after which Ballots with respect to the Plan may no longer be accepted by the Debtor without leave of Court.

     FILE, FILED OR FILING means file, filed or filing with the Court in the Reorganization Case.

     FINAL ORDER means an order of the Court (a) as to which the time to appeal, petition for certiorari, or move for reargument, rehearing or new trial has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument, rehearing or new trial shall then be pending; (b) as to which any right to appeal, petition for certiorari, reargue, rehear or retry shall have been waived in writing in form and substance satisfactory to the Debtor; or
(c) in the event that an appeal, writ of certiorari, reargument, rehearing or new trial has been sought, as to which (i) such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed;
(ii) certiorari has been denied as to such order; or (iii) reargument or rehearing or new trial from such order shall have been denied, and the time to take any further appeal, petition for certiorari or move for reargument, rehearing or new trial shall have expired without such actions have been taken.

     IMPAIRED means when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

     INDEMNIFICATION CLAIMS means all Claims, if any, as to which the claimant asserts rights based upon Corporate Indemnities.

     INDEMNIFICATION SETTLEMENT FUND means a fund of $13 million (such amount to be deducted from the ending book cash balance of the Debtor on a consolidated basis) for the benefit of the Beneficiaries.

     INTERESTS means Equity Interests and Old Options.

     INTEREST RESERVE means an amount in cash equal to the aggregate amount of interest accrued on the New Senior Secured Notes and the New Junior Subordinated Notes prior to the Effective Date.

     LETTER OF TRANSMITTAL means the documentation required to be provided to the Exchange Agent as set forth in Sections 6.04 and 6.05 of the Plan.

     MERCURY means Mercury Finance Company, a Delaware corporation.

     NET SENIOR DEBT CLAIM means with respect to any holder of Senior Debt (i) the Allowed Senior Debt Claim of such holder, less (ii) such holder's pro rata share of the Excess Cash distributed to Class 4 pursuant to the Plan.

     NEW COLLATERAL DOCUMENTS means the Company Security Agreement, Company Pledge Agreement, Subsidiaries Guaranty Agreement, Subsidiaries Security Agreement, each substantially in the form of the Group Exhibit D attached to the Disclosure Statement.

     NEW COMMON STOCK means the 25,000,000 shares of Common Stock par value $0.01 per share of the Reorganized Debtor authorized pursuant to the Amended and Restated Certificate of Incorporation, 10,000,000 shares of which are to be issued and distributed in accordance with the Plan constituting 100% of the total number of shares of such Common Stock to be issued and outstanding immediately after the Effective Date.

     NEW INDENTURES means the New Senior Secured Note Indenture and the New Junior Subordinated Note Indenture.

     NEW JUNIOR SUBORDINATED NOTES means the Junior Subordinated Notes of the Reorganized Debtor, dated as of the Effective Date and issued pursuant to the New Junior Subordinated Note Indenture substantially in the form of Exhibit E attached to the Disclosure Statement, the total principal amount not to exceed $22,500,000.

     NEW JUNIOR SUBORDINATED NOTE INDENTURE means the indenture under which the New Junior Subordinated Notes will be issued, and which shall be substantially in the form set forth in Exhibit F attached to the Disclosure Statement.

     NEW SENIOR SECURED NOTES means the Senior Secured Notes of the Reorganized Debtor, dated as of the Effective Date and issued pursuant to the New Senior Secured Note Indenture, substantially in the form of Exhibit B attached to the Disclosure Statement.

     NEW SENIOR SECURED NOTE INDENTURE means the indenture under which the New Senior Notes will be issued, and which shall be substantially in the form set forth in Exhibit C attached to the Disclosure Statement.

     NEW SECURITIES means, collectively, (a) the New Senior Secured Notes, (b) the New Junior Subordinated Notes, (c) the New Common Stock, and (d) the New Warrants.

     NEW WARRANT AGREEMENT means the New Warrant Agreement in substantially the form set forth in Exhibit H attached to the Disclosure Statement.

     NEW WARRANT AGENT means the agent appointed to act as such under the New Warrant Agreement.

     NEW WARRANTS means the warrants, each to purchase one share of New Common Stock, to be issued by the Reorganized Debtor having the terms and conditions set forth in the New Warrant Agreement and issued in accordance with the Plan to holders of Allowed Interests in Class 7A. Three series of New Warrants shall be issued under the New Warrant Agreement, each series representing the right to purchase 580,000 shares of New Common Stock or 1,740,000 shares in the aggregate.

     NONDEBTOR SUBSIDIARIES means, collectively, Mercury Finance Corporation of Alabama; Mercury Finance Company of Arizona; Merc Finance Company of California; Mercury Finance Company of Colorado; Mercury Finance Company of Delaware; Mercury Finance Company of Florida; Mercury Finance Company of Georgia; Mercury Finance Company of Idaho; Mercury Finance Company of Illinois; Mercury Finance Company of Indiana; Mercury Finance Company of Iowa; Mercury Finance Company of Kansas; Mercury Finance Company of Kentucky; Mercury Finance Company of Louisiana; Mercury Finance Company of Michigan; Mercury Finance Company of Mississippi; Mercury Finance Company of Missouri; Mercury Finance Company of Nevada; Mercury Finance Company of New Mexico; Mercury Finance Company of New York; Mercury Finance Company of North Carolina; Mercury Finance Company of Ohio; MFC Finance Company of Oklahoma; Mercury Finance Company of Oregon; Mercury Finance Company of Pennsylvania; Mercury Finance Company of South Carolina; Mercury Finance Company of Tennessee; MFC Finance Company of Texas; Mercury Finance Company of Utah; Mercury Finance Company of Virginia; Mercury Finance Company of Washington; Mercury Finance Company of Wisconsin; Filco Marketing Company; MFC Financial Services, Inc.; Gulfco Finance Company; Gulfco Investment Company; Midland Finance Co.; MFN Insurance Company.

     OLD COMMON STOCK means the common stock issued by Debtor and outstanding immediately prior to the Distribution Record Date, including the associated share purchase rights.

     OLD OPTIONS means the options outstanding immediately prior to the Effective Date to purchase Old Common Stock.

     OUTSIDE DIRECTORS RESERVE means a fund of $350,000 deposited into a segregated account by the Debtor to be used for purposes of reimbursement of continuing indemnification costs of current outside directors for a period of two years, with any remaining balance (in such account at the expiration of such two-year period) thereafter reverting to the Reorganized Debtor.

     PERSON shall have the meaning set forth in the Bankruptcy Code.

     PETITION DATE means July 15, 1998.

     PLAN means this Second Amended Plan of Reorganization for the Debtor and all exhibits annexed hereto or referenced herein, as it may be amended or modified by the Debtor from time to time in accordance with the Bankruptcy Code and the Bankruptcy Rules, and the terms and conditions of section 14.02 of the Plan.

     PRIORITY CLAIM means an Allowed Claim for an amount entitled to priority under section 507(a) of the Bankruptcy Code, other than an Administrative Claim or a Tax Claim.

     PROFESSIONAL FEE RESERVE means an amount in cash equal to the Debtor's good faith estimate of the aggregate amount of accrued and unpaid professional fees payable to professional persons entitled to reimbursement of fees and expenses from the Debtor.

     RELIANCE POLICIES means any and all policies providing the Debtor with insurance for Corporate Indemnities, including without limitation, the Directors' and Officers' Liability Policy Number NDA 1494742-96 issued by Reliance Insurance Company, together with any applicable extended reporting period.

     REORGANIZATION CASE means the Debtor's case under chapter 11 of the Bankruptcy Code.

     REORGANIZED DEBTOR means the Debtor on and after the Effective Date.

     SCHEDULES means, collectively, the: (a) schedules of assets and liabilities and the statements of financial affairs, if any, Filed by the Debtor in the Reorganization Case, pursuant to section 521 of the Bankruptcy Code, the Bankruptcy Rules and the Official Bankruptcy Forms; and (b) schedule of unliquidated, disputed or contingent Claims, as required by any local rule of the Court, as such requirements may be modified by any order of the Court.

     SECURED CLAIM means a Claim that is secured by a lien on property in which the Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

     SECURITIES ACT means the Securities Act of 1933, 15 U.S.C. (S)(S) 77a-77aa, as now in effect or hereafter amended.

     SECURITIES CLAIMANTS' COMMITTEE means the Official Committee of Securities Fraud Claimants appointed by the Court.

     SECURITIES FRAUD CLAIMS means all claims, including unknown claims, demands, rights, liabilities and causes of action of any kind whatsoever, known or unknown, asserted or which might have been asserted in a direct, derivative or other capacity against any person or entity, including, without limitation, claims arising out of, relating to, or in connection with (i) the purchase, sale or other decision or action made or taken, or declined, failed or refused to be made or taken, or otherwise foregone, concerning or relating to Equity Interests, (ii) the facts, transactions, events, occurrences, acts, representations, disclosure, statements, omissions, or failures to act which were alleged or could have been alleged in the pending litigation asserted against the Debtor and other persons and entities, whether asserted individually or on behalf of a class of plaintiffs which generally arise from the Debtor's accounting practices and announcement of accounting irregularities, including the litigation set forth on Exhibit 2 attached to the Plan, (iii) the adversary proceeding, No. 98-A-01580, in the Debtor's bankruptcy against any and all defendants other than KPMG, KPMG-related individuals, John N. Brincat and the Estate of James A. Doyle, and (iv) the purchase, ownership or sale of the common stock or other securities of the Debtor, (v) accounting irregularities or alleged accounting errors relating to the Debtor, (vi) any restatements of the Debtor's financial statements or results of operations; and (vii) the conduct of the Debtor's restructuring process and bankruptcy proceeding, including all decisions, actions, inactions and alleged negligence or misconduct relating thereto.

     SENIOR DEBT CLAIMS means Claims arising from or with respect to amounts due under the Debtor's commercial paper, short-term loans or senior term notes against the Debtor or under any note issued by the Debtor in connection with the purchase of Gulfco Finance Company or Gulfco Investment Company, including any claim arising out of or in connection with such debt as against the Debtor, but excluding Claims arising from or with respect to amounts due under the Subordinated Notes, in an aggregate amount equal to the outstanding principal amounts due under such agreements (approximately $678,000,000 as of the Petition
Date), plus all accrued and unpaid interest thereon and any unpaid amounts payable under the Consent Agreement. All other claims, including, but not limited to, make-whole payments or any additional interest payments or fees, are waived against the Debtor for enforcement or collection by holders of Senior Debt Claims; but reserved solely for purposes of calculating and allocating distributions by and among the holders of Class 4 Claims.

     SIGNING BONUS means the amounts designated as a signing bonus and payable to the new Chief Executive Officer under the Employment Agreement.

     STEERING COMMITTEE means the pre-petition Ad Hoc Steering Committee of the holders of Senior Debt Claims.

     SUBORDINATED NOTEHOLDER means the holder of any Subordinated Notes.

     SUBORDINATED NOTES means the $22,500,000 principal amount of outstanding Mercury subordinated notes.

     TAX CLAIM means an Allowed Claim for an amount entitled to priority under section 507(a)(8) of the Bankruptcy Code.

     TRADE CLAIM means any unsecured Claim against the Debtor arising from or with respect to the sale of goods or services to the Debtor, including Allowed Claims based on rejection of executory contracts or unexpired leases, prior to the Petition Date, in the ordinary course of the Debtor's business, including but not limited to, any Claim of an employee that is not a Priority Claim or an Indemnification Claim and any Claim of a Nondebtor Subsidiary against the Debtor, but excluding any claim by KPMG Peat Marwick, whether arising by contract or for contribution or indemnity.

     TRADE CLAIMANT means any holder of a Trade Claim.

     UNIMPAIRED CLAIM means a Claim that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

     UNSECURED CLAIM means any Claim which is not an Administrative Claim, Secured Claim, Priority Claim, Tax Claim, Senior Debt Claim, Claim arising from the Subordinated Notes, or Securities Fraud Claims.

B.  RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW.

     1. RULES OF INTERPRETATION. For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or Exhibit Filed or to be Filed means such document or Exhibit, as it may have been or may be amended, modified or supplemented; (d) if the Plan's description of the terms of an Exhibit is inconsistent with the terms of the Exhibit, the terms of the Exhibit shall control; (e) unless otherwise specified, all references in the Plan to Articles, Sections, Clauses and Exhibits are references to Articles, Sections, Clauses and Exhibits of or to the Plan; (f) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (h) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the extent such rules are not inconsistent with any other provision in this Section 1.B.1.

     2. COMPUTATION OF TIME. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

     3. GOVERNING LAW. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, without giving effect to the principles of conflicts of law thereof.

                                   ARTICLE II
                         ADMINISTRATIVE AND TAX CLAIMS

     In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Tax Claims, as described below, have not been classified.

     2.01 ADMINISTRATIVE CLAIMS. Unless otherwise agreed to by the parties, each holder of an Allowed Administrative Claim shall receive cash equal to the unpaid portion of such Allowed Administrative Claim on the later of (a) the Effective Date and (b) the date on which such Claim becomes an Allowed Administrative Claim; provided, however, that the Administrative Claims that represent liabilities incurred by the Debtor in the ordinary course of its business during the Reorganization Case shall be paid in the ordinary course of business and in accordance with any terms and conditions of any agreements relating thereto.

     2.02   BAR DATE FOR ADMINISTRATIVE CLAIMS.

     (a) Pre-Confirmation Date Claims and Expenses. All applications for final compensation of professional persons for services rendered and reimbursement of expenses incurred on or before the Confirmation Date and all other requests for payment of administrative costs and expenses incurred on or before the Confirmation Date under section 507(a)(1) or 507(b) of the Bankruptcy Code (except only for Trade Claims incurred in the ordinary course of business and claims under 28 U.S.C. (S) 1930) shall be filed no later than 45 days after the Confirmation Date.

     (b) Effect of Failure to Timely File Claim or Request for Payment. Any request for payment of an Administrative Claim which is not filed by the applicable deadline set forth above shall be barred. Under no circumstance will the applicable deadlines set forth above be extended by order of the Court or otherwise. Any holders of Administrative Claims who are required to file a claim or request for payment of such Claims or expenses and who do not file such claims or requests by the applicable bar date shall be forever barred from asserting such Claims or expenses against the Debtor, any property of the Debtor or any distributions under the Plan.

     2.03 TAX CLAIMS. Unless otherwise agreed to by the parties, each holder of a Tax Claim will receive cash equal to the unpaid portion of such Tax Claim on or as soon as practical after the later of (i) the Effective Date, and (ii) the date on which such Claim becomes an Allowed Claim; provided, however, that at the option of the Reorganized Debtor, the Reorganized Debtor may pay Tax Claims over a period not exceeding six (6) years after the date of assessment of the Tax Claim as provided in subsection 1129(a)(9)(C) of the Bankruptcy Code.
If the Reorganized Debtor elects this option as to any Tax Claim, then the payment of such Tax Claim shall be made in equal semiannual installments with the first installment due on the latest of: (i) the Effective Date, (ii) 30 calendar days after the date on which an order allowing such Tax Claim becomes a Final Order, and (iii) such other time as may be agreed to by the holder of such Tax Claim and the Reorganized Debtor. Each installment shall include simple interest on the unpaid portion of such Tax Claim, without penalty of any kind, at the statutory rate of interest provided for such taxes under applicable nonbankruptcy law; provided, however, that the Reorganized Debtor shall reserve the right to pay any Tax Claim, or any remaining balance of such Tax Claim, in full, at any time on or after the Effective Date, without premium or penalty.

                                  ARTICLE III
          CLASSIFICATION OF CLAIMS AGAINST AND INTERESTS IN THE DEBTOR

     The classification of the Claims and Interests listed below shall be for all purposes, including voting, confirmation and distribution pursuant to the Plan. A Claim or Interest is in a particular class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied before the Effective Date; a Claim or Interest which is not an Allowed Claim or Interest is not in any class.


     3.01 CLASS 1 PRIORITY CLAIMS. Class 1 consists of all Priority Claims, not otherwise treated as unclassified in Article II above.

     3.02 CLASS 2 - SECURED CLAIMS. Class 2 consists of all holders of Secured Claims.

     3.03 CLASS 3 TRADE CLAIMS, CONSUMER LITIGATION CLAIMS, BENEFITS CLAIMS AND UNSECURED CLAIMS. Class 3 consists of all holders of Trade Claims, Consumer Litigation Claims, Benefits Claims and Unsecured Claims.


     3.04 CLASS 4 SENIOR DEBT CLAIMS. Class 4 consists of all holders of Senior Debt Claims.

     3.05 CLASS 5 SUBORDINATED NOTEHOLDER CLAIMS. Class 5 consists of all holders of Subordinated Notes.

     3.06 CLASS 6 INDEMNIFICATION CLAIMS. Class 6 consists of all holders of Indemnification Claims.

     3.07 CLASS 7A EQUITY INTERESTS. Class 7A consists of all holders of Old Common Stock.

     3.08 CLASS 7B SECURITIES FRAUD CLAIMS AND DIVIDEND CLAIMS. Class 7B consists of all holders of Securities Fraud Claims and Dividend Claims.


     3.09  CLASS 8 - OLD OPTIONS.  Class 8 consists of all holders of Old
Options.

     3.10  SUMMARY OF CLAIMS AND INTERESTS.

CLASS          DESCRIPTION                            STATUS
-----          -----------                            ------
Class 1        Priority Claims                        Unimpaired; deemed to have accepted
                                                      the Plan

Class 2        Secured Claims                         Unimpaired; deemed to have accepted
                                                      the Plan
Class 3        Trade Claims, Consumer Litigation      Unimpaired; deemed to have accepted
               Claims, Benefits Claims and            the Plan
               Unsecured Claims

Class 4        Senior Debt Claims                     Impaired; entitled to vote

Class 5        Subordinated Noteholder Claims         Impaired; entitled to vote

Class 6        Indemnification Claims                 Impaired; entitled to vote

Class 7A       Equity Interests                       Impaired; entitled to vote

Class 7B       Securities Fraud Claims and            Impaired; entitled to vote
               Dividend Claims

Class 8        Old Options                            Impaired; deemed to have rejected the
                                                      Plan

                                   ARTICLE IV
                 TREATMENT OF CLASSES UNIMPAIRED UNDER THE PLAN

     4.01 CLASS 1 PRIORITY CLAIMS. Allowed Class 1 Claims are Unimpaired. Unless otherwise agreed to by the parties, each holder of an Allowed Claim in Class 1 shall be paid the allowed amount of such Claim in full in cash on the later of (a) the Effective Date, and (b) the date such Claim becomes an Allowed Claim.

     4.02  CLASS 2  SECURED CLAIMS.  Allowed Class 2 Claims are Unimpaired.
Each Class 2 Claimant shall retain, unaltered, the legal, equitable and contractual rights, including, without limitation, any liens that secure such Allowed Claims, to which such Allowed Claim entitles Claimant; provided, however, that each Claimant holding an Allowed Claim in Class 2 may only exercise such rights and remedies with respect to the assets and property that secure such Allowed Claim, without recourse of any kind against the Debtor. Any Allowed Claim in Class 2 based on any deficiency claim by a Class 2 Claimant shall become, and shall be treated for all purposes under this Plan as an Allowed Trade Claim and shall be classified as a Class 3 Claim.

     4.03 CLASS 3 TRADE CLAIMS, CONSUMER LITIGATION CLAIMS, BENEFITS CLAIMS AND UNSECURED CLAIMS. Allowed Claims in Class 3 are Unimpaired. The legal, equitable and contractual rights of holders of Allowed Claims in Class 3 shall not be affected by the Reorganization Case, and each holder shall be entitled to payment of the full amount of its Allowed Claim in complete settlement, satisfaction and discharge of its Class 3 Claim.

                                   ARTICLE V
                 TREATMENT OF CLASSES IMPAIRED UNDER THE PLAN


     5.01 CLASS 4 SENIOR DEBT CLAIMS. Allowed Class 4 Claims are Impaired. Each holder of an Allowed Class 4 Claim shall receive, in complete settlement, satisfaction and discharge of its Class 4 Claim: (i) its pro rata share of Excess Cash; (ii) New Senior Secured Notes in the principal amount of 75% of its Net Senior Debt Claims; and (iii) its pro rata share of 9,500,000 shares of the New Common Stock.

     5.02 CLASS 5 SUBORDINATED NOTEHOLDER CLAIMS. Allowed Claims in Class 5 are Impaired. Each holder of an Allowed Claim in Class 5 shall receive, in complete settlement, satisfaction and discharge of its Class 5 Claims, its pro rata share of the New Junior Subordinated Notes.

     5.03 CLASS 6 INDEMNIFICATION CLAIMS. Allowed Indemnification Claims in Class 6 are Impaired. Each holder of an Allowed Indemnification Claim shall be entitled to (i) continue to assert such Claims against the Debtor to the extent of coverage under the Reliance Policies and (ii) the Debtor's cooperation in aiding the Class 6 Claimants in pursuing their rights under the Reliance Policies.

     5.04  CLASS 7A  EQUITY INTERESTS.  Interests in Class 7A are Impaired.
Each holder of an Allowed Equity Interest in Class 7A shall be enjoined from pursuing any Claim against the Debtor or Reorganized Debtor (including any Securities Fraud Claim) and, subject to Section 8.14, shall receive, in complete settlement, satisfaction and discharge of its Equity Interest, its pro rata share of (i) 500,000 shares of the New Common Stock and (ii) all of the New Warrants subject to the terms and conditions of the New Warrant Agreement.

     5.05 CLASS 7B SECURITIES FRAUD CLAIMS AND DIVIDEND CLAIMS. Claims in Class 7B are Impaired. Each holder of an Allowed Claim in Class 7B (as determined by procedures set forth in Section 8.15 and in the Class 7B Liquidating Trust Agreement attached as Exhibit U to the Disclosure Statement (the "Class 7B Liquidating Trust Agreement")) shall be enjoined from pursuing any Claim against the Debtor or Reorganized Debtor (including any Securities Fraud Claim) and, shall receive, in complete settlement, satisfaction and discharge of its Class 7B Claims, a share of the beneficial interests in the Class 7B Liquidating Trust. On the Effective Date, the Debtor shall transfer to the Class 7B Liquidating Trust: (i) $5 million in cash (to be deducted from the ending book cash balance of the Debtor on a consolidated basis); (ii) the Company KPMG Claims; and (iii) $250,000 in cash for fees and costs to be incurred in connection with the administration of the Class 7B Liquidating Trust.

     5.06 CLASS 8 OLD OPTIONS. Holders of Old Options are Impaired. The holders of Old Options shall receive no distributions under the Plan. On the Effective Date, all of the Old Options shall be cancelled and extinguished.

                                  ARTICLE VI
             GENERAL PROVISIONS REGARDING TREATMENT OF CLAIMS AND
                  INTERESTS AND DISTRIBUTIONS UNDER THE PLAN

     6.01 DISTRIBUTION DATE. Except as otherwise provided in the Plan, property to be distributed under the Plan to an Impaired Class (a) shall be distributed on or as soon as practicable after the Effective Date to each holder of an Allowed Claim of that Class that is an Allowed Claim as of the Effective Date, and (b) shall be distributed to each holder of an Allowed Claim of that Class that is allowed after the Effective Date, to the extent allowed, as soon as practicable after the order of the Court allowing the Claim becomes a Final Order. Property to be distributed under the Plan to a Class that is not Impaired or on account of an Administrative Claim shall be distributed on the latest of (i) the distribution dates specified in the preceding sentence, or
(ii) the date on which the distribution to the holder of the Claim would have been due and payable in the ordinary course of business or under the terms of the Claim in the absence of the Reorganization Case.

     6.02 DISTRIBUTION RECORD DATE--SENIOR DEBT CLAIMS AND SUBORDINATED NOTEHOLDER CLAIMS. As of the close of business on the Distribution Record Date, the respective transfer registers for the Senior Debt Claims and holders of Subordinated Note Claims as maintained by the Debtor, or their respective agents, shall be closed.

     6.03 EXCHANGE AGENT. The Debtor may designate an entity or entities to serve as Exchange Agent to distribute all the property to be distributed under the Plan, including, without limitation the delivery of the New Common Stock, the New Senior Secured Notes, and the New Junior Subordinated Notes and the New Warrants.

     6.04 SURRENDER OF INSTRUMENTS AND RECEIPT OF DISTRIBUTIONS--SENIOR DEBT CLAIMS AND SUBORDINATED NOTEHOLDER CLAIMS. As a condition to participation under the Plan, each holder of a Senior Debt Claim or a Subordinated Noteholder Claim is required to provide evidence of the securities evidencing the Senior Debt Claims and Subordinated Noteholders Claims ("Old Securities") by (i) completing and returning a Letter of Transmittal to the Exchange Agent, together with certificates (to the extent such exist) representing their Old Securities (the "Tendered Certificates"), or (ii) completing the book-entry confirmation procedure, promptly after the Confirmation Date. Holders of Senior Debt Claims relating to commercial paper need not tender any certificates, as no such certificates exist evidencing the commercial paper. Promptly following the Effective Date, the Exchange Agent will mail to those persons who have properly completed and returned Letters of Transmittal and Tendered Certificates or completed the book-entry confirmation procedure, certificates representing the New Senior Secured Notes, the New Junior Subordinated Notes and/or the New Common Stock to be issued in accordance with the Plan. HOLDERS OF OLD SECURITIES WHO HAVE NOT PROPERLY COMPLETED AND RETURNED TO THE EXCHANGE AGENT LETTERS OF TRANSMITTAL OR COMPLETED THE BOOK-ENTRY CONFIRMATION PROCEDURE WITHIN TWO YEARS OF THE EFFECTIVE DATE, TOGETHER WITH THE TENDERED CERTIFICATES, WILL NOT RECEIVE THE CERTIFICATES OR CASH TO WHICH THEY ARE OTHERWISE ENTITLED PURSUANT TO THE PLAN NOR WILL THEY BE ENTITLED TO ANY OTHER DISTRIBUTION UNDER THE PLAN. The Debtor selected two years as opposed to the five year period permitted (but not required) under section 1143 of the Bankruptcy Code because the securities mature in less than five years and the Debtor believes that the cost and expense of establishing an escrow fund for delinquent tenders outweighs the risk that substantial holders of Old Securities will fail to surrender their certificates within one year.

     Book-Entry Transfer. The Exchange Agent will establish an account with respect to the Old Securities at DTC. Any tendering financial institution that is a participant in DTC's book-entry transfer facility system must make a book-entry delivery of the Old Securities by causing DTC to transfer such Old Securities into the Exchange Agent's account at DTC in accordance with DTC's Automated Tender Offer Program ("ATOP") procedures for transfers. Such holder of Old Securities using ATOP should transmit its acceptance to DTC on or prior to the Expiration Date (or comply with the guaranteed delivery procedures set forth below), DTC will verify such acceptance, execute a book-entry transfer of the tendered Old Securities Notes into the Exchange Agent's account at DTC and then send to the Exchange Agent confirmation of such book-entry transfer, including an agent's message confirming that DTC has received an express acknowledgment from such holder that such holder has received and agrees to be bound by the Letter of Transmittal and that the company may enforce the Letter of Transmittal against such holder (a "book-entry confirmation").

     A beneficial owner of Old Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial owner wishes to participate.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     Letters of Transmittal. Signatures on a Letter of Transmittal must be guaranteed by an Eligible Institution (as defined below), unless the Old Securities tendered pursuant thereto are tendered for the account of an Eligible Institution. If signatures on a Letter of Transmittal are required to be guaranteed, such guarantees must be by a member firm of a registered national securities exchange in the United States, a member of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or a correspondent in the United States (each of which is an "Eligible Institution"). If Old Securities are registered in the name of a person other than the person signing the Letter of Transmittal, in order to be validly tendered, the Old Securities must be endorsed or accompanied by properly completed power of authority, with signature guaranteed by an Eligible Institution.

     Holders of Old Securities who are not holders of record should:

          (i) obtain a properly completed Letter of Transmittal (or facsimile thereof) from the record holder,

          (ii) obtain and include with the Letter of Transmittal a properly competed stock or bond power, as the case may be, from the record holder, or

          (iii) effect a record transfer of their Old Securities prior to delivery of the Letter of Transmittal.

     If a holder desires to tender Old Securities pursuant to the Letter of Transmittal but is unable to locate the Tendered Certificates, such holder should write to or telephone the Exchange Agent about procedures for obtaining replacement certificates for Old Securities or arranging for indemnification.

     ALL QUESTIONS AS TO THE VALIDITY, FORM, ELIGIBILITY (INCLUDING TIME OF RECEIPT), AND ACCEPTANCE OF BALLOTS, LETTERS OF TRANSMITTAL AND TENDERED CERTIFICATES WILL BE RESOLVED BY THE DEBTOR, WHOSE DETERMINATION WILL BE FINAL AND BINDING, SUBJECT ONLY TO REVIEW BY THE COURT UPON APPLICATION WITH DUE NOTICE TO ANY AFFECTED PARTIES IN INTEREST. THE DEBTOR RESERVES THE RIGHT TO REJECT ANY AND ALL BALLOTS, LETTERS OF TRANSMITTAL AND TENDERED CERTIFICATES NOT IN PROPER FORM, OR LETTERS OF TRANSMITTAL AND TENDERED CERTIFICATES, THE DEBTOR'S ACCEPTANCE OF WHICH WOULD, IN THE OPINION OF THE DEBTOR OR ITS COUNSEL, BE UNLAWFUL.

     6.05 DISTRIBUTION RECORD--OLD COMMON STOCK. At the close of business on the Distribution Record Date, the transfer ledgers for the Old Common Stock shall be closed, and there shall be no further changes in the record holders of the Old Common Stock. The Debtor shall have no obligation to recognize any transfer of the Old Common Stock occurring on or after the Distribution Record Date. The Debtor shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date.

     As a condition to participation under the Plan, each holder of a Equity Interest is required to provide evidence of the securities evidencing the Equity Interest ("Old Securities") by (i) completing and returning a Letter of Transmittal to the Exchange Agent, together with certificates (to the extent such exist) representing their Old Securities (the "Tendered Certificates"). Promptly following the Effective Date, the Exchange Agent will mail to those persons who have properly completed and returned Letters of Transmittal and Tendered Certificates, certificates representing the New Common Stock and New Warrants to be issued in accordance with the Plan. HOLDERS OF OLD SECURITIES WHO HAVE NOT PROPERLY COMPLETED AND RETURNED TO THE EXCHANGE AGENT LETTERS OF TRANSMITTAL WITHIN TWO YEARS OF THE EFFECTIVE DATE, TOGETHER WITH THE TENDERED CERTIFICATES, WILL NOT RECEIVE THE CERTIFICATES TO WHICH THEY ARE OTHERWISE ENTITLED PURSUANT TO THE PLAN NOR WILL THEY BE ENTITLED TO ANY OTHER DISTRIBUTION UNDER THE PLAN. The Debtor selected two years as opposed to the five year period permitted (but not required) under section 1143 of the Bankruptcy Code because the securities mature in less than five years and the Debtor believes that the cost and expense of establishing an escrow fund for delinquent tenders outweighs the risk that substantial holders of Old Securities will fail to surrender their certificates within one year.

     Letters of Transmittal. Signatures on a Letter of Transmittal must be guaranteed by an Eligible Institution (as defined below), unless the Old Securities tendered pursuant thereto are tendered for the account of an Eligible Institution or such signature guarantee if not otherwise required by applicable law. If signatures on a Letter of Transmittal are required to be guaranteed, such guarantees must be by a member firm of a registered national securities exchange in the United States, a member of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or a correspondent in the United States (each of which is an "Eligible Institution"). If Old Securities are registered in the name of a person other than the person signing the Letter of Transmittal, in order to be validly tendered, the Old Securities must be endorsed or accompanied by properly completed power of authority, with signature guaranteed by an Eligible Institution.

     Holders of Old Securities who are not holders of record should:

          (i) obtain a properly completed Letter of Transmittal (or facsimile thereof) from the record holder,

          (ii) obtain and include with the Letter of Transmittal a properly competed stock or bond power, as the case may be, from the record holder, or

          (iii) effect a record transfer of their Old Securities prior to delivery of the Letter of Transmittal.

     If a holder desires to tender Old Securities pursuant to the Letter of Transmittal but is unable to locate the Tendered Certificates, such holder should write to or telephone the Exchange Agent about procedures for obtaining replacement certificates for Old Securities or arranging for indemnification.

     ALL QUESTIONS AS TO THE VALIDITY, FORM, ELIGIBILITY (INCLUDING TIME OF RECEIPT), AND ACCEPTANCE OF BALLOTS, LETTERS OF TRANSMITTAL AND TENDERED CERTIFICATES WILL BE RESOLVED BY THE DEBTOR, WHOSE DETERMINATION WILL BE FINAL AND BINDING, SUBJECT ONLY TO REVIEW BY THE COURT UPON APPLICATION WITH DUE NOTICE TO ANY AFFECTED PARTIES IN INTEREST. THE DEBTOR RESERVES THE RIGHT TO REJECT ANY AND ALL BALLOTS, LETTERS OF TRANSMITTAL AND TENDERED CERTIFICATES NOT IN PROPER FORM, OR LETTERS OF TRANSMITTAL AND TENDERED CERTIFICATES, THE DEBTORS ACCEPTANCE OF WHICH WOULD, IN THE OPINION OF THE DEBTOR OR ITS COUNSEL, BE UNLAWFUL.

     6.06  Accrual of Interest.  Pursuant to the terms of the New Senior Secured
Note Indenture and the New Junior Subordinated Note Indenture, interest on the New Senior Secured Notes and the New Junior Subordinated Notes shall begin to accrue at the respective rates set forth in the New Senior Secured Notes and the New Junior Subordinated Notes on the ninety-first day following the Petition Date and shall be payable as set forth therein, respectively.

     6.07 Unclaimed Distributions. If any holder of a Claim or Interest entitled to a distribution directly from the Exchange Agent under the Plan cannot be located on the Effective Date, such distributions shall be set aside and maintained by the Exchange Agent. If such person is located within two years of the Effective Date, such distributions shall be distributed to such person. If such person cannot be located within two years of the Effective Date, any such securities shall become the property of and shall be released to the Reorganized Debtor; provided, however, that nothing contained in this Plan shall require the Reorganized Debtor to attempt to locate such person.

     6.08 TAX PROVISIONS. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or other exchange of a security, or the making or delivery of an instrument of transfer under the Plan shall not be taxed under any state or local law imposing a stamp tax, transfer tax, or similar tax or fee.

     6.09 SETOFFS. Except with respect to Senior Debt Claims, the Debtor may, but shall not be required to, setoff against any Claim (for purposes of determining the allowed amount of such Claim on which distribution shall be made), any claims of any nature whatsoever that the Debtor may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor of any such claim the Debtor may have against such claimant.

                                  ARTICLE VII
             PROVISIONS FOR TREATMENT OF DISPUTED, CONTINGENT AND
                UNLIQUIDATED CLAIMS AND ADMINISTRATIVE EXPENSES

     7.01 Characterization of Disputed Claims. Except for Class 7B Claims for which Requests for Allowance must be filed on or before the Class 7B Bar Date and which will be allowed or disallowed pursuant to the procedures set forth in
Section 8.15 and in the Class 7B Liquidating Trust Agreement, pursuant to subsection 1111(a) of the Bankruptcy Code, a proof of a Claim is deemed filed under section 501 of the Bankruptcy Code if that Claim is included in the schedules filed under section 1106(a)(2) of the Bankruptcy Code, except if the Claim is scheduled as disputed, contingent, or unliquidated. Such a disputed, contingent, or unliquidated claim must be asserted by its holder, or an indenture trustee representing such holder, by the timely filing of a proof of claim. If a proof of claim is not filed in a timely manner, the Claim may be deemed to be disallowed.

     7.02 RESOLUTION OF CONTESTED CLAIMS AND INTERESTS. The Debtor shall have the right to object to and contest the allowance of any Claim or Interest Filed or deemed Filed with the Court, whether or not such Claim was scheduled as disputed, contingent or unliquidated. The Senior Debt Claims shall be deemed allowed.

                                 ARTICLE VIII
                          IMPLEMENTATION OF THE PLAN

     8.01 CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS IN THE REORGANIZED DEBTOR. The Debtor shall, as the Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all powers of a corporation under the laws of the State of Delaware and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. Except as otherwise expressly provided in the Plan on the Confirmation Date, the Reorganized Debtor shall be vested with all of the property of the Estate free and clear of all claims, liens, encumbrances, charges and other interests of creditors and equity security holders, and may operate its business free of any restrictions imposed by the Bankruptcy Code or by the Court, including, without limitation, any contracts or leases entered into or assumed by the Debtors after the Petition Date; provided, however, that the Reorganized Debtor shall continue as a debtor in possession under the Bankruptcy Code until the Effective Date, and thereafter, subject to the terms of this Plan, the Reorganized Debtor may operate its business free of any restriction imposed by the Bankruptcy Code or the Court.

     8.02 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION. On the Effective Date, the Reorganized Debtor shall file its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware in accordance with Section 103 of the Delaware General Corporation Law. The Amended and Restated Certificate of Incorporation will, among other things, provide (to the extent necessary to effectuate the terms of the Plan) for (i) the prohibition of the issuance of non-voting equity securities, and (ii) the authorization of 25,000,000 shares of the New Common Stock, and which encompasses the shares to be issued upon exercise of the New Warrants; the shares to be issued upon the exercise of stock options granted for the establishment of a stock option plan for management of the Reorganized Debtors. Confirmation of the Plan shall constitute an election by the Debtor not to be governed by Section 203 of the Delaware General Corporation Law.

     8.03 AMENDED AND RESTATED BY-LAWS. The Reorganized Debtor shall adopt and effect the Amended and Restated By-laws in accordance with Section 109 of the Delaware General Corporation Law.

     8.04 NEW SECURITIES. On the Effective Date, the Reorganized Debtor (i) shall issue, in accordance with the provisions of Article V, the New Senior Secured Notes, the New Junior Subordinated Notes, the New Common Stock and the New Warrants, and (ii) shall execute and deliver the New Collateral Documents, the New Indentures, and the New Warrant Agreement. In addition, the Nondebtor Subsidiaries will issue the Subsidiaries Guaranty Agreement and the Subsidiaries Security Agreement.

     8.05 SETTLEMENT AND COMPROMISE. On the Effective Date, in exchange for the D&O Company Release:

           (i) the Debtor shall create the Indemnification Settlement Fund, to be established and administered in accordance with the provisions of the Confirmation Order;

           (ii) the Debtor shall create the Outside Directors Reserve, to be established as a segregated escrow account in accordance with the provisions of the Confirmation Order;

           (iii) the Debtor shall assume the indemnification obligations set forth in Section 12.03, subject to the limits stated therein; and

           (iv)  the Debtor shall give the release set forth in Section 11.03.

     The entry of the Confirmation Order shall constitute the Court's finding that such compromise or settlement is in the best interest of the Debtor, and is fair, equitable and reasonable and that it is made in good faith.


     8.06 CANCELLATION OF SECURITIES AND AGREEMENTS. Except as expressly provided in the Plan or in the Confirmation Order, on the Effective Date, the Debtor's commercial paper, short-term notes, senior notes, the Gulfco notes, Subordinated Notes, Old Common Stock, options, shareholder's rights plans and all the documentation relating thereto shall be cancelled and all obligations of the Debtor under or in respect of any of the foregoing shall be terminated.

     8.07 MANAGEMENT OF THE REORGANIZED DEBTOR. Upon the Effective Date, the operation of the Reorganized Debtor shall become the general responsibility of the board of directors who shall, thereafter, have the responsibility for the management, control and operation of the Reorganized Debtor. The board of directors of the Reorganized Debtor shall be comprised of eleven (11) persons, seven of whom will be designated by the Creditors' Committee, one of whom shall be the new CEO, two of whom shall be nominated by the new CEO and shall be reasonably acceptable to the Creditors' Committee, and one of whom will be nominated by the Equity Holders' Committee and shall be reasonably acceptable to the Creditors' Committee and the new CEO. The identity of each of the nominees shall be announced prior to hearing on the Confirmation Date of the Plan. Such persons shall be deemed elected pursuant to the Confirmation Order, and such elections shall be effective on and after the Effective Date, without any requirement of further action by stockholders of the Reorganized Debtor. The initial chairman of the board of directors of the Reorganized Debtor shall be chosen by the board of directors of the Reorganized Debtor after the Effective Date. Upon the Effective Date, the Employment Agreement shall be executed and delivered by the Reorganized Debtor and the new CEO and shall then become effective.

     8.08 OFFICERS. On the Effective Date, the existing officers of the Reorganized Debtor shall be retained and shall remain as officers and shall continue to serve until such time as they may resign, be removed or replaced by the board of directors of the Reorganized Debtor.

     8.09 SATURDAY, SUNDAY OR LEGAL HOLIDAY. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

     8.10 OTHER DOCUMENTS AND ACTIONS. The Debtor and the Reorganized Debtor may execute such documents and take such other action as is necessary to effectuate the transactions provided for in the Plan.

     8.11 CORPORATE ACTIONS. The issuance of the New Common Stock and the New Warrants, the adoption of the Amended and Restated Certificate of Incorporation and By-laws by the Reorganized Debtor, the selection of certain directors and officers of the Reorganized Debtor, the execution and delivery of any documents to be executed and delivered under the Plan (including the Employment Agreement), and other matters under the Plan involving the corporate structure of the Debtor or corporate action by the Debtor shall be deemed to have occurred and be effective on and after the Effective Date without any requirement of further action by stockholders or directors of the Debtor pursuant to and in accordance with Section 303 of the Delaware General Corporation Law. Without limiting the foregoing, upon entry of the Confirmation Order by the Clerk of the Court, the Filing by the Debtor or the Reorganized Debtor of the Amended and Restated Certificate of Incorporation and By-laws shall be authorized and approved in all respects. On the Effective Date, or as soon thereafter as is practicable, pursuant to applicable state law, the Reorganized Debtor shall file with the applicable state governmental agencies or offices the respective Certificates of Incorporation and By-laws.

     8.12 REGISTRATION RIGHTS. The Reorganized Debtor shall use its reasonable best efforts to register the New Senior Secured Notes, New Junior Subordinated Notes and the New Common Stock pursuant to the Registration Rights Agreement.

     8.13 LISTING OF THE NEW COMMON STOCK AND WARRANTS. The Reorganized Debtor shall use its reasonable best efforts to list each series of the New Warrants and the New Common Stock on the Nasdaq National Market.

     8.14 FRACTIONAL SHARES - DISTRIBUTION OF NEW COMMON STOCK AND NEW WARRANTS. No fractional shares of New Common Stock or New Warrants shall be distributed under the Plan. Rather, Interests that would otherwise receive a fractional share or Warrant shall be treated as follows:

     (a) On the date of final distribution of New Common Stock to the holders of Class 7A Equity Interests, the aggregate of all fractional shares of New Common Stock that would otherwise be distributed to such persons shall instead be placed in a separate pool (hereinafter, the "Fractional New Common Stock Pool"). All holders of Allowed Equity Interests entitled to a fractional interest in New Common Stock shall be placed on a list (the "New Common Stock Distribution List") in descending order according to the size of the fractional interest in the New Common Stock to which each such holder is entitled. In the event two or more holders of Allowed Equity Interests are entitled to the same fractional interest (rounded to six decimal places) in New Common Stock, their relative ranking on the New Common Stock Distribution List shall be determined by lot. Based upon the New Common Stock Distribution List, a whole share of New Common Stock shall be distributed to holders entitled to the largest fractions of New Common Stock until all of the whole shares of New Common Stock in the Fractional New Common Stock Pool shall have been distributed. The fractional New Common Stock shall be carried to six decimal places, with the number five
(5) being rounded down.

     (b) On the date of the final distribution of New Warrants to the holders of Class 7A Equity Interests, the aggregate of all fractional New Warrants that would otherwise be distributed to such persons shall instead be placed in a separate pool (hereinafter, the "Fractional New Warrants Pool"). All holders of Allowed Interests entitled to a fractional interest in New Common Stock shall be placed on a list (the "New Warrants Distribution List") in descending order according to the size of the fractional interest in the New Warrants to which each such holder is entitled. In the event two or more holders of Allowed Equity Interests are entitled to the same fractional interest (rounded to six decimal places) in New Warrants, their relative ranking on the New Warrants Distribution List shall be determined by lot. Based upon the New Warrants Distribution List, a whole New Warrant shall be distributed to holders entitled to the largest fractions of New Warrants until all of the whole New Warrants in the Fractional New Warrants Pool shall have been distributed. The fractional New Warrants shall be carried to six decimal places, with the number five (5) being rounded down.

     8.15  Administration of the Class 7B Liquidating Trust.  On the Effective
Date: (i) the Debtor shall duly execute two originals of the Class 7B Liquidating Trust Agreement, a copy of which is attached to the Disclosure Statement as Exhibit U, (ii) deliver one signed original thereof to the Trustees identified below, thereby establishing a trust which shall be known as the Class 7B Liquidating Trust, and (iii) file one fully executed original of the Class 7B Liquidating Trust Agreement with the clerk of the Court.

     The provisions of the Class 7B Liquidating Trust Agreement are incorporated into the Plan, as if the same were fully set forth herein. The operation of the Class 7B Liquidating Trust shall be governed by the provisions of the Class 7B Liquidating Trust Agreement and this Section 8.15 of the Plan. Reference should be made to the Class 7B Liquidating Trust Agreement for a complete statement of the terms and conditions governing the operation of the Class 7B Liquidating Trust and the administration of the assets of the Class 7B Liquidating Trust since not all of such terms and conditions are set forth in this Section 8.15. It is the intent of the Plan that the provisions of the Class 7B Liquidating Trust Agreement shall be consistent with the provisions of this Section 8.15 of the Plan. To the extent, if any, that the provisions of the Class 7B Liquidating Trust Agreement and the provisions of this Section 8.15 of the Plan may be inconsistent, the provisions of this Section 8.15 of the Plan shall govern.

     The Trustees.  Initially the current members of the Securities Claimants'
     ------------
Committee shall serve as Trustees. The Trustees shall serve for the duration of the Class 7B Liquidating Trust, subject to earlier death, resignation, mandatory disqualification, or removal. If at any time subsequent to the Effective Date there are less than three (3) Trustees, within ten (10) days thereof the remaining Trustees shall elect a successor Trustee or Trustees, subject to the Court's approval. For purposes of the Class 7B Liquidating Trust Agreement, "mandatory disqualification" of a Trustee will occur in the event that the Class 7B Claim asserted by such Trustee is disallowed in its entirety or is allocated a distribution in an amount less than Fifteen Thousand Dollars ($15,000), whether by virtue of a consensual allowance/allocation approved by the Court or a decision by the Arbitrator.

     Initial Trust Assets.  On the Effective Date, the Reorganized Debtor shall
     --------------------
transfer and assign to the Class 7B Liquidating Trust, to be held in trust, for the holders of Allowed Class 7B Claims all of the Debtor's, the

Reorganized Debtor's, and the Estate's rights, title, and interest in and to all of the following (collectively, the "INITIAL TRUST ASSETS"): (a) the sum of Five Million Dollars ($5,000,000) in cash which sum shall be transferred pursuant to the wire transfer instructions provided by the Securities Claimant's Committee; and (b) the Company KPMG Claims, as that term is defined above in Article I.A. of the Plan, together with complete and exclusive control of the prosecution and/or settlement of the Company KPMG Claims and (c) $250,000 in cash for fees and costs to be incurred in connection with the administration of the Class 7B Liquidating Trust. The Company KPMG Claims and attendant prosecution rights shall be deemed to be assets of the Class 7B Liquidating Trust as of the Effective Date. Upon delivery of the distributions to the Class 7B Liquidating Trust required to be made by the Debtor pursuant to Section 5.05 and this paragraph, the Debtor and the Reorganized Debtor shall have no obligation or liability to the Trust or any of the Beneficiaries of the Trust, other than to cause the claims administrator to forward Requests for Allowance to the Class 7B Claims Administrator and to cooperate with the Trustees, as set forth in Section
2.04 of the Class 7B Liquidating Trust, in the prosecution of the Company KPMG Claims.

     Subsequent Trust Assets.  In addition to the Initial Trust Assets, other
     -----------------------
assets may be transferred to the Class 7B Liquidating Trust. These assets may and shall include any proceeds received by the Class 7B Liquidating Trust as a result of the Company KPMG Claims as well as any proceeds or claims received by the Class 7B Liquidating Trust pursuant to the settlement agreement which is attached as Exhibit T to the Disclosure Statement ("Class Settlement Agreement") or otherwise pursuant to the Plan or agreements implementing the Plan. All assets transferred to the Class 7B Liquidating Trust which are not included within the definition of the Initial Trust Assets are referred to herein as the "Subsequent Trust Assets." The Initial Trust Assets and the Subsequent Trust Assets are collectively referred to herein as the "Trust Assets."

     Powers of Trustees.  Pursuant to the Class 7B Liquidating Trust Agreement,
     ------------------
the Trustees will have the power and authority to do, among other actions, the following:

     A. Receive and hold the Trust Assets and invest the same, from time to time, in accordance with the parameters set forth in the Class 7B Liquidating Trust Agreement;

     B. Take such actions on behalf of the Class 7B Liquidating Trust as may be required in connection with the Class Settlement Agreement;

     C. Devise, implement, supervise, modify, and administer procedures for the allowance of Class 7B Claims and the allocation of the assets of the Class 7B Liquidating Trust among the holders of Allowed Class 7B Claims, subject to the limitations imposed by Class 7B Liquidating Trust Agreement or the Plan;

     D. Utilize and distribute the Trust Assets to satisfy Allowed Class 7B Claims in accordance with procedures set forth in the Class 7B Liquidating Trust Agreement and the Plan;

     E. Hire such employees, administrative personnel or claims administrators and engage such legal, financial, accounting, investment, and other advisors, custodians of assets, including without limitation the Arbitrator and a Mediator, if any, as those terms are defined in the Class 7B Liquidating Trust Agreement, and agents as the business of the Class 7B Liquidating Trust requires, and to delegate to such Persons such powers, authority, and discretion as the Trustees in their discretion deem advisable or necessary to carry out the terms of the Class 7B Liquidating Trust (this provision E. is not intended to, and shall not, include the hiring of any legal, financial, accounting, or any other type of advisors or experts, by any Class 7B claimant or group of Class 7B claimants for purposes of proving a Claim, defending objections thereto, or asserting objections thereto);

     F. Compensate, utilizing the Trust Assets, such employees, legal, financial, accounting, investment, and other advisors, and agents, described in
E. above, provided, however, that accountants, lawyers, and investment advisors engaged by the Trustees on behalf of the Class 7B Liquidating Trust to represent interests of the Class 7B Liquidating Trust shall be compensated only with the approval of the Court after such notice and hearing as the Court may require (this provision F is not intended to, and shall not, include the utilization of any Trust Assets to compensate any legal, financial, accounting, or any other type of advisors or experts, retained by any Class 7B claimant, any group of Class 7B claimants, any individual members of the Securities Claimants' Committee, or individual Trustees for the purpose(s) of representing their own respective interests);

     G. Make such decisions as they may deem appropriate, and in accordance with the voting procedures set forth in Section 4.03 of the Class 7B Liquidating Trust Agreement, in connection with the prosecution, non-prosecution, or resolution of the Company KPMG Claims or claims constituting Trust Assets; and

     H. Apply to the Court for instructions to the Trustees as they may deem proper or necessary in connection with the administration of the Class 7B Liquidating Trust or the performance of their duties.

     Except as otherwise provided by applicable law: (i) no Trustee shall be liable to the Class 7B Liquidating Trust or to any Person holding a Class 7B Claim, except for his, her, or its own willful misconduct; and (ii) except to the extent any act or failure to act on the part of a Trustee shall constitute willful misconduct; (a) no Trustee shall be liable for any act or omission of any Co-Trustee or any officer, agent, or employee of the Class 7B Liquidating Trust; (b) the Trustees shall be entitled to rely upon the advice of counsel or other advisors to the Class 7B Liquidating Trust or the Trustees, reports prepared by the Class 7B Claims Administrator, and information provided by any other Person employed by the Class 7B Liquidating Trust; and (c) all actions taken and determinations made by the Trustees, unless otherwise expressly provided in the Class 7B Liquidating Agreement, the Plan, or an order of the Court, shall be final and binding upon all Persons having any interest in the Class 7B Liquidating Trust.

     Each Trustee shall be reimbursed by the Class 7B Liquidating Trust for his, her, or its reasonable expenses incurred in the performance of his, her, or its duties ad Trustee under the Class 7B Liquidating Trust Agreement, provided that any request for such reimbursement is approved by the Court after such notice and hearing as the Court may require, and provided, further, that any legal fees and costs incurred by an individual Trustee, or any other Class 7B claimant, on its own account and not on behalf of the Class 7B Liquidating Trust shall not be paid from Trust Assets but shall be paid from the allocation such Trustee or Class 7B claimant receives pursuant to the allowance/allocation procedures set forth in the Class 7B Liquidating Trust Agreement.

     Company KPMG Claims-Other Claims Constituting Subsequent Trust Assets.  The
     ---------------------------------------------------------------------
Debtor will use its best efforts to obtain a tolling of the statute of limitations for the Company KPMG Claims until sixty (60) days after the allowance and allocation process set forth below and in the Class 7B Liquidating Trust Agreement has become final. Thereafter, control and all decisions regarding the Company KPMG Claims or other claims constituting Subsequent Trust Assets, including without limitation the filing (or non-filing), prosecution, and settlement thereof, shall be made by the vote of the representative(s) of the holders of Allowed Class 7B Claims holding at least a majority in dollar amount of all Allowed Class 7B Claims (singly a "REPRESENTATIVE" or collectively "REPRESENTATIVES") which Representative(s) may be, but is/are not required to be, a Trustee or Trustees of the Class 7B Liquidating Trust, provided, however, that any decision (i) to release, or (ii) to settle the Company KPMG Claims or claim constituting a Subsequent Trust Asset, in whole or in part, or (iii) to dismiss such claims, if suit has been filed, shall be submitted to the Court for approval after notice and hearing as the Court may require, and provided, further, that all proceeds recovered, if any, as a result of the resolution of the Company KPMG Claims or claims constituting Subsequent Trust Assets shall remain Trust Assets and be distributed in accordance with Section 6.04 of the Class 7B Liquidating Trust Agreement, all of which remains subject to the judgment reduction provisions contained within the Class Settlement Agreement. The Representative(s) shall provide status reports to the Trustees no less frequently than semi-annually regarding actions taken and decisions made with respect to the Company KPMG Claims and claims constituting Subsequent Trust Assets.

     Procedures for Claims' Allowance and Allocation.
     -----------------------------------------------

     Request for Allowance/Allocation.  In connection with confirmation of the
     --------------------------------
Plan, the Debtor shall seek approval of the Court for the form of notice to be sent to parties who may hold Claims in Class 7B ("Notice"), as well as the form, the timing, and the place for publication of such notice, and shall cause such notice to be sent and published as ordered by the Court. Prior to seeking such approval from the Court, the Debtor shall obtain the review and approval from the Securities Claimants' Committee of the forms of notice and the place for publication hereof. The forms of notice, among other things, shall advise Class 7B claimants that to be eligible to participate in the consensual allowance process described below or obtain any allocation or distribution from the Class 7B Liquidating Trust, they, or their representatives (if they are a member of a class described in a class action pending against the Debtor on the Petition Date or are individual holders of Class 7B claims whose claims arise from their purchase of Old Common Stock before January 29, 1997 and who continue to hold such Old Common Stock as of the Distribution Record Date (the "Old and Cold Holders")) must submit a Request for Allowance/Allocation prior to the date set forth below and in accordance with procedures set forth below. In addition, the Notice shall advise Class 7B Claimants that if they are members of a group included within the Class set forth in the Notice: (1) there is no need to take any affirmative steps or submit any information at this time to participate in the partial settlement, (2) their rights are already being represented in the allowance process by the designated counsel for the group in which the class member's claim falls, (3) a representative of that group will be permitted to file a Request for Allowance on behalf of that entire group, (4) counsel for the designated class representative of each group within the class receiving an allocation from the settlement fund will, subject to approval of the court in which the claims asserted by that group were initiated, issue a supplemental Notice to members of the group which will provide information regarding the outcome of the allocation procedure, the estimate of the average per share recovery that will be achieved by members of the group as a result of the settlement, and (5) the plan of allocation approved by the court pursuant in which the proceeds of the settlement will be ultimately distributed to members of the group.

     Date before which Request for Allowance/Allocation must be Filed.  In
     ----------------------------------------------------------------
addition to the provisions which the Court may require, the notice shall notify such parties that in order to be eligible for any allocation or distribution from the Class 7B Liquidating Trust, (i) they (or their representatives if they are either a member of a class described in a class action pending against the Debtor on the Petition Date or an Old and Cold Holder) must file a Request for Allowance/Allocation in the form approved by the Court (a "REQUEST FOR ALLOWANCE") with the Claims Center on or before April 9, 1999. For purposes of the filing of a Request for Allowance, a representative of a class may include the class representative, or if the class has not been certified or no such representative has been appointed, lead counsel for plaintiffs in such class action. For purposes of the filing of a Request for Allowance except to the extent that the Court determines at the time of the confirmation of the Plan that the interests of the Old and Cold Holders are represented in pending class actions, a representative of the Old and Cold Holders shall be approved by the Court at the time of confirmation of the Plan and may file a Request for Allowance on behalf of the class of Old and Cold Holders.

     Evidence to Accompany Request for Allowance.  Any Request for Allowance
     -------------------------------------------
filed on behalf of an individual holder of a Class 7B Claim shall be accompanied by true and correct copies of confirmations, brokerage account statements, or other sufficient evidence of: (i) the date(s) of purchase(s), (ii) the purchase price(s), (iii) the date(s) of sale(s), (iv) the sale price(s), and (v) the number of shares of stock purchased or sold on such date(s) and at such price(s). Any Request for Allowance filed on behalf of a class of holders of Class 7B Claims or by the representative of the Old and Cold Holders shall be accompanied by evidence sufficient to allow the Arbitrator described below to determine the basis for an award with respect to allowance and/or allocation of the Class 7B Claims contained in such class.

     No Priority; No Automatic Allowance.  The filing of a Request for Allowance
     -----------------------------------
will not automatically result in the allowance of the Class 7B Claim described therein. No Allowed Class 7B Claim shall be afforded any priority over any other Allowed Class 7B claim in distribution. All Claims for which a Request for Allowance is filed shall be subject to objection and the claims allowance and allocation process in accordance with the procedures established by the Trustees.

     Forwarding Requests for Allowance.  As soon as practicable after April 9,
     ---------------------------------
1999, the Reorganized Debtor shall cause the Claims Center to forward copies of all Requests for Allowance filed on behalf of claimants asserting a right to be included in Class 7B to the Trustees, c/o the Class 7B claims administrator selected by the Securities Claimants' Committee (the "CLASS 7B CLAIMS ADMINISTRATOR"). Prior to or on the Confirmation Date, the Securities Claimants' Committee will select the Class 7B Claims Administrator and provide notice of the selection to the Debtor, the United States Trustee, counsel for the Creditors' Committee, and counsel for the Equity Committee.

     Selection of Arbitrator.  Prior to or on the Confirmation Date, the
     -----------------------
Securities Claimants' Committee (i) will select an arbitrator (the "ARBITRATOR") to serve in connection with allowance of Class 7B Claims and the allocation of the Trust Assets among the various classes of claimants represented in class actions which were pending against the Debtor on the Petition Date and other holders of Allowed Claims in Class 7B, and (ii) will provide notice of the selection to the Debtor, the United States trustee, counsel for the Unsecured Creditors' Committee, and counsel for the Equity Committee. At confirmation of the Plan, the selection of the Arbitrator will be presented to the Court for approval. The reasonable expenses of the Arbitrator as well as such fees as may be agreed upon between the Arbitrator and the Trustees in writing shall be paid first from the funds provided by this Section 8.15 of the Plan and, if such funds have been exhausted, then from the Trust Assets. The arrangements relating to the compensation and reimbursement of the Arbitrator will be presented to the Court for approval at the hearing on confirmation of the Plan.

     Allowance/Allocation/Arbitration Procedures.  Within fifteen (15) days of
     -------------------------------------------
the Confirmation Date, the Trustees shall establish: (i) a procedure for resolving, on a consensual basis, the allowance of Class 7B Claims and allocation of Trust Assets among holders of the Allowed Class 7B Claims, and
(ii) a process for the arbitration of allowance of Class 7B Claims and allocation of Trust Assets among holders of the Allowed Class 7B Claims in the event that there is no resolution on a consensual basis. If the Trustees determine that the services of a mediator (a "MEDIATOR") would be of assistance in the efforts to attain a consensual allowance ad allocation, they may engage a Mediator for that purpose.

     Consensual Allowance and Allocation.  If, as a result of the efforts of the
     -----------------------------------
Trustees, a Mediator if any, and any claimants who indicated on their Request for Allowance a desire to provide input regarding a consensual allowance, a proposal with respect to a consensual allowance of Class 7B Claims and allocation of Trust Assets on account of such Claims is accepted by a unanimous vote of the Trustee then in office, in accordance with procedures adopted by the Trustees, then the agreement shall be submitted by the Trustees to the Court for approval, upon such notice as the Court shall order.

     No Consensus; Arbitration.  If, on or before May 14, 1999, or such later
     -------------------------
date as the Trustees shall establish, no motion is filed with the Court seeking approval of a consensual allowance of Class 7B Claims and allocation of Trust Assets on account of such Claims, then an arbitration of any unresolved issues relating to the allowance of Claims in Class 7B and the allocation of Trust Assets shall be conducted by the Arbitrator as soon as practicable, in accordance with such rules as the Arbitrator shall establish to the extent that the Trustees have not done so. The arbitration shall be completed on or before July 31, 1999.

     Binding Arbitration.  The arbitration shall be binding in nature, and the
     -------------------
only grounds of any application to vacate or modify any decision or award of the Arbitrator shall be that the Arbitrator was other than a neutral party, that the award was obtained by fraud, or that the award constituted an abuse of discretion or violated public policy.

     Post-Award Proceedings.  Any application to vacate or modify an award of
     ----------------------
the Arbitrator shall be only to the Court, and any notice of appeal from such an award must be filed within fourteen (14) days after the Arbitrator shall have provided a copy of his award to the Trustees and any party to the arbitration, via facsimile to each of the Trustees and via overnight delivery service in a method requiring a receipt therefor or via certified mail return receipt requested to any other party to the arbitration. In the event such an application is filed, with respect thereto the Arbitrator may, utilizing Trust Assets, engage counsel to defend the award in connection with any such application.

     Expenses of Post-Award Proceedings.  A party filing an application to
     ----------------------------------
vacate or modify the award of the Arbitrator shall be responsible for his, her, or its own costs, expenses and attorneys' fees. In addition, if an application is unsuccessful in that the party making the application does not obtain a modification or the vacation of the award of the Arbitrator, that party shall bear all expenses of the application, including the reasonable fees and expenses incurred in connection therewith by the Arbitrator.

     Distribution.  The Trustees shall distribute the Trust Assets then held in
     ------------
the Class 7B Liquidating Trust, net of costs and expenses properly chargeable to the Trust Assets under the Plan or the Class 7B Liquidating Trust Agreement, as soon as practicable after either the award of the Arbitrator or order of the Court approving a consensual allocation of Trust Assets has become final and not subject to modification, reversal or appeal, and shall make such distribution in accordance with such arbitration award or such order of the Court. If, subsequent to such distribution, the Class 7B Liquidating Trust shall acquire additional Trust Assets, then as soon as practicable after receipt by the Class 7B Liquidating Trust, the Trustees shall distribute those additional Trust Assets, net of costs and expenses properly chargeable to the Trust Assets under the Plan or the Class 7B Liquidating Trust Agreement (including net of attorneys' fees and costs incurred in connection with such additional assets) according to the same allocation determined previously by consensus or arbitration, as the case may be. With respect to any distribution of Trust Assets to Allowed Class 7B Claims which are included within a class action against the Debtor which was pending on the Petition Date, the Trustees shall make such distribution by delivering it to an escrow account designated by lead counsel for that class in such class action and such distribution shall remain in that escrow account until such time as (i) such lead counsel has been able to apply to the court in which the respective class action is pending as to the matter of a method of final distribution and an award of attorneys' fees and costs, and (ii) any order on such application has become final.

     Termination.  Following (i) a final determination of the Company KPMG
     -----------
Claims and other claims constituting Trust Assets, whether by virtue of prosecution or settlement thereof, or (ii) a decision by the Trustees not to take any action with respect to the Company KPMG Claims and other claims constituting Trust Assets, at such time as all Trust Assets, including any and all sums resulting from prosecution or settlement of the Company KPMG Claims, or other claims constituting Trust Assets, have been fully and finally distributed, the Trustees shall apply to the Court for an order of the Court terminating the Class 7B Liquidating Trust, upon such notice as the Court shall order. Upon the Court's order terminating the Class 7B Liquidating Trust becoming final, the Class 7B Liquidating Trust shall be terminated, and the Trustees shall be discharged of all responsibilities with respect to the Trust.


                                  ARTICLE IX
                      ACCEPTANCE OR REJECTION OF THE PLAN

     9.01 PRESUMED ACCEPTANCE OF PLAN. Classes 1, 2 and 3 are unimpaired under the Plan, and, therefore, conclusively are presumed to have accepted the Plan in accordance with Section 1126(f) of the Bankruptcy Code.

     9.02  DEEMED NON-ACCEPTANCE OF PLAN.   Class 8 is deemed to have rejected
the Plan and will not be solicited for acceptances or rejections of the Plan.

     9.03 VOTING CLASSES. Each holder of an Allowed Claim or an Allowed Interest in Classes 4, 5, 6, 7A and 7B shall be entitled to vote to accept or reject the Plan.

     9.04 ACCEPTANCE BY IMPAIRED CLASSES. An Impaired Class of Claims shall have accepted the Plan if (i) the holders (other than those designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and
(ii) the holders (other than those designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. An Impaired Class of Interests shall have accepted the Plan if the holders (other than those designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Interests actually voting in such Class have voted to accept the Plan.

     9.05 NON-CONSENSUAL CONFIRMATION. The Debtor will seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code in view of the deemed non-acceptance by Class 8. In the event that any other Impaired Class of Claims or Interests does not accept the Plan in accordance with section 1126 of the Bankruptcy Code, the Debtor hereby requests that the Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code. Subject to Section 1127 of the Bankruptcy Code, the Debtor reserves the right to modify the Plan to the extent that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

                                   ARTICLE X
                             CONDITIONS PRECEDENT

     10.01 Conditions to Confirmation. It is a condition to confirmation of the Plan that:

            (i) the Confirmation Order include provisions:

                (a) authorizing the Reorganized Debtor to adopt and file the Amended and Restated Certificate of Incorporation and By-laws;
                (b) authorizing the issuance of the New Common Stock and New Warrants;
                (c)  approving the compromise and settlement as set forth in
                     Section 8.05 and authorizing all transactions contemplated therein;

                (d) authorizing the issuance of the New Senior Secured Notes and the New Junior Subordinated Notes;
                (e) authorizing all of the other transactions contemplated by the Plan in order to effectuate the Plan;
                (f) exempting the New Senior Secured Notes, the New Junior Subordinated Notes, the New Common Stock and the New Warrants from registration under the Securities Act and state or local laws, pursuant to Section 1145;
                (g) making the provisions of the Confirmation Order non-severable and mutually dependent;

          (ii) the Debtor shall have filed (a) an objection to the allowance of claims asserted by John N. Brincat and the estate of James A. Doyle and (b) an adversary proceeding which seeks to subordinate any Equity Interests held by John N. Brincat and the estate of James A. Doyle; and

          (iii) in the event KPMG shall have filed any claim against the Debtor prior to the Confirmation Date, the Debtor shall file an objection to the allowance of such Claims and such Claims shall have been disallowed by Final Order.

     10.02 CONDITIONS TO THE EFFECTIVE DATE. The Confirmation Order shall contain the provisions set forth in Section 10.01 of the Plan (unless waived in accordance with the provisions of Section 10.03) and the Confirmation Order shall be in full force and effect and shall not have been reversed, stayed, modified or amended. The Debtor shall provide written notice to the Creditors' Committee, Securities Claimants' Committee and Equity Holders' Committee of the occurrence of the Effective Date.

     10.03 WAIVER OF CONDITIONS. The Debtor, with the consent of the Creditors' Committee (and the consent of the Equity Holders' Committee if such waiver relates to the conditions set forth in Article X(i)(a), (b), (f) or
(ii)(b)), may waive any condition set forth in this Article X at any time, without notice, without leave of the Court, and without any formal action other than proceeding to consummate the Plan.


                                  ARTICLE XI
                         EFFECTS OF PLAN CONFIRMATION

     11.01 DISCHARGE. Except as otherwise expressly provided in the Plan or Confirmation Order, as of the Effective Date, the Debtor shall be discharged forthwith from, and the Confirmation Order shall operate as an injunction against, the commencement or continuation of an action, the employment of process, or an act to collect, recover or offset, any Claim (including any Securities Fraud Claim (or any claim for contribution or indemnity relating thereto)) and any "debt" (as that term is defined in section 101(12) of the Bankruptcy Code) and any Interest (or Claims or debt related thereto) from or against the Debtor or the Reorganized Debtor, and the Debtor's and the Reorganized Debtor's liability in respect thereof shall be extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or not, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, or arising from any agreement of the Debtor entered into or obligation of any kind of the Debtor incurred before the Confirmation Date, or from any conduct of the Debtor occurring prior to the Confirmation Date or that otherwise arose before the Confirmation Date (including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the date of commencement of the applicable Reorganization Case), and the Debtor and the Reorganized Debtor shall be released and discharged from any liability of a kind specified in section 502(g), 502(h) and 502(i) of the Bankruptcy Code, whether or not a proof of claim is filed or deemed filed under section 501 of the Bankruptcy Code, such Claim is allowed under section 502 of the Bankruptcy Code, or the holder of such Claim has accepted the Plan.

     11.02 RELEASE. On the Effective Date, in consideration for, or as part of, the treatment accorded to the holders of Impaired Claims and Interests under the Plan, each holder of such Claims or Interests against or in the Debtor shall be deemed to have released the Debtor from any and all causes of action and claims, in law or in equity, whether based on tort, fraud, contract or otherwise, which arose prior to the date of the filing of the Petition Date.

     11.03 RELEASE BY THE DEBTOR OF DIRECTORS, OFFICERS AND EMPLOYEES. Except for the estate of James A. Doyle and John N. Brincat, as of the Effective Date and subject to the settlement and compromise set forth in Section 8.05, the Debtor shall be deemed to have waived and released its present and former directors, officers and employees from any and all claims of the Debtor (including claims which the Debtor or Debtor in Possession otherwise has legal power to assert, compromise or settle in connection with its Reorganization
Case) against such present and former directors, officers and employees arising on or prior to the Effective Date.

     11.04 TERM OF INJUNCTIONS OR STAYS. Unless otherwise provided, all injunctions or stays provided for in the Reorganization Case pursuant to Section 105 or 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date shall remain in full force and effective until the Effective Date.

     11.05 EXCULPATION. Except with respect to KPMG Peat Marwick, neither the Debtor, the Reorganized Debtor, any of their respective officers, directors, employees, advisors, agents, professionals or representatives, benefit plan administrators or trustees, nor the members of the Steering Committee or the parties to the Consent Agreement and their principals, advisors, professionals and agents, nor the Creditors' Committee, Equity Holders' Committee, Securities Claimants' Committee and their members, advisors, professionals and agents shall have or incur any liability to any holder of a Claim or Interest for any act or omission in connection with or arising out actions taken or omitted to be taken in good faith in connection with the Debtor's restructuring, the Plan, the Reorganization Case, including all prepetition activities leading to the promulgation and confirmation of the Plan, and administration of the Plan or the property to be distributed under the Plan; provided, however, such exculpation shall not relate to post confirmation conduct deemed to be willful misconduct or gross negligence. Upon the Confirmation Date, the Securities Claimants' Committee shall dismiss or shall be deemed to have dismissed with prejudice adversary proceeding No. 98-A-01580 against the non-director defendants therein.

     11.06 REVESTING. Except as otherwise expressly provided in the Plan or in the New Collateral Documents, on the Effective Date, the Debtor will be vested with all of the property of its Estate free and clear of all Claims, liens, encumbrances, charges and other interests of creditors and equity security holders, and may operate its business free of any restrictions imposed by the Bankruptcy Code or by the Court. The Debtor shall continue as debtor in possession under the Bankruptcy Code until the Effective Date and, thereafter, the Reorganized Debtor may operate its business free of any restrictions imposed by the Bankruptcy Code or the Court except as specifically authorized by the Plan.

     11.07  RETENTION OF CAUSES OF ACTION/RESERVATION OF RIGHTS.

     (a) Except as provided in Sections 11.03 or 11.05 and subsection (c) below, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights or causes of action that the Debtor or the Reorganized Debtor may have or which the Reorganized Debtor may choose to assert on behalf of the Estate under any provision of the Bankruptcy Code or any similar applicable non-bankruptcy law, including, without limitation, (i) any and all Claims against any entity, including but not limited to KPMG Peat Marwick, to the extent such entity asserts a crossclaim, counterclaim and/or claim for setoff which seeks affirmative relief against the Debtor, the Reorganized Debtor, their officers, directors or representatives; (ii) the avoidance of any transfer by or obligation of the Debtor, or (iii) the turnover of any property to the Estate, all of which are expressly reserved by the Plan, or (iv) derivative actions currently pending on behalf of the Debtor which shall be dismissed by the Reorganized Debtor immediately following the Effective Date.

     (b) Nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any claim, cause of action, right or setoff, or other legal or equitable defense which the Debtor had immediately prior to the Petition Date, against or with respect to any claim left unaltered or unimpaired by the Plan. The Reorganized Debtor shall have, retain, reserve and be entitled to assert all such claims, causes of action, rights of setoff and other legal or equitable defenses which it had immediately prior to the Petition Date fully as if the Reorganization Case had not been commenced; and all of the Reorganized Debtor's legal and equitable rights respecting any claim left unaltered or unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Reorganization Case had not been commenced.

     (c) Except for the estate of James A. Doyle, John N. Brincat and KPMG Peat Marwick, the Debtor waives and releases any rights or causes of action for the recovery of preferential payments or fraudulent conveyances against any party.

     11.08 POST-CONSUMMATION EFFECT OF EVIDENCES OF CLAIMS OR INTERESTS. Outstanding notes, stock certificates and other evidences of Claims against or Interests in the Debtor in Classes 4, 5, 6, 7A, 7B and 8 shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by the Plan, if any.

                                  ARTICLE XII
             TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES


     12.01  ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.   On the
Effective Date, and to the extent permitted by applicable law, all executory contracts and unexpired leases of the Debtor set forth on Exhibit 3 attached to the Plan shall be assumed in accordance with the provisions of sections 365 and 1123 of the Bankruptcy Code and, in the case of contracts evidencing Corporate Indemnities, subject to the provisions of Section 12.03, unless such executory contracts or unexpired leases are rejected by the Debtor's motion prior to confirmation or in connection with the confirmation hearing.

     Contracts or leases entered into after the Petition Date will be performed by the Reorganized Debtor in the ordinary course of business.

     12.02 CLAIMS BASED ON REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES. Any Claims arising out of the rejection of contracts or leases must be filed with the Court within the time set by any Final Order rejecting an executory contract or unexpired lease or 30 days after the Effective Date. Any Claims not filed within such time will be forever barred from assertion against the Debtor or Reorganized Debtor, its estate and property. Unless otherwise ordered by the Court or provided in this Plan, all such Claims for which proofs of Claim are required to be filed will be treated as Class 3 Claims.

     12.03 LIMITED SURVIVAL OF THE DEBTOR'S CORPORATE INDEMNITIES. Except as provided in Section 5.03 and this Section 12.03, the Corporate Indemnities shall not be discharged or impaired by Confirmation of this Plan. Such obligations shall be deemed and treated as executory contracts to be assumed by the Debtor and the Reorganized Debtor pursuant to the Plan, and shall continue as obligations of the Reorganized Debtor, subsequent to the Effective Date, provided that the Debtor's or Reorganized Debtor's obligations on such Corporate Indemnities shall be limited as follows:

            (i) the claims of officers, agents and employees who remain employed by the Reorganized Debtor as of the first day immediately following the Effective Date (excluding any claims covered by the Indemnification Settlement Fund) shall be fully assumed;

            (ii) the claims of officers, agents, and employees (other than the claims of the estate of James A. Doyle and John N. Brincat in respect of which no obligations shall be assumed), who are no longer Employed by the Reorganized Debtor as of the first day immediately following the Effective Date, shall be assumed only to the extent that they relate to costs and expenses incurred after the Effective Date in connection with their participation in an agency or government investigation and shall be limited to $250,000 in the aggregate, such claims to be submitted to the Reorganized Debtor and paid upon adequate verification;

            (iii) the Beneficiaries shall be entitled to assert Allowed
                  Indemnification Claims, but shall be entitled to compensation on account of such claims only (x) out of the Indemnification Settlement Fund, and (y) to the extent of insurance coverage available under the Reliance Policies; and

            (iv) the claims of persons who are outside directors as of the day preceding the Effective Date shall be assumed and limited to the sum of (x) any remaining fee retainer in possession of the professionals retained by such directors and (y) the available balance from time to time of the Outside Directors Reserve. Nothing in this subsection shall limit any rights of such persons provided under Section 12.03(iii) of this Plan.

                                 ARTICLE XIII
                           RETENTION OF JURISDICTION

     13.01 RETENTION OF JURISDICTION. Notwithstanding the entry of the Confirmation Order or the Effective Date having occurred, the Court shall retain original and exclusive jurisdiction to (a) determine any disputed Claims, (b) determine requests for payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of and reimbursement of expenses of professionals and other parties entitled thereto, (c) resolve controversies and disputes regarding interpretation and implementation of the Plan, (d) enter orders in aid of the Plan, including, without limitation, appropriate orders (which may include contempt or other sanctions) to protect the Debtor and the Reorganized Debtor in accordance with sections 524 and 1141 of the Bankruptcy Code and the terms and conditions of the Confirmation Order,
(e) modify the Plan pursuant to Section 14.02 of the Plan, (f) determine any and all applications, adversary proceedings and contested or litigated matters pending on the Effective Date, (g) allow, disallow, estimate, liquidate or determine any Claim or Interest and to enter or enforce any order requiring the filing of any such Claim before a particular date, (h) determine any and all pending applications for the rejection of executory contracts or unexpired leases, or for the assignment of assumed executory contracts and unexpired leases, and to hear and determine, and if need to be liquidate, any and all Claims arising from any such rejection, assumption and/or assignment, (i) determine any actions or controversies arising under or in connection with the Plan, the Confirmation Order, the Class 7B Liquidating Trust or any contract, instrument, release, or other agreement created in connection with the Plan, (j) enter and implement orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated, (k) enter a final decree closing the Reorganization Case, (l) determine any actions or controversies related to or asserted against the Exchange Agent and (m) enter and implement orders as are necessary to the transactions set forth in Section
8.05 of the Plan.

     13.02 FAILURE OF COURT TO EXERCISE JURISDICTION. If the Court abstains from exercising or declines to exercise jurisdiction, or determines that it is otherwise without jurisdiction over any matter or proceeding arising out of, related to or otherwise connected with the Reorganization Case, including the matters set forth in this Article XIII , this Article shall not prohibit, or limit or otherwise affect the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter or proceeding.

                                  ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

     14.01  RETIREE BENEFITS.  On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code and applicable nonbankruptcy law, the Reorganized Debtor shall continue to be obligated to pay all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, and shall continue to pay such retiree benefits as they become due at the level established at any time prior to confirmation of the Plan pursuant to subsection
(e)(1)(B) or (g) of section 1114, for the duration of the period the Debtor has obligated itself to provide such benefits; provided, however, that nothing herein shall extend or otherwise modify the duration of such period or prohibit the Debtor's ability or the Reorganized Debtor's ability to modify the terms and conditions of the retiree benefits as otherwise permitted by such plans and otherwise applicable nonbankruptcy law.

     14.02 MODIFICATION OF PLAN. The Debtor reserves the sole right, in accordance with the Bankruptcy Code and Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Reorganized Debtor may, upon order of the Court, amend or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code and the Bankruptcy Rules or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

     14.03 WITHDRAWAL OF PLAN. The Debtor reserves the right, at any time prior to the entry of the Confirmation Order, to revoke and withdraw the Plan. If the Debtor revokes or withdraws the Plan under this section, or if entry of the Confirmation Order does not occur, then the Plan shall be deemed null and void. In that event, nothing contained in the Plan shall be deemed to constitute a waiver or release of any Claims by or against or any Interests in the Debtor, to prejudice in any manner the rights of the Debtor in any further proceedings involving the Debtor, or constitute an admission against interest by the Debtor or any other party in interest.

     14.04 HEADINGS. The headings used in this Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the provisions of the Plan.

     14.05 SUCCESSORS AND ASSIGNS. The rights, benefits and obligations of any person or entity named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the heir, executor, administrator, successor or assign of such person or entity.

     14.06 PAYMENT OF STATUTORY FEES. All fees payable pursuant to section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date.

     14.07 NOTICES. Any notice, request or demand given or made under this Plan or under the Bankruptcy Code or the Bankruptcy Rules shall be in writing and shall be hand delivered or sent by a reputable overnight courier service, and shall be deemed given when received at the following addresses whether hand delivered or sent by overnight courier service:

               Mark E. Dapier
               General Counsel
               Mercury Finance Company
               100 Field Drive
               Suite 340
               Lake Forest, Illinois 60045

with a copy to:

               Lewis S. Rosenbloom
               David D. Cleary
               McDermott, Will & Emery
               227 West Monroe Street
               Chicago, Illinois  60606-5096

Notwithstanding anything to the contrary provided herein, all notices concerning this Plan shall be served upon the entities prescribed and in the manner prescribed under the Bankruptcy Code and the Bankruptcy Rules.

     14.08 SEVERABILITY OF PLAN PROVISIONS. If prior to confirmation, any term or provision of the Plan which does not govern the treatment of Claims or Interests or the conditions to confirmation or the Effective Date is held by the Court to be invalid, void or unenforceable, the Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provision of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holdings, alteration or interpretation. The Confirmation Order shall constitute a final judicial determination and shall provide that each term and provision of the Plan as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

     14.09 EXHIBITS. Exhibits to the Plan or Disclosure Statement that are not filed simultaneously with the Plan shall be filed with the Court not less than ten days prior to the hearing on the Disclosure Statement to be conducted pursuant to the Bankruptcy Rule 3017 and shall be mailed to the Creditors' Committee, the Securities and Exchange Commission, the Commissioner of Securities for the State of Illinois and any party in interest that makes a written request for such Exhibit to the Debtor.

     14.10 NO ADMISSIONS. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by the Debtor with respect to any matter set forth herein including, without limitation, liability on any Claim or the propriety of any Claims classification.

                                 ARTICLE XIII
                             CONFIRMATION REQUEST

     The Debtor requests confirmation of the Plan under Section 1129(b) of the Bankruptcy Code.


Dated:   December 29, 1998

                              MERCURY FINANCE COMPANY



                              By:  /s/ WILLIAM A. BRANDT, JR.
                                   ---------------------------------------
                                       William A. Brandt, Jr.
                                       President and Chief Executive Officer


Prepared by:


Lewis S. Rosenbloom
David D. Cleary
McDERMOTT, WILL & EMERY
227 West Monroe Street
Chicago, Illinois 60606-5096
(312) 372-2000

Counsel for Mercury Finance
Company

                               EXHIBIT 1 TO PLAN
                               -----------------

                              CONSUMER LITIGATION


 NO.                   CASE NAME AND NUMBER                                      VENUE
-----------------------------------------------------------------------------------------------------------------------
 1.    TAWANA BLAND v. MFC d/b/a MFC of GA and Bill Heard         Muscogee County State Court
       Chevrolet Co.                                              Georgia
       SC95-CV331
-----------------------------------------------------------------------------------------------------------------------
 2.    BRENDA BOOHER v. Fain Lunsford, Sr., Raymond               Sullian County Circuit Court
       Hilliard d/b/a/ A&B Used Cars, a/k/a Raymond's Bus &       Tennessee
       Car Garage; Lynn Anders d/b/a Factory Outlet
       Furniture; and MFC  C10405(L)

-----------------------------------------------------------------------------------------------------------------------
 3.   MACK CALHOUN, JR. v. MFC d/b/a MFC of GA and GT            Muscogee State Court
      Motors, Inc., f/k/a Players Auto Sales                     Georgia
      SC95-CV333
-----------------------------------------------------------------------------------------------------------------------
 4.   COLUMBUS FINANCE CO. v. MFC, Gayrius Mickels, Roy          Muscogee State Court
      Ray Automotive                                             Georgia
      97-CV-2426
-----------------------------------------------------------------------------------------------------------------------
  5.  RUFUS CULLEN v. MFC                                        Seminole County Court
      98-1-SP-19-Z                                               Florida
-----------------------------------------------------------------------------------------------------------------------
  6.  WILLIAM DEARMON v. MFC, Individually and d/b/a MFC         Williamson County Chancery Court
      of Tennessee, Individually and American Bankers            Florida
      Insurance Company of Florida
      24583
-----------------------------------------------------------------------------------------------------------------------
  7.  SHIRLEY DEWHART v. Brooks & Thomas Motor Co., Inc.,        Muscogee County Superior Court
      d/b/a Mike Collins Nissan and MFC                          Georgia
      97CV-3326
-----------------------------------------------------------------------------------------------------------------------
  8.  RAYMOND E. EWING v. Midland Finance Company; Gerald        U.S. District Court, N.Dist., E. Div.
      Mizel and MFC 96C0222                                      Illinois

-----------------------------------------------------------------------------------------------------------------------
  9.  BOBBY & FRANCES LUCILLE GUALTNEY v. MFC                    Muscogee County Magistrate Court
      97-301                                                     Georgia
-----------------------------------------------------------------------------------------------------------------------
  10. TODD GORDON v. State of Florida et al. 97-3053             Miami District Court
                                                                  Florida
-----------------------------------------------------------------------------------------------------------------------
  11. DAVID GROPPI v. MFC                                        Cuyahoga City Common Pleas Court
      348448                                                     Ohio
-----------------------------------------------------------------------------------------------------------------------
  12. KATHY HOLLIDAY v. MFC d/b/a MFC of GA and Bill Heard       Muscogee County State Court
      Chevrolet Company                                          Georgia
      SC95-CV-330
-----------------------------------------------------------------------------------------------------------------------
  13. ANGELA K. HUMPHRIES v. MFC                                 Jefferson County Circuit Court
      CV97-676                                                   Alabama
-----------------------------------------------------------------------------------------------------------------------
  14. EULA M. JACKSON v. Motor Cars, Inc., d/b/a Cars            Muscogee County State Court
      Unlimited and MFC d/b/a MFC of GA                          Georgia
      SC-95-CV-332
-----------------------------------------------------------------------------------------------------------------------
  15. MICHAEL JOHNSON & CAROLE J. JOHNSON v. MFC d/b/a MFC       Muscogee County State Court
      of GA and Maloof Motor Company, Inc.                       Georgia
      SC95-CV-326
-----------------------------------------------------------------------------------------------------------------------
  16. TERESA JOHNSTON v. James Luce MFC of Florida and MFC       Pinellas County Circuit Court
      97-003786-C1008                                            Florida
-----------------------------------------------------------------------------------------------------------------------

 NO.                   CASE NAME AND NUMBER                                      VENUE
-----------------------------------------------------------------------------------------------------------------------
  17.  DAWN-FUNDERBERG-KALINOWSKI on behalf of herself and    US BK Court, N. Dist., IL
       those similarly situated, v MFC and MFC of Illinois    Illinois
       98A00854
       "New Case Filed 4/29/98
-------------------------------------------------------------------------------------------------------------------
  18.  DEBRA H. PORTER v. MFC d/b/a MFC of GA and Maloof      Muscogee County State Court
       Motor Company, Inc.                                    Georgia
       SC95-CV-325
-------------------------------------------------------------------------------------------------------------------
  19.  MILTON D. PORTER AND ANGELA N. BROWN v. MFC d/b/a      Muscogee County State Court
       MFC of GA and Mark Levy Auto Center, Inc.              Georgia

-------------------------------------------------------------------------------------------------------------------
  20.  WAYMON PRIOR, ET AL. v. MFC of Alabama and American    Coffee County, Elba Division,
       Bankers Insurance                                      Alabama

-------------------------------------------------------------------------------------------------------------------
  21.  ANGELA D. SCARVER v. Edwards Chevrolet Co, Inc.,       (Not listed)
       American Bankers, Roadguard, MFC of Alabama and MFC
       Corporation
-------------------------------------------------------------------------------------------------------------------
  22.  JOSEPH P. & MARIE SIOFELE v. Martha Cornejo; MFC and   Riverside County Municipal Court
       MFC d/b/a/ MERC Finance Company; California Coastal    California
       Recovery; and Does 1 to 10
       8068
-------------------------------------------------------------------------------------------------------------------
  23.  MARION SIMS & MARY EPTING v. MFC and A.B., jointly     Smith County Court
       and severally                                          Mississippi

-------------------------------------------------------------------------------------------------------------------
  24.  MYRON B. STAPLES V, MFC and John Hall                  Milwaukee County Circuit Court
       96-CV-5065                                             Wisconsin
-------------------------------------------------------------------------------------------------------------------
  25.  RANDALL SCOTT STARKS, d/b/a Starks & Associates v.     Harris County District Court
       MFC a/k/a MFC Finance Company                          Texas
       H-97-1379
-------------------------------------------------------------------------------------------------------------------
  26.  RALPH G. STEWART v. B&M Motors, James D. Davis d/b/a   Walker County Circuit Court
       B&M Motors, MFC and A,B,C,D                            Alabama

-------------------------------------------------------------------------------------------------------------------
  27.  DION TAYLOR & Claudia Anderson v. Celozzi Ettelson     DuPage County Circuit Court
       Chevrolet, Inc. and MFC                                Illinois
       97L-00264
-------------------------------------------------------------------------------------------------------------------
  28.  JAMES E. THOMAS & DOROTHY L. DIXON V. Bill Heard       Russell County Circuit Court
       Chevrolet, Bill Bratton, John Does 1-10, and MFC,      Alabama
       Inc.
       CV95-47
-------------------------------------------------------------------------------------------------------------------
  29.  LLOYD WAINWRIGHT & MITCH BUCHOLZ v. MFC of Wisconsin   Racine County Circuit Court
       and MFC                                                Wisconsin
       97CV-0922
-------------------------------------------------------------------------------------------------------------------
  30.  VNESSA WALLACE  V. MFC d/b/a MFC of GA and Gateway     Muscogee County State Court
       Lincoln-Mercury                                        Georgia
       SC95-CV327
-------------------------------------------------------------------------------------------------------------------
  31.  DOUGLAS & LINDA WALTERS v. MFC and American Bankers    Fayette County Circuit Court
       Life Assurance Company                                 Alabama
       CV94-054
-------------------------------------------------------------------------------------------------------------------

                               EXHIBIT 2 TO PLAN
                               -----------------

                             SECURITIES LITIGATION


1. Each of the civil actions pending in the United States District Court for the Northern District of Illinois in the Consolidated Pretrial Proceeding captioned In the Matter of Mercury Finance Company of Illinois, Case No. 97
               ----------------------------------------------------
     C 3035 (N.D.Ill.) Ill. filed March 20, 1997);

2.   The case captioned Ferree v. Mercury Finance Company, et al., No. 97 C 5245
                        -----------------------------------------
     (N.D. Ill. filed July 24, 1997);

3.   The case captioned Realtech Software, Inc. et al. v. Mercury Finance Co.
                        -----------------------------------------------------
     et. al., No. 97 CH 1277 (Cir. Ct. Cook Co. Ill. filed January 31, 1997);
     -------

4.   The case captioned Crandon Capital Partners v. John N. Brincat et al., No.
                        --------------------------------------------------
     97 CH 1491 (Cir. Ct. Cook Co. Ill. filed February 5, 1997);

5.   The case captioned Malone v. John N. Brincat et al., No. 15510-NC (Del. Ch.
                        --------------------------------
     filed February 4, 1997);

6.   The cases captioned Thorp et al. v. Mercury Finance Co. et al., No. 97 CH
                         ------------------------------------------
     1440 (Cir. Ct. Cook Co. Ill. filed February 4, 1997); State Board of
                                                           --------------
     Administration of Florida et al. v. Brincat et. al., No. 97 CH 1440 (Cir.
     ---------------------------------------------------
     Ct. Cook Co. Ill., Application for intervention filed November 22, 1997);

7.   The case captioned Kittle et al. v. Mercury Finance Co. et al., No. 97 CH
                        -------------------------------------------
     3639 (Cir. Ct. Cook Co. Ill. filed March 25, 1997);

8.   The case captioned Pontikes et al. v. John N. Brincat et al., No. 97 CH
                        -----------------------------------------
     3039 (Cir. Ct. Cook Co. Ill. filed March 12, 1997);

9.   The case captioned Dloogatch et al. v. John N. Brincat et al., No. 97 CH
                        ------------------------------------------
     8790 (Cir. Ct. Cook Co. Ill. filed July 16, 1997);

10.  The case captioned Wexler v. John N. Brincat et al., No. 15512-NC (Del. Ch.
                        --------------------------------
     filed February 5, 1997);

11.  The case captioned Krasnow v. John Brincat et al., No. 15525-NC (Del. Ch.
                        ------------------------------
     filed February 7, 1997);

12.  The case captioned Trauscht v. John N. Brincat et al., No. 15524-NC (Del.
                        ----------------------------------
     Ch. filed February 6, 1997);

13.  The case captioned Damaskus v. John N. Brincat et al., No. 15546-NC (Del.
                        ----------------------------------
     Ch. filed February 14, 1997);

14.  The case captioned Schwartz v. John N. Brincat et al., No. 15567-NC (Del.
                        ----------------------------------
     Ch. filed February 24, 1997;

15.  The case captioned Grinnell v. John N. Brincat et al., No. 15568-NC (Del.
                        ----------------------------------
     Ch. filed February 24, 1997);

16.  The case captioned Cumming v. John N. Brincat et al., No. 15569-NC (Del.
                        ---------------------------------
     Ch. filed February 24, 1997);

17.  The case captioned Sutherland v. John N. Brincat et al., No. 15582-NC (Del.
                        ------------------------------------
     Ch. filed February 27, 1997);

18.  The case captioned Gulf Trust v. John N. Brincat et al., No. 15581-NC (Del.
                        ------------------------------------
     Ch. filed February 27, 1997);

19.  The case captioned Jackson v. Brincat et al., No. 97 C 1941 (N.D. Ill.
                        -------------------------
     filed March 20, 1997);

20.  T. Rowe Price Financial Services Fund, Inc., et al. v. Mercury Finance Co.,
     --------------------------------------------------------------------------
     et al. Case No. 97 C 4782 N.D. Ill. filed July 3, 1997. (Motion for finding of relatedness denied.)

21.  Robert F. Wells, et al. v. John N. Brincat, et al., No. 98 L 013108 (Cir.
     --------------------------------------------------
     Ct. Cook Co. Ill. filed November 13, 1998).

22.  Shriners Hospital for Children v. Mercury Finance Co, et al., No. 98 C 1480
     -----------------------------------------------------------
     (N.D. Ill. Filed March 15, 1998).

                                    Ex 2 - 2

                               EXHIBIT 3 TO PLAN
                               -----------------

                   EXECUTORY CONTRACTS AND UNEXPIRED LEASES
                               TO BE ASSUMED/1/


----------------------------------------------------------------------------------------------------------------------------------
  NO.             NAME/ADDRESS OF PARTY                                               DESCRIPTION
              TO CONTRACT OR UNEXPIRED LEASE                                  OF CONTRACT OR UNEXPIRED LEASE
------------------------------------------------------------------------------------------------------------------------------------
 1.       ADT AUTOMOTIVE SERVICES, INC.                           Contract to provide collateral recovery services
          ATTN:  GENERAL COUNSEL
          435 METROPLEX DRIVE
          NASHVILLE, TN  37211
------------------------------------------------------------------------------------------------------------------------------------
 2.       ALTERNATIVE COMMUNICATIONS AND TELECONSULTING           Contract to provide long-distance communication services
          585 CHEROKEE ROAD
          HIGHLAND PARK, IL  60035
------------------------------------------------------------------------------------------------------------------------------------
 3.       ARCUS DATA SECURITY                                     Contract to provide data storage services
          222 W LAS COLINAS BLVD
          SUITE 850
          IRVING, TX  75039
------------------------------------------------------------------------------------------------------------------------------------
 4.       ARNFED GENERAL AGENCY, INC.                             Contract to provide workman's compensation insurance
          805 SOUTH WHEATLEY
          SUITE 600
          RIDGELAND, MS 39158
------------------------------------------------------------------------------------------------------------------------------------
 5.       BANK ONE, ILLINOIS, NA                                  Contract to provide trustee and investment management services
          ATTN:  BOB ZEIGLER                                      in connection with the Mercury Finance Company Savings Plan (401K)

          800 DAVID STREET                                        plan
          EVANSTON, IL  60201
                                                                  Contract to provide trustee services in connection with the
                                                                  Mercury Finance Company Retirement Plan

                                                                  Various contracts relating to the cash management system (i.e.
                                                                  wire transfer agreement, ACH collection, Allotment agreement, control disbursement agreement)
------------------------------------------------------------------------------------------------------------------------------------
 6.       BERKOW, DAVID                                           Non-compete and Termination Benefits Contract
          1310 KINGSLEY DRIVE
          ARLINGTON HEIGHTS, IL  60004
------------------------------------------------------------------------------------------------------------------------------------
 7.       CAREY, GEORGE                                           Non-Compete And Termination Benefits Contract
          794 N OAKWOOD AVENUE
          LAKE FOREST, IL  60045
------------------------------------------------------------------------------------------------------------------------------------
 8.       CAUL, MICHAEL H                                         Non-Compete And Termination Benefits Contract
          10791 N. 101ST PLACE
          SCOTTSDALE, AZ  85260
------------------------------------------------------------------------------------------------------------------------------------
 9.       CIMCO COMMUNICATIONS                                    Contract to Provide Data Communication Services
          18W100 22ND STREET
          SUITE 109
          OAKBROOK TERRACE, IL  60181
------------------------------------------------------------------------------------------------------------------------------------
10.       COLLINS, JAMES R                                        Non-Compete And Termination Benefits Contract
          9829 S HOYNE
          CHICAGO, IL  60643
------------------------------------------------------------------------------------------------------------------------------------

_______________________
/1/ Unless such contract or unexpired lease is rejected by motion on or prior to the Confirmation Date.

------------------------------------------------------------------------------------------------------------------------------------
  NO.             NAME/ADDRESS OF PARTY                                               DESCRIPTION
              TO CONTRACT OR UNEXPIRED LEASE                                  OF CONTRACT OR UNEXPIRED LEASE
------------------------------------------------------------------------------------------------------------------------------------
11.       DAPIER, MARK E.                                            Non-Compete And Termination Benefits Contract
          445 E. DEERPATH
          LAKE FOREST, IL  60045
------------------------------------------------------------------------------------------------------------------------------------
12.       DATA CLEAN CORP                                            Contract to provide computer equipment cleaning services
          1033 GRACELAND AVENUE
          DES PLAINES, IL  60016
------------------------------------------------------------------------------------------------------------------------------------
13.       EQUIFAX CREDIT INFORMATION SERVICES, INC.                  Contract to provide consumer credit reporting
          1600 PEACHTREE STREET
          ATLANTA, GA  30309
------------------------------------------------------------------------------------------------------------------------------------
14.       EXPERIAN INFORMATION SOLUTIONS, INC.                       Contract to provide consumer credit reporting
          425 NORTH MARTINGALE ROAD
          SUITE 600
          SCHAUMBURG, IL  60173
------------------------------------------------------------------------------------------------------------------------------------
15.       FIDELITY INVESTMENTS                                       Contract to provide trustee, record management, plan
          120 N LASALLE                                              administration and investment services in connection with the
          SUITE 2700 IN4                                             Mercury Finance Company Savings Plan (401K Plan)
          CHICAGO, IL  60602
------------------------------------------------------------------------------------------------------------------------------------
16.       FIRST ALLAMERICA FINANCIAL                                 Contract to provide administration services and excess employee

          LIFE INSURANCE COMPANY                                     benefit loss insurance in connection with employee health
          440 LINCOLN                                                benefit plan
          WORCESTER, MA  01605
------------------------------------------------------------------------------------------------------------------------------------
17.       GEOCAPITAL CORPORATION                                     Contract to provide investment management services in
          767 FIFTH AVENUE                                           connection with the Mercury Finance Company Retirement Plan
          NEW YORK, NY  10153
------------------------------------------------------------------------------------------------------------------------------------
18.       GOULD, STEVEN G                                            Agreement to reimburse employee relocation expenses; and
          14365 W BRAEMORE                                           Non-Compete and Termination Benefits Contract
          GREEN OAKS, IL  60048
------------------------------------------------------------------------------------------------------------------------------------
19.       AL GREEN                                                   Agreement to Reimburse Employee Relocation Expenses; and
          2480 OTTER CREEK LN                                        Non-Compete and Termination Benefits Contract
          ELGIN, IL   60123-5608
------------------------------------------------------------------------------------------------------------------------------------
20.       HARRIS TRUST COMPANY OF NEW YORK                           Contract to act as Registrar and Stock Transfer Agent in
          77 WATER STREET                                            connection with Common Stock
          NEW YORK, NY  10005
------------------------------------------------------------------------------------------------------------------------------------
21.       HARTFORD FIRE INSURANCE COMPANY                            Contract to provide commercial automobile liability insurance
          HARTFORD PLAZA
          HARTFORD, CT  06115
------------------------------------------------------------------------------------------------------------------------------------
22.       HEWITT ASSOCIATES, LLC                                     Contract to provide actuarial and consulting services in
          100 HALF DAY ROAD                                          connection with the Mercury Finance Company Retirement Plan
          LINCOLNSHIRE, IL  60069
------------------------------------------------------------------------------------------------------------------------------------
23.       INFINITI FINANCIAL SERVICES                                Automobile lease
          990 WEST 190TH STREET
          TORRANCE, CA  90502
------------------------------------------------------------------------------------------------------------------------------------
24.       ITT HARTFORD INSURANCE GROUP                               Contract to provide employer's liability insurance
          HARTFORD PLAZA
          HARTFORD, CT  08115
------------------------------------------------------------------------------------------------------------------------------------
25.       LAM, CHARLES                                               Agreement to reimburse employee relocation expenses; and
          14360 W BRAEMORE CLOSE                                     Non-Compete and Termination Benefits Contract
          GREEN OAKS, IL  60048
------------------------------------------------------------------------------------------------------------------------------------
26.       LARRY FRYKMAN OFFICE MACHINES                              Contract to provide office equipment maintenance
          281 E MESSNER DRIVE
          WHEELING, IL  60090
------------------------------------------------------------------------------------------------------------------------------------

                                    Ex.3-2

----------------------------------------------------------------------------------------------------------------------------------
  NO.             NAME/ADDRESS OF PARTY                                               DESCRIPTION
              TO CONTRACT OR UNEXPIRED LEASE                                  OF CONTRACT OR UNEXPIRED LEASE
----------------------------------------------------------------------------------------------------------------------------------
27.       LLOYD'S OF LONDON                                          Contract to provide accidental death & dismemberment insurance
          CORPORATE RISK INTERNATIONAL
          11250 WAPLES MILL RD
          FAIRFAX, VA  22030
------------------------------------------------------------------------------------------------------------------------------------
28.       LUTGEN, ROBERT M.                                          Agreement to Provide Employee Relocation Expenses; and
          14881 RIVER OAKS DR.                                       Non-Compete and Termination Benefits Contract
          LINCOLNSHIRE, IL  60069
------------------------------------------------------------------------------------------------------------------------------------
29.       MARTIN PARTNERS LLC                                        Executive Placement Agreement
          224 S. MICHIGAN AVENUE
          SUITE 620
          CHICAGO, IL  60604
------------------------------------------------------------------------------------------------------------------------------------
30.       WILLIAM M. MERCER                                          Contract to provide consulting services with respect to
          10 S WACKER DRIVE                                          employee benefit plans
          SUITE 1700
          CHICAGO, IL  60606

------------------------------------------------------------------------------------------------------------------------------------
31.       MERCURY FINANCE COMPANY                                    Mercury Finance Company Amended and Restated 1989 Stock Option
          100 FIELD DRIVE, SUITE 340                                 and Incentive Compensation Plan
          LAKE FOREST, IL  60045

------------------------------------------------------------------------------------------------------------------------------------
32.       NATIONAL LOAN EXCHANGE CORPORATION                         Contract to provide exclusive asset-marketing services for
          11475 OLDE CABIN ROAD                                      written-off loan receivables
          SUITE 2200
          ST LOUIS, MO  63141

------------------------------------------------------------------------------------------------------------------------------------
33.       NATIONSBANK, N.A.                                          Contract for Indemnification of NationsBank for Payment of
          ATTN:  LOUISA A. COMBS                                     Certain Drafts
          101 SOUTH TRYON STREET, 28TH FLOOR
          CHARLOTTE, NC  28255-0074

------------------------------------------------------------------------------------------------------------------------------------
34.       PARADATA FINANCIAL SYSTEMS                                 Contract to Provide Computer Consulting Services
          18102 CHESTERFIELD AIRPORT ROAD
          SUITE J
          CHESTERFIELD, MO  63005
------------------------------------------------------------------------------------------------------------------------------------
35.       PETERS, DAVE                                               Non-Compete and Termination Benefits Contract
          2337 TIFFANY CIRCLE
          FLORENCE, MS  39073
---------------------------------------------------------------------------------------------------------------------------------
36.       PROGRESSIVE CASUALTY INSURANCE CO                          Contracts to provide collateral protection insurance and
          PROGRESSIVE NORTHERN INSURANCE CO.                         related services
          6300 WILSON MILLS ROAD
          MAYFIELD VILLAGE, OH  44143

------------------------------------------------------------------------------------------------------------------------------------
37.       RELIANCE INSURANCE COMPANY                                 Two contracts providing officer and director insurance
          77 WATER STREET
          NEW YORK, NY 10005
------------------------------------------------------------------------------------------------------------------------------------
38.       STATE MUTUAL/FIRST ALLAMERICA                              Contract to service employee welfare benefits
          440 LINDOLN STREET
          WORCHESTER, MA  01605
------------------------------------------------------------------------------------------------------------------------------------
39.       STAUTZENBACH, EDWARD G.                                    Non-Compete and Termination Benefits Contract
          610 E. FAIRVIEW
          ARLINGTON HGTS, IL  60005
------------------------------------------------------------------------------------------------------------------------------------
40.       SUNGARD RECOVERY SERVICES                                  Contract to provide computer services
          3100 ARNOLD LANE
          NORTHBROOK, IL  60062
------------------------------------------------------------------------------------------------------------------------------------
41.       TWIN CITY FIRE INSURANCE COMPANY                           Contract to provide commercial general liability insurance
          HARTFORD PLAZA
          HARTFORD, CT 06115
------------------------------------------------------------------------------------------------------------------------------------

                                    Ex. 3-3

----------------------------------------------------------------------------------------------------------------------------------
  NO.             NAME/ADDRESS OF PARTY                                               DESCRIPTION
              TO CONTRACT OR UNEXPIRED LEASE                                  OF CONTRACT OR UNEXPIRED LEASE
----------------------------------------------------------------------------------------------------------------------------------
42.       UNITED FINANCIAL CASUALTY COMPANY                          Collateral protection insurance and related services
          747 ALPHA DRIVE
          HIGHLAN HEIGHTS, OH  44143
----------------------------------------------------------------------------------------------------------------------------------
43.       US STORAGE                                                 Contract to provide storage space
          177 DEER LAKE ROAD
          DEERFIELD, IL  60015
----------------------------------------------------------------------------------------------------------------------------------
44.       VISION SERVICES                                            Contract to provide administrative services and vision care
          3333 QUALITY DRIVE                                         benefits
          RANCHO CORDOVA, CA  95670

----------------------------------------------------------------------------------------------------------------------------------
45.       WORLDCOM                                                   Contract to provide long-distance communication services
          ATTN: RONALD STUART - LEGAL DEPT
          6929 N LAKEWOOD AVENUE
          TULSA, OK  74117
----------------------------------------------------------------------------------------------------------------------------------
46.       XEROX                                                      Contract to provide office equipment maintenance and service
          350 S NORTHWEST HIGHWAY
          PARK RIDGE, IL  60068
----------------------------------------------------------------------------------------------------------------------------------
47.       XYPLEX                                                     Contract to provide computer network services
          295 FOSTER STREET
          LITTLETON, MA  01460
----------------------------------------------------------------------------------------------------------------------------------
48.       FOLMAR & ASSOC.                                            Real Property Lease
          P.O. BOX 16765                                             Store # 280:  Meridian, MS
          MOBILE, AL  36616
----------------------------------------------------------------------------------------------------------------------------------
49.       ATLANTIC STRUCTURES, L.P.                                  Real Property Lease
          C/O THE RUBENSTEIN CO.                                     Store #189:  Marietta, GA
          SUITE 201
          TWO LOGAN SQUARE
          PHILADELPHIA, PA  19103
----------------------------------------------------------------------------------------------------------------------------------
50.       CLAUDE DEBOTTON AS AGENT FOR THE DEBOTTON TRUST            Real Property Lease
          1001 BALTIMORE PIKE                                        Store # 325 (Philadelphia West):  Broomall, PA
          SPRINGFIELD, PA 19064
----------------------------------------------------------------------------------------------------------------------------------
51.       BANK ONE OF CHICAGO,                                       Real Property Lease
          AS TRUSTEE FOR TRUST NO. R3772                             Midland:  7541 Northwestern Avenue, Chicago, IL
          LAND TRUST DEPARTMENT
          ATTN:  CATHY MARTIN
          14 SOUTH LAGRANGE
          LAGRANGE, IL  60525
----------------------------------------------------------------------------------------------------------------------------------
52.       BENNETT & GRIGG ASSOCIATES, INC.                           Real Property Lease
          806-M HIGHWAY 66 S                                         Store # 193:  Kernersville, NC
          KERNERSVILLE, NC  27284
----------------------------------------------------------------------------------------------------------------------------------
53.       BRISCOE INVESTMENTS LIMITED PARTNER                        Real Property Lease
          250 S. EXEUCTIVE DRIVE                                     Store # 215:  Hales Corner, WI
          SUITE 301
          BROOKFIELD, WI  53005
----------------------------------------------------------------------------------------------------------------------------------
54.       BYRAM PROPERTIES                                           Real Property Lease
          510 S. CONGRESS, SUITE 400                                 Store # 137:  Austin, TX
          AUSTIN, TX  78704
----------------------------------------------------------------------------------------------------------------------------------
55.       ATLANTA SOUTHERN BUSINESS PARK LTD.                        Real Property Lease
          3000 CORPORATE CENTER DR., SUITE 300                       Store # 212 (Atlanta South):  Morrow, GA
          P.O. BOX 870485
          MORROW, GA. 30287
----------------------------------------------------------------------------------------------------------------------------------
56.       PIERCE PROPERTIES LTD.                                     Real Property Lease
          4041 E. THOMAS ROAD, SUITE 200                             Store # 162:  Phoenix, AZ
          PHOENIX, AZ  85108
----------------------------------------------------------------------------------------------------------------------------------

                                    Ex. 3-4

------------------------------------------------------------------------------------------------------------------------------------
     NO.       NAME/ADDRESS OF PARTY                                                        DESCRIPTION
           TO CONTRACT OR UNEXPIRED LEASE                                          OF CONTRACT OR UNEXPIRED LEASE
-----------------------------------------------------------------------------------------------------------------------------------
     57.  ALLEN DEVELOPMENT GROUP, INC.                              Real Property Lease
          5210 ARMOUR ROAD, SUITE 300                                Store # 113:  Columbus Auto, Columbus, GA
          COLUMBUS, GA  31904
------------------------------------------------------------------------------------------------------------------------------------
     58.  DELTA BUILDING INC.                                        Real Property Lease
          C/O MR. FILO COATS                                         Store # 820:  Grenada, MS
          P.O. BOX 1443
          GRENADA, MS  38904
------------------------------------------------------------------------------------------------------------------------------------
     59.  DELTA PLAZA ASSOCIATES                                     Real Property Lease
          10132 US HIGHWAY 19                                        Store # 223:  Port Richey, FL
          PORT RICHEY, FL  34668
------------------------------------------------------------------------------------------------------------------------------------
     60.  DESERT INN OFFICE CENTER II                                Real Property Lease
          2785 E. DESERT INN RD., SUITE 130                          Store # 142:  Las Vegas, NV
          LAS VEGAS, NV  89121
------------------------------------------------------------------------------------------------------------------------------------
     61.  DUKE REALTY INVESTMENTS, INC.                              Real Property Lease
          4225 NAPERVILLE ROAD, SUITE 1500                           Location:  100 Field Drive, Suite 340, Lake Forest, IL  6045
          LISLE, IL  60532
------------------------------------------------------------------------------------------------------------------------------------
     62.  HAWTHORN ASSOCIATES                                        Real Property Lease
          C/O EATON & LAUTH REAL ESTATE SERVICES                     Store # 188:  Indianapolis North, IN
          12220 N. MERIDIAN ST., SUITE 175
          CARMEL, IN 46032
------------------------------------------------------------------------------------------------------------------------------------
     63.  FIRST CAPITAL LANSING PROPERTIES                           Real Property Lease
          6810 S. CEDAR STREET, SUITE 3C                             Store # 304:  Lansing, MI
          LANSING, MI  48911
------------------------------------------------------------------------------------------------------------------------------------
     64.  HARDING DAHM & CO., INC.                                   Real Property Lease
          P.O. BOX 1448                                              Store # 306:  Fort Wayne, IN
          FT. WAYNE, IN. 46858-1448
------------------------------------------------------------------------------------------------------------------------------------
     65.  GALAXY DEVELOPMENT LTD.                                    Real Property Lease
          2511 MILES ROAD, NORTH F                                   Store # 246:  Cleveland, OH
          CLEVELAND, OH  44125-5499
------------------------------------------------------------------------------------------------------------------------------------
     66.  GLENWOOD SQUARE SHOPPING CENTER                            Real Property Lease
          1000 NATIONSBANK CENTER                                    Store # 139:  Norfolk, VA
          ONE COMMERCIAL
          NORFOLK, VA  23510
------------------------------------------------------------------------------------------------------------------------------------
     67.  RIVERAIN LIMITED PARTNERSHIP                               Real Property Lease
          C/O LARRY STEIN REALTY                                     Store # 311 (Dayton):  Centerville, OH
          2 RIVERPLACE, SUITE 300
          P.O. BOX 544
          DAYTON, OH 45401
------------------------------------------------------------------------------------------------------------------------------------
     68.  HALL BROTHERS INVESTMENTS                                  Real Property Lease
          P.O. BOX 55686                                             Store # 224:  Lexington, KY
          LEXINGTON, KY  40555-5686
------------------------------------------------------------------------------------------------------------------------------------
     69.  HOUMA BUILDING PARTNERSHIP                                 Real Property Lease
          1340 W. TUNNEL BOULEVARD                                   Store # 290:  Houma, LA
          SUITE 600
          HOUMA, LA  70360
------------------------------------------------------------------------------------------------------------------------------------
     70.  HUBBARD REALTY OF WINSTON-SALEM                            Real Property Lease
          285 S. STRATFORD ROAD                                      Store # 265:  Winston-Salem, NC
          WINSTON-SALEM, NC  27013
------------------------------------------------------------------------------------------------------------------------------------
     71.  AXIS COMMERCIAL REALTY, INC.                               Real Property Lease
          1660 S. ALBION STREET                                      Store # 254:  Northglenn, CO
          SUTIE 806
          DENVER, CO  80222
------------------------------------------------------------------------------------------------------------------------------------

                                    Ex. 3-5

------------------------------------------------------------------------------------------------------------------------------------
     NO.       NAME/ADDRESS OF PARTY                                                        DESCRIPTION
           TO CONTRACT OR UNEXPIRED LEASE                                          OF CONTRACT OR UNEXPIRED LEASE
------------------------------------------------------------------------------------------------------------------------------------
     72.  JEFFERSON PARK PROPERTIES                                  Real Property Lease
          C/O SIMON PROPERTIES                                       Store # 606:  Middleburg Heights, OH
          4635 RICHMOND RD., SUITE 105
          WARRENSVILLE HEIGHTS, OH  44125
------------------------------------------------------------------------------------------------------------------------------------
     73.  KK PARTNERSHIP                                             Real Property Lease
          28901 CLEMENS ROAD, UNIT 105                               Store # 289 (Cleveland West):  Westlake, OH
          WESTLAKE, OH  44145
------------------------------------------------------------------------------------------------------------------------------------
     74.  BELL WEST SHOPPING CENTER                                  Real Property Lease
          C/O MPB REALTY SERVICES                                    Store # 192:  Phoenix, AZ
          200 E. MONTEREY WAY
          PHOENIX, AZ  85012
------------------------------------------------------------------------------------------------------------------------------------
     75.  LAKESIDE DEVELOPMENT CO.                                   Real Property Lease
          955 EXECUTIVE PARKWAY, SUITE 210                           Store # 217 (Roanoke):  Salem, VA
          ST. LOUIS, MO  63141
------------------------------------------------------------------------------------------------------------------------------------
     76.  LANDMARK COMMERCIAL INC.                                   Real Property Lease
          5022 WRIGHTSVILLE AVENUE                                   Store # 307:  Wilmington, NC
          WILMINGTON, NC  28403
------------------------------------------------------------------------------------------------------------------------------------
     77.  PACESETTER ENTERPRISES                                     Real Property Lease
          C/O A.C. GOLD AND COMPANY                                  Store # 208:  South Holland, IL
          2711 W. 183RD ST., SUITE 211
          HOMEWOOD, IL  60430
------------------------------------------------------------------------------------------------------------------------------------
     78.  MCGINNIS PARTNERS                                          Real Property Lease
          555 E. LOOCKERMAN STREET                                   Store # 303:  Dover, DE
          DOVER, DE  19901
------------------------------------------------------------------------------------------------------------------------------------
     79.  MEGA PROPERTIES                                            Real Property Lease
          4849 N. MILWAUKEE AVENUE                                   Store # 152 (Lawrence):  Chicago, IL
          SUITE 302
          CHICAGO, IL  60630
------------------------------------------------------------------------------------------------------------------------------------
     80.  MITCHELL & NANCY NANCE                                     Real Property Lease
          5301 BRAGG BOULEVARD                                       Store # 109:  Fayette Auto, Fayetteville, NC
          FAYETTEVILLE, NC  28303
------------------------------------------------------------------------------------------------------------------------------------
     81.  CANYON CREEK NATIONAL BANK                                 Real Property Lease
          333 W. CAMPBELL ROAD                                       Store # 226:  Richardson, TX
          RICHARDSON, TX  75080
------------------------------------------------------------------------------------------------------------------------------------
     82.  NORTHBROOK LTD                                             Real Property Lease
          C/O SLR MANAGEMENT CORP.                                   Store # 133:  No. Charleston, NC
          P.O. BOX 1524
          FAIRFIELD, NJ  07007
------------------------------------------------------------------------------------------------------------------------------------
     83.  O'REILLY INVESTMENT COMPANY                                Real Property Lease
          P.O. BOX 1897                                              Store # 333:  Springfield, MO
          SPRINGFILED, MO  65801
------------------------------------------------------------------------------------------------------------------------------------
     84.  ORANGE TREE PROPERTIES                                     Real Property Lease
          2000 WELLS ROAD, SUITE B                                   Store # 136:  Jacksonville Auto, Orange Park, FL
          ORANGE PARK, FL  32073
------------------------------------------------------------------------------------------------------------------------------------
     85.  BRENNER LAND TRUST                                         Real Property Lease
          C/O WILLIAM F. BRENNER                                     Store # 187:  Joliet, IL
          2110 S. WABASH
          CHICAGO, IL  60616
------------------------------------------------------------------------------------------------------------------------------------
     86.  PATTON JR., JOSEPH D.                                      Real Property Lease
          32 VICK PARK "B"                                           Store # 335:  Rochester, NY
          ROCHESTER, NY  14607
------------------------------------------------------------------------------------------------------------------------------------

                                    Ex. 3-6

------------------------------------------------------------------------------------------------------------------------------------
NO.          NAME/ADDRESS OF PARTY                                                         DESCRIPTION
          TO CONTRACT OR UNEXPIRED LEASE                                          OF CONTRACT OR UNEXPIRED LEASE
------------------------------------------------------------------------------------------------------------------------------------
     87.  ROCKWELL BUILDING PARTNERSHIP                              Real Property Lease
          C/O MR. ELDON L. HOYLE                                     Store # 111:  Junction City, KS
          HOYLE REALTORS
          419 N. WASHINGTON ST.
          P.O. BOX 845
          JUNCTION CITY, KS. 66441-0845
------------------------------------------------------------------------------------------------------------------------------------
     88.  PEMBROKE VIRGINIA ASSOCIATES                               Real Property Lease
          281 INDEPENDENCE BOULEVARD                                 Store # 107:  Virginia Beach, VA
          VIRGINIA BEACH, VA  23462-2979
------------------------------------------------------------------------------------------------------------------------------------
     89.  PORTEN, MICHAEL L.                                         Real Property Lease
          P.O. BOX 941                                               Store # 108:  Hinesville, GA
          HINESVILLE, GA  31313
------------------------------------------------------------------------------------------------------------------------------------
     90.  PRINCIPLE DEVELOPMENT LTD.                                 Real Property Lease
          1001 EISENHOWER BOULEVARD                                  Store # 326:  Johnstown, PA
          SUITE A
          JOHNSTOWN, PA  15904
------------------------------------------------------------------------------------------------------------------------------------
     91.  OAK CREEK OFFICE PARK L.L.C.                               Real Property Lease
          C/O ASSET MANAGEMENT ASSOCIATES                            Store # 332:  Flint, MI
          1309 S. LINDEN AVE., SUITE A
          FLINT, MI  48532
------------------------------------------------------------------------------------------------------------------------------------
     92.  BENDERSON, RANDALL 1993-1                                  Real Property Lease
          570 DELAWARE AVENUE                                        Store # 334:  Buffalo, NY
          BUFFALO, NY  14202
------------------------------------------------------------------------------------------------------------------------------------
     93.  RBR&ST                                                     Real Property Lease
          P.O. BOX 1636                                              Store # 310:  Asheville, NC
          ASHEVILLE, NC  28802-1636
------------------------------------------------------------------------------------------------------------------------------------
     94.  REALTY ASSOCIATES, INC.                                    Real Property Lease
          2904 B TAZEWELL PIKE                                       Store # 207:  Knoxville, TN
          KNOXVILLE, TN  37918
------------------------------------------------------------------------------------------------------------------------------------
     95.  GILBERT CUBBAGE CPM                                        Real Property Lease
          CASE POMEROY PROPERTIES                                    Store # 203 (Orlando West):  Orlando, FL
          10407 CENTURION PARKWAY, N., SUITE 108
          JACKSONVILLE, FL  32256
------------------------------------------------------------------------------------------------------------------------------------
     96.  SMETANA 8876 ASSOCIATES                                    Real Property Lease
          8876 GULF FREEWAY, SUITE 240                               Store # 138:  Houston, TX
          HOUSTON, TX  77017
                                                                     Store # 5008:  Houston Recovery, Houston, TX
------------------------------------------------------------------------------------------------------------------------------------
     97.  SPIEGEL, SAM AND SIMONE                                    Real Property Lease
          10 FAIRWAY DRIVE, SUITE 114                                Store # 144:  West Palm Beach, FL
          DEERFIELD BEACH, FL  33441
------------------------------------------------------------------------------------------------------------------------------------
     98.  STATE STREET INVESTORS OF ROCKFORD                         Real Property Lease
          5301 E. STATE STREET, SUITE 205                            Store # 196:  Rockford, IL
          ROCKFORD, IL  61108
------------------------------------------------------------------------------------------------------------------------------------
     99.  STUART HOFFMAN & RICHARD ROGGE                             Real Property Lease
          7925 N. 76TH STREET                                        Store # 194:  Milwaukee, WI
          MILWAUKEE, WI  52223
------------------------------------------------------------------------------------------------------------------------------------
    100.  TOWNE BROTHERS REALTY                                      Real Property Lease
          7206 HILLSIDE                                              Store # 140:  Hillside, IL
          SPRING GROVE, IL  60081
------------------------------------------------------------------------------------------------------------------------------------

                                    Ex. 3-7

------------------------------------------------------------------------------------------------------------------------------------
NO.          NAME/ADDRESS OF PARTY                                                              DESCRIPTION
          TO CONTRACT OR UNEXPIRED LEASE                                               OF CONTRACT OR UNEXPIRED LEASE
------------------------------------------------------------------------------------------------------------------------------------
    101.  PARAMOUNT DEVELOPMENT CORP.                                Real Property Lease
          4710 OLEANDER DR.                                          Store # 339:  Myrtle Beach, SC
          MYRTLE BEACH, SC  29477
------------------------------------------------------------------------------------------------------------------------------------
    102.  TURN-KEY PARTNERSHIP                                       Real Property Lease
          2310 VILLAGE PARK COURT, NORTH                             Store # 341:  Mansfield, OH
          MANSFILED, OH  44906
------------------------------------------------------------------------------------------------------------------------------------
    103.  TWO ORACLE LIMITED COMPANY                                 Real Property Lease
          C/O ROMANO REAL ESTATE CORPORATION                         Store # 274:  Tucson, AZ
          3900 E. VIA PALOMITA
          TUCSON, AZ  85718
------------------------------------------------------------------------------------------------------------------------------------
    104.  VIRGINIA BEACH ASSOCIATES                                  Real Property Lease
          281 INDEPENDENCE BOULEVARD                                 Store # 5002 (Virginia Beach Recovery):  Virginia Beach, VA
          VIRGINIA BEACH, VA  23462-2979
------------------------------------------------------------------------------------------------------------------------------------
    105.  WRUBEL DEVELOPMENT                                         Real Property Lease
          #7 EXECUTIVE ESTATES DRIVE                                 Store # 123:  Belleville Auto Lot, Belleville, IL
          MILLSTADT, IL  62260
------------------------------------------------------------------------------------------------------------------------------------
    106.  YOUNG HO KIM                                               Real Property Lease
          3054-A BERKMAR DRIVE                                       Store # 222:  Charlottesville, VA
          CHARLOTTESVILLE, VA  22011
------------------------------------------------------------------------------------------------------------------------------------
    107.  3701 COMMERCIAL LLC                                        Real Property Lease
          333 SKOKIE BOULEVARD, SUITE 111                            Northbrook Computer Center, Northbrook, Illinois
          NORTHBROOK, IL  60062
------------------------------------------------------------------------------------------------------------------------------------
    108.  4905 TILGHMAN, L.P.                                        Real Property Lease
          C/O SOMERSET PROPERTIES, INC.                              Store # 328:  Allentown, PA
          768 N. BETHLEHEM PIKE, SUITE 203
          LOWER GWYNEDD, PA  19002
------------------------------------------------------------------------------------------------------------------------------------
    109.  7272 CORPORATION                                           Real Property Lease
          7887 SAN FELIPE, SUITE 237                                 Store # 197:  Houston North, TX
          HOUSTON, TX  77063
------------------------------------------------------------------------------------------------------------------------------------
    110.  ASSED, JED                                                 Undertaking Letter Agreement dated 1/13/98
          11411 BLACKHAWK
          HOUSTON, TX  77089
------------------------------------------------------------------------------------------------------------------------------------
    111.  BIGGERS, SABRINA K.                                        Undertaking Letter Agreement dated 1/16/98
          1580 CANTER DRIVE
          FLORISSANT, MO  63033
------------------------------------------------------------------------------------------------------------------------------------
    112.  BOKSA, BONNIE                                              Undertaking Letter Agreement dated 9/22/97
          1701 W. BELMONT
          LIBERTYVILLE, IL  60048
------------------------------------------------------------------------------------------------------------------------------------
    113.  BOROWIAK, LARRY                                            Undertaking Letter Agreement dated 3/31/97
          1600 SURRIDGE COURT
          MUNDELEIN, IL  60060
------------------------------------------------------------------------------------------------------------------------------------
    114.  BOSSON, RICHARD                                            Undertaking Letter Agreement dated 4/23/97
          3300 COVE CAY DRIVE
          APT 1-G
          CLEARWATER, FL  34620
------------------------------------------------------------------------------------------------------------------------------------
    115.  BRINCAT, JEFFREY                                           Undertaking Letter Agreement dated 6/2/97
          16 CAMBRIDGE DRIVE
          HAWTHORNE WOODS, IL  60047
------------------------------------------------------------------------------------------------------------------------------------
    116.  BRINCANT, JOHN JR.                                         Undertaking Letter Agreement dated 6/16/97
          21357 W. BOSCHOME
          KILDEER, IL  60047
------------------------------------------------------------------------------------------------------------------------------------
    117.  CAREY, GEORGE                                              Undertaking Letter Agreement dated 4/15/97
          794 N. OAKWOOD AVENUE
          LAKE FOREST, IL  60045
------------------------------------------------------------------------------------------------------------------------------------

                                    Ex. 3-8

-------------------------------------------------------------------------------------------------------
NO.            NAME/ADDRESS OF PARTY                               DESCRIPTION
          TO CONTRACT OR UNEXPECTED LEASE                 OF CONTRACT OR UNEXPIRED LEASE
-------------------------------------------------------------------------------------------------------
118.  CHOOKASZIAN, DENNHIS H.                            Indemnification Agreement dated 3/20/97
      C/O KIRKLAND AND ELLIS
      200 EAST RANDOLPH
      CHICAGO, IL  60601
---------------------------------------------------------------------------------------------------------
119.  CROFT, WILLIAM C.                                  Indemnification Agreement dated 3/20/97
      C/O KIRKLAND AND ELLIS
      200 EST RANDOLPH
      CHICAGO, IL  60601
---------------------------------------------------------------------------------------------------------
120.  FRANCIS, MIKE                                      Undertaking Letter Agreement dated 1/19/98
      319 SOUTH 2ND STREET
      VIVIAN, LA  71082
---------------------------------------------------------------------------------------------------------
121.  GORDON, EDWARD                                     Undertaking Letter Agreement dated 7/2/97
      C/O LEVIN MIDDLEBROOKS THOMAS ET AL
      ATTN:  JAMES R. GREEN
      P.O. BOX 12308
      316 S. BAYLEN STREET
      PENSACOLA, FL  32581
---------------------------------------------------------------------------------------------------------
122.  GOULD, STEVEN                                      Indemnification Agreement dated 4/6/89
      14365 W. BRAEMORE CLOSE
      GREEN OAKS, IL  60048
---------------------------------------------------------------------------------------------------------
123.  GREEN, AL                                          Undertaking Letter Agreement dated 1/12/98
      2480 OTTER CREEK LANE
      ELGIN, IL  60123-5608
---------------------------------------------------------------------------------------------------------
124.  GUNTHER, JOHN                                      Undertaking Letter Agreement dated 6/17/98
      3456 ASHMORE LANE
      PACE, FL  32571
---------------------------------------------------------------------------------------------------------
125.  GUTHRIE, JIM                                       Undertaking Letter Agreement dated 1/30/98
      18352 DALLAS PARKWAY
      BOX 136-337
      DALLAS, TX  75287
---------------------------------------------------------------------------------------------------------
 126.  HAILEY, STEVEN A.                                  Undertaking Letter Agreement dated 3/24/98
       1252 HWY 1194
       MARKSVILLE, LA  71351
-------------------------------------------------------------------------------------------------------
 127.  HOLMES, JOHN                                       Undertaking Letter Agreement dated 3/12/98
       133 WHITELOCK DRIVE
       MARIETTA, GA  30064
-------------------------------------------------------------------------------------------------------
 128.  IKERD, GAY                                         Undertaking Letter Agreement dated 2/2/98
       3772 HIGHWAY 452
       MARKSVILLE, LA  71351
-------------------------------------------------------------------------------------------------------
 129.  JOHNSON, CLIFFORD R.                               Indemnification Agreement dated 3/20/97
       C/O KIRKLAND AND ELLIS
       200 EAST RANDOLPH
       CHICAGO, IL  60601
-------------------------------------------------------------------------------------------------------
 130.  JOHNSON, THELMA                                    Undertaking Letter Agreement dated 1/30/98
       1310 HAMBLEH ROAD
       HUMBLE, TX  77339
-------------------------------------------------------------------------------------------------------
 131.  JOYNER, BUD                                        Undertaking Letter Agreement dated 1/13/98
       1725 HOLMAN ROAD
       HOSCHTON, GA  30548
-------------------------------------------------------------------------------------------------------
 132.  KAPLAN, DAVE                                       Undertaking Letter Agreement dated 1/13/98
       1877 NW 99TH AVENUE
       PLANTATION, FL  33324
-------------------------------------------------------------------------------------------------------

                                   Ex.  3-9

-------------------------------------------------------------------------------------------------------
NO.            NAME/ADDRESS OF PARTY                               DESCRIPTION
          TO CONTRACT OR UNEXPECTED LEASE                 OF CONTRACT OR UNEXPIRED LEASE
-------------------------------------------------------------------------------------------------------
 133.  KURCZYNSKI, GREG                             Undertaking Letter Agreement dated 1/30/98
       62 WINDSOR DRIVE
       ENGLEWOOD, FL  34226-0008
-------------------------------------------------------------------------------------------------------
 134.  LABEACH, MARJORIE                            Undertaking Letter Agreement dated 1/2/98
       1275 RIVER VISTA ROW, #137
       SAN DIEGO, CA  92111
-------------------------------------------------------------------------------------------------------
 135.  LAIBLIN, WALTER A.                           Undertaking Letter Agreement Dated 6/17/98
       1736 S. HIAWASSEE ROAD
       APT. 36
       ORLANDO, FL 32835-6406
-------------------------------------------------------------------------------------------------------
 136.  LAM, CHARLES                                 Undertaking Letter Agreement dated 1/5/98
       9050 PARK BLVD. #8
       LARGO, FL  33777
-------------------------------------------------------------------------------------------------------
 137.  LAWSON, RICHARD                              Undertaking Letter Agreement dated 3/13/98
       511-6 BAYMEADOWS ROAD, #106
       JACKSONVILLE, FL  32217
-------------------------------------------------------------------------------------------------------
 138.  LOEF, JAMES                                  Undertaking Letter Agreement dated 9/17/97
       273 SHADOW BEND
       WHEELING, IL  60090
-------------------------------------------------------------------------------------------------------
 139.  LUCE, JAMES D.                               Undertaking Letter Agreement dated 1/12/98
       7514 NEBRASKA AVE.
       NEW PORT RICHEY, FL  34653
-------------------------------------------------------------------------------------------------------
 140.  MCDONALD, JANETH                             Undertaking Letter Agreement dated 1/2/98
       429 SHERIDAN ROAD, #10
       HIGHWOOD, IL  60040
-------------------------------------------------------------------------------------------------------
 141.  MCNALLY, ANDREW IV                           Indemnification Agreement dated 3/20/97
       C/O KIRKLAND AND ELLIS
       200 EAST RANDOLPH
       CHICAGO, IL  60601
-------------------------------------------------------------------------------------------------------
 142.  MCPHEE, BRUCE I.                             Indemnification Agreement dated 3/20/97
       C/O KIRKLAND AND ELLIS
       200 EAST RANDOLPH
       CHICAGO, IL  60601
-------------------------------------------------------------------------------------------------------
 143.  METZ, DENISE                                 Undertaking Letter Agreement dated 2/3/98
       1445 CHURCHHILL CT
       APT #106 K
       MUNDELEIN, IL  60060
-------------------------------------------------------------------------------------------------------
 144.  MIZEL, GERALD                                Undertaking Letter Agreement
       15 COUNTRY LANE
       NORTHFIELD, IL  60093
-------------------------------------------------------------------------------------------------------
 145.  OWEN, BRAD                                   Undertaking Letter Agreement dated 9/25/97
       1752 NORTH SHORE AVENUE
       CHICAGO, IL  60626
-------------------------------------------------------------------------------------------------------
 146.  PARKS, KENNETH                               Undertaking Letter Agreement dated 6/18/98
       373 WINDERMERE BLVD.
       ALEXANDRIA, LA  71303
-------------------------------------------------------------------------------------------------------
 147.  PERNA, REGINA                                Undertaking Letter Agreement dated 5/28/97
       6871 W. MT VERON COURT
       GURNEE, IL  60031
-------------------------------------------------------------------------------------------------------
 148.  PETERS, DAVE                                 Undertaking Letter Agreement dated 1/98
       2337 TIFFANY CIRCLE
       FLORENCE, MS  39073
-------------------------------------------------------------------------------------------------------

                                   Ex. 3-10

-------------------------------------------------------------------------------------------------------
NO.            NAME/ADDRESS OF PARTY                               DESCRIPTION
          TO CONTRACT OR UNEXPECTED LEASE                 OF CONTRACT OR UNEXPIRED LEASE
-------------------------------------------------------------------------------------------------------
 149.  PIATKIEWIC, BOB                                    Undertaking Letter Agreement dated 1/21/98
       1521 ARLINGTON AVENUE
       BATON ROUGE, LA  70808
-------------------------------------------------------------------------------------------------------
 150.  POND, CHARLEY                                      Undertaking Letter Agreement dated 4/1/97
       25985 N. OAK HILL ROAD
       LAKE BARRINGTON, IL  60010
-------------------------------------------------------------------------------------------------------
 151.  PORTER, DON                                        Undertaking Letter Agreement dated 1/16/98
       2500 CHAPELWOOD DRIVE
       PITTSBURGH, PA  15241
-------------------------------------------------------------------------------------------------------
 152.  PRATT, JOHN                                        Indemnification Agreement dated 4/6/89
       15210 LAUREL LANE S.
       PEMBROKE PINES, FL  33207
-------------------------------------------------------------------------------------------------------
 153.  SCHUBLE, GARY                                      Undertaking Letter Agreement dated 1/12/98
       2657 LOTA COURT
       ORANGE PARK, FL  32073
-------------------------------------------------------------------------------------------------------
 154.  SHANER, CAROLYN                                    Undertaking Letter Agreement dated 10/6/97
       401 LONGOASTLE DRIVE, #4
       GREEN CASTLE, IN  46135
-------------------------------------------------------------------------------------------------------
 155.  SMITH, DAN G.                                      Undertaking Letter Agreement dated 1/9/98
       3114 PEBBLE HILL CT.
       SELLERSBURG, IN  47172
-------------------------------------------------------------------------------------------------------
 156.  SMITH, ROBERT L.                                   Undertaking Letter Agreement dated 1/27/98
       122 FAIRBURY DR.
       GOOSE CREEK, SC  29445
-------------------------------------------------------------------------------------------------------
 157.  SNYDER, LOREN                                      Undertaking Letter Agreement dated 6/17/98
       2308 BRIAR LANE
       LINDENHURST, IL  60046
-------------------------------------------------------------------------------------------------------
 158.  STAUTZENBACH, EDWARD G.                            Undertaking Letter Agreement dated 10/20/97
       610 E. FAIRVIEW
       ARLINGTON HGTS, IL  60005
-------------------------------------------------------------------------------------------------------
 159.  STEINGRABER, FRED G.                               Indemnification Agreement dated 3/20/97
       C/O KIRKLAND AND ELLIS
       200 EAST RANDOLPH
       CHICGO, IL  60601
-------------------------------------------------------------------------------------------------------
 160.  STEPHENS, JOHN                                     Undertaking Letter Agreement dated 1/15/98
       8154 HWY 107
       MANSURA, LA  71350-0000
-------------------------------------------------------------------------------------------------------
 161.  TAYLOR, DAVE                                       Undertaking Letter Agreement dated 1/98
       1720 ARABIAN LANE
       PALM HARBOR, FL  34685
-------------------------------------------------------------------------------------------------------
 162.  TERRA, ESTATE OF DANIEL J.                         Undertaking Letter Agreement dated 9/15/97
       528 ROSLYN
       KENILWORTH, IL  60043
-------------------------------------------------------------------------------------------------------
 163.  TILSON, SHEILA                                     Undertaking Letter Agreement dated 5/27/97
       1023 SHADY TREE LANE
       WHEELING, IL  60090
-------------------------------------------------------------------------------------------------------
 164.  VALLEM, BRADLEY                                    Undertaking Letter Agreement dated 4/9/97
       206 LONSDALE
       PROSPECT HEIGHTS, IL  60070
-------------------------------------------------------------------------------------------------------
 165.  WALKER, CLIFF                                      Undertaking Letter Agreement dated 1/14/98
       1439 MARKEL DRIVE
       WINTERGARDEN, FL  34787
-------------------------------------------------------------------------------------------------------

                                   Ex. 3-11

-------------------------------------------------------------------------------------------------------
NO.            NAME/ADDRESS OF PARTY                               DESCRIPTION
          TO CONTRACT OR UNEXPECTED LEASE                 OF CONTRACT OR UNEXPIRED LEASE
-------------------------------------------------------------------------------------------------------
 166.  WATSON, CHARLES                                    Undertaking Letter Agreement dated 1/19/98
       9014 MARVA DRIVE
       SHREVEPORT, LA  71118
-------------------------------------------------------------------------------------------------------
 167.  WICKLANDER, PHILIP                                 Indemnification Agreement dated 3/20/97
       C/O KIRKLAND AND ELLIS
       200 EAST RANDOLPH
       CHICAGO, IL  60601
-------------------------------------------------------------------------------------------------------
 168.  WILT, BILL                                         Undertaking Letter Agreement dated 12/20/97
       6421 W. CORONA DRIVE
       CHANDLER, AZ  85226
-------------------------------------------------------------------------------------------------------
 169.  WOODALL, RALPH                                     Undertaking Letter Agreement dated 1/98
       186 BLANCO PEAK
       KERNERSVILLE, NC  27284
-------------------------------------------------------------------------------------------------------
 170.  ZLATOS, FRANK                                      Undertaking Letter Agreement dated 1/23/98
       770 THOMASZEWSKI
       LEMONT, IL  60439
-------------------------------------------------------------------------------------------------------

                                   Ex. 3-12

                        UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF ILLINOIS
                               EASTERN DIVISION


In re:                    )
                          ) Case No. 98 B 20763
MERCURY FINANCE COMPANY,  ) Honorable Erwin I. Katz
a Delaware Corporation,   ) Chapter 11
                          )
          Debtor.         )
_________________________ )



                       SUPPLEMENTAL MODIFICATION TO THE
                     SECOND AMENDED PLAN OF REORGANIZATION
                          OF MERCURY FINANCE COMPANY
                          --------------------------


          Mercury Finance Company, Debtor and Debtor-In-Possession, hereby submits the following supplemental modification to the Second Amended Plan of Reorganization of Mercury Finance Company Under Chapter 11 of the Bankruptcy Code (the "Plan") dated as of December 29, 1998:


          1. Exhibit 3 to the Plan is hereby modified to read in its entirety as attached hereto as Exhibit A and incorporated herein.

                                   Ex. 3-28

                                   EXHIBIT A
                                   ---------



                        UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF ILLINOIS
                               EASTERN DIVISION

In re:                           )
                                 )    Case No. 98 B 20763
MERCURY FINANCE COMPANY,         )    Honorable Erwin I. Katz
a Delaware Corporation,          )    Chapter 11
                                 )
          Debtor.                )
________________________________ )



                  MODIFICATIONS TO THE SECOND AMENDED PLAN OF
                  -------------------------------------------
                   REORGANIZATION OF MERCURY FINANCE COMPANY
                   -----------------------------------------


          Mercury Finance Company, Debtor and Debtor-In-Possession, hereby submits the following modifications (the "Plan Modifications") to the Second Amended Plan of Reorganization of Mercury Finance Company Under Chapter 11 of the Bankruptcy Code (the "Plan")/2/ dated as of December 29, 1998:

          1. Certain terms, the definitions for which are set forth in Article 1 of the Plan, are hereby redefined as follows:

               a. The term "DISTRIBUTION RECORD DATE" is hereby modified to read in its entirety as follows :


               "DISTRIBUTION RECORD DATE means the Business Day immediately preceding the Effective Date."


               b. The term "EXCESS CASH" is hereby modified to read in its entirety as follows:

____________________
/2/ Capitalized terms as used in this Plan Modification shall have the meanings ascribed to them in the Plan, unless otherwise defined herein. In addition, in accordance with Article 1 of the Plan, any term used in the Plan or this Plan Modification that is not defined in this Plan or this Plan Modification, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to such term in the Bankruptcy Code or the Bankruptcy Rules.

                                   Ex. 3-13

          "EXCESS CASH means, as of the day immediately preceding the Effective Date, the ending book cash balance of the Debtor on a fully consolidated basis, which cash shall include overnight investments, cash, corporate accounts, credit card cash, and branch cash including cash of Midland (but only to the extent such branch cash in the aggregate exceeds $3,000,000) and proceeds from the sale of the credit card portfolio when received, minus the sum of (a) $55,100,000 or such
                                        -----
          greater amount to be agreed to by the Debtor and the Creditors' Committee, (b) the Interest Reserve, (c) the Professional Fee Reserve,
          (d) the Signing Bonus, (e) ordinary course payments accrued but not paid on the Effective Date, including but not limited to, D&O insurance premiums for the Reorganized Debtor's board of directors, and (f) the aggregate amount of cash to be distributed under the Plan other than to Class 4."

          c. The term "NEW COMMON STOCK" is hereby modified to read in its entirety as follows:

          "NEW COMMON STOCK means the 50,000,000 shares of Common Stock par value $0.01 per share of the Reorganized Debtor authorized pursuant to the Amended and Restated Certificate of Incorporation, 10,000,000 shares of which are to be issued and distributed in accordance with the Plan constituting 100% of the total number of shares of such Common Stock to be issued and outstanding immediately after the Effective Date."

          d. The term "OUTSIDE DIRECTORS RESERVE" is hereby modified to read in its entirety as follows:

          "OUTSIDE DIRECTORS RESERVE means a fund of $350,000 deposited into a segregated account by the Debtor to be used for purposes of reimbursement of continuing indemnification costs of current outside directors."

          e. The term "REORGANIZED DEBTOR" is hereby modified to read in its entirety as follows:

          "REORGANIZED DEBTOR means the Debtor on and after the Effective Date and shall thereafter be known as Mercury Finance Company or any other name designated by the board of directors for the Reorganized Debtor."

          f. The term "TRADE CLAIMS" is hereby modified to read in its entirety as follows:

          "TRADE CLAIM means any Unsecured Claim against the Debtor arising from or with respect to the sale of goods or services to the Debtor, including Allowed Claims based on rejection of executory contracts or unexpired leases, prior to the Petition Date, in the ordinary course of the Debtor's business, including but not limited to, any Claim of an employee and/or director that is not a Priority Claim or an Indemnification Claim and any Claim of a Nondebtor Subsidiary against the Debtor, but excluding any claim by KPMG Peat Marwick, whether arising by contract or for contribution or indemnity."

                                   Ex. 3-14

          Section 2.03 of the Plan is hereby modified to read in its entirety as follows:

          "2.03   TAX CLAIMS.  The Debtor waives jurisdiction of the Court
          pursuant to section 5.05 of the Code. Notwithstanding the limited waiver of section 5.05 of the Code, and unless otherwise agreed to by the parties, each holder of a Tax Claim will receive Cash equal to the unpaid portion of such Tax Claim on or as soon as practical after the later of (i) the Effective Date, and (ii) the date on which such Claim becomes an Allowed Claim; provided, however, that at the option of the Reorganized Debtor, the Reorganized Debtor may pay Tax Claims over a period not exceeding six (6) years after the date of assessment of the Tax Claim as provided in subsection 1129(a)(9)(C) of the Bankruptcy Code. If the Reorganized Debtor elects this option as to any Tax Claim, then the payment of such Tax Claim shall be made in equal semiannual installments with the first installment due on the latest of: (i) the Effective Date, (ii) 30 calendar days after the date on which an order allowing such Tax Claim becomes a Final Order, and
          (iii) such other time as may be agreed to by the holder of such Tax Claim and the Reorganized Debtor. Each installment shall include simple interest on the unpaid portion of such Tax Claim, without penalty of any kind, at the statutory rate of interest provided for such taxes under applicable nonbankruptcy law; provided, however, that the Reorganized Debtor shall reserve the right to pay any Tax Claim, or any remaining balance of such Tax Claim, in full, at any time on or after the Effective Date, without premium or penalty."

     3. Section 3.08 of the Plan is hereby modified to read in its entirety as follows:

          "3.08 CLASS 7B SECURITIES FRAUD CLAIMS AND DIVIDEND CLAIMS. Class 7B consists of all holders of Securities Fraud Claims and Dividend Claims, other than Beneficiaries."

     4. Section 6.04 of the Plan is hereby modified to read in its entirety as follows:

          6.04 SURRENDER OF INSTRUMENTS AND RECEIPT OF DISTRIBUTIONS--SENIOR DEBT CLAIMS AND SUBORDINATED NOTEHOLDER CLAIMS. As a condition to participation under the Plan, each holder of a Senior Debt Claim or a Subordinated Noteholder Claim is required to provide evidence of the securities evidencing the Senior Debt Claims and Subordinated Noteholders Claims ("Old Securities") by (i) completing and returning a Letter of Transmittal to the Exchange Agent, together with certificates (to the extent such exist) representing their Old Securities (the "Tendered Certificates"), or (ii) completing the book-entry confirmation procedure, promptly after the Confirmation Date. Holders of Senior Debt Claims relating to commercial paper need not tender any certificates, as no such certificates exist evidencing the commercial paper. Promptly following the Effective Date, the Exchange Agent will mail to those persons who have properly completed and returned Letters of Transmittal and Tendered Certificates or completed the book-entry confirmation procedure, certificates representing the New Senior Secured Notes, the New Junior Subordinated Notes and/or the New Common Stock to be issued in accordance with the Plan. HOLDERS
          OF OLD SECURITIES WHO HAVE NOT PROPERLY COMPLETED AND RETURNED TO THE EXCHANGE AGENT LETTERS OF TRANSMITTAL OR COMPLETED THE BOOK-ENTRY CONFIRMATION PROCEDURE WITHIN TWO YEARS OF THE EFFECTIVE DATE, TOGETHER WITH THE TENDERED CERTIFICATES, WILL NOT RECEIVE THE CERTIFICATES OR CASH TO WHICH THEY ARE OTHERWISE ENTITLED PURSUANT TO THE PLAN NOR WILL THEY BE ENTITLED TO ANY OTHER DISTRIBUTION UNDER THE PLAN. The Debtor selected two years as opposed to the five year period permitted (but not required) under section 1143 of the Bankruptcy Code because the securities mature in less than five years and the Debtor believes that the cost and expense of establishing an escrow fund for delinquent tenders outweighs the risk that substantial holders of Old Securities will fail to surrender their certificates within two years.

               Book-Entry Transfer. The Exchange Agent will establish an account with respect to the Old Securities at DTC. Any tendering financial institution that is a participant in DTC's book-entry transfer facility system must make a book-entry delivery of the Old Securities by causing DTC to

                                   Ex. 3-15
          transfer such Old Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. Such holder of Old Securities should transmit its acceptance to DTC on or prior to the two years from the Effective Date (or comply with the guaranteed delivery procedures set forth below), DTC will verify such acceptance, execute a book-entry transfer of the tendered Old Securities Notes into the Exchange Agent's account at DTC and then send to the Exchange Agent confirmation of such book-entry transfer, including an agent's message confirming that DTC has received an express acknowledgment from such holder that such holder has received and agrees to be bound by the Letter of Transmittal and that the company may enforce the Letter of Transmittal against such holder (a "book-entry confirmation").

               A beneficial owner of Old Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial owner wishes to participate.

               DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

               Letters of Transmittal. Signatures on a Letter of Transmittal must be guaranteed by an Eligible Institution (as defined below), unless the Old Securities tendered pursuant thereto are tendered for the account of an Eligible Institution. If signatures on a Letter of Transmittal are required to be guaranteed, such guarantees must be by a member firm of a registered national securities exchange in the United States, a member of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or a correspondent in the United States (each of which is an "Eligible Institution"). If Old Securities are registered in the name of a person other than the person signing the Letter of Transmittal, in order to be validly tendered, the Old Securities must be endorsed or accompanied by properly completed power of authority, with signature guaranteed by an Eligible Institution.

               Holders of Old Securities who are not holders of record on the Distribution Record Date should:

               (i) obtain a properly completed Letter of Transmittal (or facsimile thereof) from the record holder on the Distribution Record Date,

               (ii) obtain and include with the Letter of Transmittal a properly competed stock or bond power, as the case may be, from the record holder, or

               (iii) effect a record transfer of their Old Securities prior to delivery of the Letter of Transmittal.

               If a holder desires to tender Old Securities pursuant to the Letter of Transmittal but is unable to locate the Tendered Certificates, such holder should write to or telephone the Exchange Agent about procedures for obtaining replacement certificates for Old Securities or arranging for indemnification.

               ALL QUESTIONS AS TO THE VALIDITY, FORM, ELIGIBILITY (INCLUDING TIME OF RECEIPT), AND ACCEPTANCE OF BALLOTS, LETTERS OF TRANSMITTAL AND TENDERED CERTIFICATES WILL BE RESOLVED BY THE DEBTOR, WHOSE DETERMINATION WILL BE FINAL AND BINDING, SUBJECT ONLY TO REVIEW BY THE COURT UPON APPLICATION WITH DUE NOTICE TO ANY AFFECTED PARTIES IN INTEREST. THE DEBTOR RESERVES THE RIGHT TO REJECT ANY AND ALL BALLOTS, LETTERS OF TRANSMITTAL AND TENDERED CERTIFICATES NOT IN PROPER FORM, OR LETTERS OF TRANSMITTAL AND TENDERED CERTIFICATES, THE DEBTOR'S ACCEPTANCE OF WHICH WOULD, IN THE OPINION OF THE DEBTOR OR ITS COUNSEL, BE UNLAWFUL.

     5. Section 6.05 of the Plan is hereby modified to read in its entirety as follows:

                                   Ex. 3-16

          "6.05 DISTRIBUTION RECORD DATE--OLD COMMON STOCK. At the close of business on the Distribution Record Date, the transfer ledgers for the Old Common Stock shall be closed, and there shall be no further changes in the record holders of the Old Common Stock. The Debtor shall have no obligation to recognize any transfer of the Old Common Stock occurring on or after the Distribution Record Date. The Debtor shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date.

          As a condition to participation under the Plan, each holder of a Equity Interest is required to provide evidence of the securities evidencing the Equity Interest ("Old Securities") by (i) completing and returning a Letter of Transmittal to the Exchange Agent, together with certificates (to the extent such exist) representing their Old Securities (the "Tendered Certificates"). Promptly following the Effective Date, the Exchange Agent will mail to those persons who have properly completed and returned Letters of Transmittal and Tendered Certificates, certificates representing the New Common Stock and New Warrants to be issued in accordance with the Plan. HOLDERS OF OLD SECURITIES WHO HAVE NOT PROPERLY COMPLETED AND RETURNED TO THE EXCHANGE AGENT LETTERS OF TRANSMITTAL WITHIN TWO YEARS OF THE EFFECTIVE DATE, TOGETHER WITH THE TENDERED CERTIFICATES, WILL NOT RECEIVE THE CERTIFICATES TO WHICH THEY ARE OTHERWISE ENTITLED PURSUANT TO THE PLAN NOR WILL THEY BE ENTITLED TO ANY OTHER DISTRIBUTION UNDER THE PLAN. The Debtor selected two years as opposed to the five year period permitted (but not required) under section 1143 of the Bankruptcy Code because the securities mature in less than five years and the Debtor believes that the cost and expense of establishing an escrow fund for delinquent tenders outweighs the risk that substantial holders of Old Securities will fail to surrender their certificates within two years.

          Letters of Transmittal. Signatures on a Letter of Transmittal must be guaranteed by an Eligible Institution (as defined below), unless the Old Securities tendered pursuant thereto are tendered for the account of an Eligible Institution or such signature guarantee if not otherwise required by applicable law. If signatures on a Letter of Transmittal are required to be guaranteed, such guarantees must be by a member firm of a registered national securities exchange in the United States, a member of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or a correspondent in the United States (each of which is an "Eligible Institution"). If Old Securities are registered in the name of a person other than the person signing the Letter of Transmittal, in order to be validly tendered, the Old Securities must be endorsed or accompanied by properly completed power of authority, with signature guaranteed by an Eligible Institution.

               Holders of Old Securities who are not holders of record on the Distribution Record Date should:

               (i) obtain a properly completed Letter of Transmittal (or facsimile thereof) from the record holder on the Distribution Record Date, or

               (ii) obtain and include with the Letter of Transmittal a properly competed stock or bond power, as the case may be, from the record holder.

               If a holder desires to tender Old Securities pursuant to the Letter of Transmittal but is unable to locate the Tendered Certificates, such holder should write to or telephone the Exchange Agent about procedures for obtaining replacement certificates for Old Securities or arranging for indemnification.

          ALL QUESTIONS AS TO THE VALIDITY, FORM, ELIGIBILITY (INCLUDING TIME OF RECEIPT), AND ACCEPTANCE OF BALLOTS, LETTERS OF TRANSMITTAL AND TENDERED CERTIFICATES WILL BE RESOLVED BY THE DEBTOR, WHOSE DETERMINATION WILL BE FINAL AND BINDING, SUBJECT ONLY TO REVIEW BY THE COURT UPON APPLICATION WITH DUE NOTICE TO ANY AFFECTED PARTIES IN INTEREST. THE DEBTOR RESERVES THE RIGHT TO REJECT ANY AND ALL BALLOTS, LETTERS OF

                                   Ex. 3-17

          TRANSMITTAL AND TENDERED CERTIFICATES NOT IN PROPER FORM, OR LETTERS OF TRANSMITTAL AND TENDERED CERTIFICATES, THE DEBTORS ACCEPTANCE OF WHICH WOULD, IN THE OPINION OF THE DEBTOR OR ITS COUNSEL, BE UNLAWFUL."

     6. Section 6.07 of the Plan is hereby modified to read in its entirety as follows:

          "6.07 UNCLAIMED DISTRIBUTIONS. If any holder of a Claim or Interest entitled to a distribution directly from the Exchange Agent under the Plan cannot be located on the Effective Date, such distributions shall be set aside and maintained by the Exchange Agent. If such person is located within two years of the Effective Date, such distributions shall be distributed to such person. If such person cannot be located within two years of the Effective Date, any such securities shall become the property of and shall be released to the Reorganized Debtor; provided, however, that nothing contained in this Plan shall require the Reorganized Debtor or the Exchange Agent to attempt to locate such person."

     7. Section 8.02 of the Plan is hereby modified to read in its entirety as follows:

          "8.02 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION. On the Effective Date, the Reorganized Debtor shall file its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware in accordance with Section 103 of the Delaware General Corporation Law. The Amended and Restated Certificate of Incorporation will, among other things, provide (to the extent necessary to effectuate the terms of the Plan) for (i) the prohibition of the issuance of non-voting equity securities, and (ii) the authorization of 50,000,000 shares of the New Common Stock, and which encompasses the shares to be issued upon exercise of the New Warrants; and the shares to be issued upon the exercise of stock options granted for management of the Reorganized Debtor pursuant to the amended stock option plan. Confirmation of the Plan shall constitute an election by the Reorganized Debtor not to be governed by Section 203 of the Delaware General Corporation Law."

                                   Ex. 3-18

     8. Section 8.06 of the Plan is hereby modified to read in its entirety as follows:

          "8.06 CANCELLATION OF SECURITIES AND AGREEMENTS. Except as expressly provided in the Plan or in the Confirmation Order, on the Effective Date, the Debtor's commercial paper, short-term notes, senior notes, the Gulfco notes, Subordinated Notes, Old Common Stock, options, shareholder's rights plans and all the documentation relating thereto, shall be cancelled and all obligations of the Debtor under or in respect of any of the foregoing shall be terminated. Notwithstanding the foregoing, although all stock options of the Debtor shall be cancelled, the Debtor's existing option plan shall be amended as set forth in Exhibit 4 to the Plan to permit the grant of new options in accordance with the Plan, as amended."

     9. Section 8.07 of the Plan is hereby modified to read in its entirety as follows:

          "8.07 MANAGEMENT OF THE REORGANIZED DEBTOR. Upon the Effective Date, the operation of the Reorganized Debtor shall become the general responsibility of the board of directors who shall, thereafter, have the responsibility for the management, control and operation of the Reorganized Debtor. The board of directors of the Reorganized Debtor shall be comprised of seven (7) persons, 4 of whom will be designated by the Creditors' Committee, one of whom shall be the new CEO, 1 of whom shall be nominated by the new CEO and shall be reasonably acceptable to the Creditors' Committee, and one of whom will be nominated by the Equity Holders' Committee and shall be reasonably acceptable to the Creditors' Committee and the new CEO. The identity of each of the nominees shall be announced prior to or at the hearing on the confirmation of the Plan. Such persons shall be deemed elected pursuant to the Confirmation Order, and such elections shall be effective on and after the Effective Date, without any requirement of further action by stockholders of the Reorganized Debtor. The initial chairman of the board of directors of the Reorganized Debtor shall be chosen by the board of directors of the Reorganized Debtor after the Effective Date. Upon the Effective Date, the Employment Agreement shall be executed and delivered by the Reorganized Debtor and the new CEO and shall then become effective."

     10. Section 8.11 of the Plan is hereby modified to read in its entirety as follows:

          "8.11 CORPORATE ACTIONS. The issuance of the New Common Stock and the New Warrants, the amendment of the Debtor's existing option plan, the adoption of the Amended and Restated Certificate of Incorporation and By-laws by the Reorganized Debtor, the selection of certain directors and officers of the Reorganized Debtor, the execution and delivery of any documents to be executed and delivered under the Plan (including the Employment Agreement, including the stock option agreement attached thereto), and other matters under the Plan involving the corporate structure of the Debtor or corporate action by the Debtor shall be deemed to have occurred and be effective on and after the Effective Date without any requirement of further action by stockholders or directors of the Debtor pursuant to and in accordance with Section 303 of the Delaware General Corporation Law. Without limiting the foregoing, upon entry of the Confirmation Order by the Clerk of the Court, the Filing by the Debtor or the Reorganized Debtor of the Amended and Restated Certificate of Incorporation and By-laws shall be authorized and approved in all respects. On the Effective Date, or as soon thereafter as is practicable, pursuant to applicable state law, the Reorganized Debtor shall file with the applicable state governmental agencies or offices the respective Certificates of Incorporation and By-laws."

     11. Section 8.15 of the Plan is hereby modified to read in its entirety as follows:

                                   Ex. 3-19

          "8.15 ADMINISTRATION OF THE CLASS 7B LIQUIDATING TRUST. On the Effective Date: (i) the Debtor shall duly execute two originals of the Class 7B Liquidating Trust Agreement, a copy of which is attached to the Disclosure Statement as Exhibit U, (ii) deliver one signed original thereof to the Trustees identified below, thereby establishing a trust which shall be known as the Class 7B Liquidating Trust, and (iii) file one fully executed original of the Class 7B Liquidating Trust Agreement with the clerk of the Court.

          The provisions of the Class 7B Liquidating Trust Agreement are incorporated into the Plan, as if the same were fully set forth herein. The operation of the Class 7B Liquidating Trust shall be governed by the provisions of the Class 7B Liquidating Trust Agreement and this Section 8.15 of the Plan. Reference should be made to the Class 7B Liquidating Trust Agreement for a complete statement of the terms and conditions governing the operation of the Class 7B Liquidating Trust and the administration of the assets of the Class 7B Liquidating Trust since not all of such terms and conditions are set forth in this Section 8.15. It is the intent of the Plan that the provisions of the Class 7B Liquidating Trust Agreement shall be consistent with the provisions of this Section 8.15 of the Plan. To the extent, if any, that the provisions of the Class 7B Liquidating Trust Agreement and the provisions of this Section 8.15 of the Plan may be inconsistent, the provisions of this Section 8.15 of the Plan shall govern.

          The Trustees. Initially the current members of the Securities
          ------------
          Claimants' Committee shall serve as Trustees. The Trustees shall serve for the duration of the Class 7B Liquidating Trust, subject to earlier death, resignation, mandatory disqualification, or removal. If at any time subsequent to the Effective Date there are less than three (3) Trustees, within ten (10) days thereof the remaining Trustees shall elect a successor Trustee or Trustees, subject to the Court's approval. For purposes of the Class 7B Liquidating Trust Agreement, "mandatory disqualification" of a Trustee will occur in the event that the Class 7B Claim asserted by such Trustee is disallowed in its entirety or is allocated a distribution in an amount less than Fifteen Thousand Dollars ($15,000), whether by virtue of a consensual allowance/allocation approved by the Court or a decision by the Arbitrator.

          Initial Trust Assets. On the Effective Date, the Reorganized Debtor
          --------------------
          shall transfer and assign to the Class 7B Liquidating Trust, to be held in trust, for the holders of Allowed Class 7B Claims all of the Debtor's, the Reorganized Debtor's, and the Estate's rights, title, and interest in and to all of the following (collectively, the "INITIAL TRUST ASSETS"): (a) the sum of Five Million Dollars ($5,000,000) in cash which sum shall be transferred pursuant to the wire transfer instructions provided by the Securities Claimants' Committee; and (b) the Company KPMG Claims, as that term is defined above in Article I.A. of the Plan, together with complete and exclusive control of the prosecution and/or settlement of the Company KPMG Claims and (c) $250,000 in cash, which sum shall be transferred pursuant to wire transfer instructions provided by the Securities Claimants' Committee, for fees and costs to be incurred in connection with the administration of the Class 7B Liquidating Trust. The Company KPMG Claims and attendant prosecution rights shall be deemed to be assets of the Class 7B Liquidating Trust as of the Effective Date. Upon delivery of the distributions to the Class 7B Liquidating Trust required to be made by the Debtor pursuant to Section 5.05 and this paragraph, the Debtor and the Reorganized Debtor shall have no obligation or liability to the Trust or any of the beneficiaries of the Trust, other than to cause the claims administrator to forward Requests for Allowance to the Class 7B Claims Administrator and to cooperate with the Trustees, as set forth in Section 2.04 of the Class 7B Liquidating Trust Agreement, in the prosecution of the Company KPMG Claims.

          Subsequent Trust Assets. In addition to the Initial Trust Assets,
          -----------------------
          other assets may be transferred to the Class 7B Liquidating Trust. These assets may and shall include any proceeds received by the Class 7B Liquidating Trust as a result of the Company KPMG Claims as well as any proceeds or claims received by the Class 7B Liquidating Trust pursuant to the settlement agreement which is attached as Exhibit T to the Disclosure Statement ("Class Settlement Agreement") or otherwise pursuant to the Plan or agreements

                                   Ex. 3-20
implementing the Plan. All assets transferred to the Class 7B Liquidating Trust which are not included within the definition of the Initial Trust Assets are referred to herein as the "Subsequent Trust Assets." The Initial Trust Assets and the Subsequent Trust Assets are collectively referred to herein as the "Trust Assets."

     Powers of Trustees.  Pursuant to the Class 7B Liquidating Trust Agreement,
     ------------------
the Trustees will have the power and authority to do, among other actions, the following:

A. Receive and hold the Trust Assets and invest the same, from time to time, in accordance with the parameters set forth in the Class 7B Liquidating Trust Agreement;

B. Take such actions on behalf of the Class 7B Liquidating Trust as may be required in connection with the Class Settlement Agreement;

C. Devise, implement, supervise, modify, and administer procedures for the allowance of Class 7B Claims and the allocation of the assets of the Class 7B Liquidating Trust among the holders of Allowed Class 7B Claims, subject to the limitations imposed by Class 7B Liquidating Trust Agreement or the Plan;

D. Utilize and distribute the Trust Assets to satisfy Allowed Class 7B Claims in accordance with procedures set forth in the Class 7B Liquidating Trust Agreement and the Plan;

E. Hire such employees, administrative personnel or claims administrators and engage such legal, financial, accounting, investment, and other advisors, custodians of assets, including without limitation the Arbitrator and a Mediator, if any, as those terms are defined in the Class 7B Liquidating Trust Agreement, and agents as the business of the Class 7B Liquidating Trust requires, and to delegate to such Persons such powers, authority, and discretion as the Trustees in their discretion deem advisable or necessary to carry out the terms of the Class 7B Liquidating Trust (this provision E. is not intended to, and shall not, include the hiring of any legal, financial, accounting, or any other type of advisors or experts, by any Class 7B claimant or group of Class 7B claimants for purposes of proving a Claim, defending objections thereto, or asserting objections thereto);

F. Compensate, utilizing the Trust Assets, such employees, legal, financial, accounting, investment, and other advisors, and agents, described in E. above, provided, however, that accountants, lawyers, and investment advisors engaged by the Trustees on behalf of the Class 7B Liquidating Trust to represent interests of the Class 7B Liquidating Trust shall be compensated only with the approval of the Court after such notice and hearing as the Court may require (this provision F is not intended to, and shall not, include the utilization of any Trust Assets to compensate any legal, financial, accounting, or any other type of advisors or experts, retained by any Class 7B claimant, any group of Class 7B claimants, any individual members of the Securities Claimants' Committee, or individual Trustees for the purpose(s) of representing their own respective interests);

G. Make such decisions as they may deem appropriate, and in accordance with the voting procedures set forth in Section 4.03 of the Class 7B Liquidating Trust Agreement, in connection with the prosecution, non-prosecution, or resolution of the Company KPMG Claims or claims constituting Trust Assets; and

H. Apply to the Court for instructions to the Trustees as they may deem proper or necessary in connection with the administration of the Class 7B Liquidating Trust or the performance of their duties.

Except as otherwise provided by applicable law: (i) no Trustee shall be liable to the Class 7B Liquidating Trust or to any Person holding a Class 7B Claim, except for his, her, or its own willful misconduct; and (ii) except to the extent any act or failure to act on the part of a

                                   Ex. 3-21

Trustee shall constitute willful misconduct; (a) no Trustee shall be liable for any act or omission of any Co-Trustee or any officer, agent, or employee of the Class 7B Liquidating Trust; (b) the Trustees shall be entitled to rely upon the advice of counsel or other advisors to the Class 7B Liquidating Trust or the Trustees, reports prepared by the Class 7B Claims Administrator, and information provided by any other Person employed by the Class 7B Liquidating Trust; and (c) all actions taken and determinations made by the Trustees, unless otherwise expressly provided in the Class 7B Liquidating Agreement, the Plan, or an order of the Court, shall be final and binding upon all Persons having any interest in the Class 7B Liquidating Trust.

     Each Trustee shall be reimbursed by the Class 7B Liquidating Trust for his, her, or its reasonable expenses incurred in the performance of his, her, or its duties ad Trustee under the Class 7B Liquidating Trust Agreement, provided that any request for such reimbursement is approved by the Court after such notice and hearing as the Court may require, and provided, further, that any legal fees and costs incurred by an individual Trustee, or any other Class 7B claimant, on its own account and not on behalf of the Class 7B Liquidating Trust shall not be paid from Trust Assets but shall be paid from the allocation such Trustee or Class 7B claimant receives pursuant to the allowance/allocation procedures set forth in the Class 7B Liquidating Trust Agreement.

     Company KPMG Claims-Other Claims Constituting Subsequent Trust Assets.  The
     ---------------------------------------------------------------------
Debtor will use its best efforts to obtain a tolling of the statute of limitations for the Company KPMG Claims until sixty (60) days after the allowance and allocation process set forth below and in the Class 7B Liquidating Trust Agreement has become final. Thereafter, control and all decisions regarding the Company KPMG Claims or other claims constituting Subsequent Trust Assets, including without limitation the filing (or non-filing), prosecution, and settlement thereof, shall be made by the vote of the representative(s) of the holders of Allowed Class 7B Claims holding at least a majority in dollar amount of all Allowed Class 7B Claims (singly a "REPRESENTATIVE" or collectively "REPRESENTATIVES") which Representative(s) may be, but is/are not required to be, a Trustee or Trustees of the Class 7B Liquidating Trust, provided, however, that any decision (i) to release, or (ii) to settle the Company KPMG Claims or claim constituting a Subsequent Trust Asset, in whole or in part, or (iii) to dismiss such claims, if suit has been filed, shall be submitted to the Court for approval after notice and hearing as the Court may require, and provided, further, that all proceeds recovered, if any, as a result of the resolution of the Company KPMG Claims or claims constituting Subsequent Trust Assets shall remain Trust Assets and be distributed in accordance with Section 6.04 of the Class 7B Liquidating Trust Agreement, all of which remains subject to the judgment reduction provisions contained within the Class Settlement Agreement. The Representative(s) shall provide status reports to the Trustees no less frequently than semi-annually regarding actions taken and decisions made with respect to the Company KPMG Claims and claims constituting Subsequent Trust Assets.

     Procedures for Claims' Allowance and Allocation.
     -----------------------------------------------

     Request for Allowance/Allocation.  In connection with confirmation of the
     --------------------------------
Plan, the Debtor shall seek approval of the Court for the form of notice to be sent to parties who may hold Claims in Class 7B ("Notice"), as well as the form, the timing, and the place for publication of such notice, and shall cause such notice to be sent and published as ordered by the Court. Prior to seeking such approval from the Court, the Debtor shall obtain the review and approval from the Securities Claimants' Committee of the forms of notice and the place for publication hereof. The forms of notice, among other things, shall advise Class 7B claimants that to be eligible to participate in the consensual allowance process described below or obtain any allocation or distribution from the Class 7B Liquidating Trust, they, or their representatives (if they are a member of a class described in a class action pending against the Debtor on the Petition Date or are individual holders of Class 7B claims whose claims arise from their purchase of Old Common Stock before January 29, 1997 and who continue to hold such Old Common Stock as of the Distribution Record Date (the "Old and Cold Holders")) must submit a Request for Allowance/Allocation prior to the date set forth below

                                   Ex. 3-22
and in accordance with procedures set forth below. In addition, the Notice shall advise Class 7B Claimants that if they are members of a group included within the Class set forth in the Notice: (1) there is no need to take any affirmative steps or submit any information at this time to participate in the partial settlement, (2) their rights are already being represented in the allowance process by the designated counsel for the group in which the class member's claim falls, (3) a representative of that group will be permitted to file a Request for Allowance on behalf of that entire group, (4) counsel for the designated class representative of each group within the class receiving an allocation from the settlement fund will, subject to approval of the court in which the claims asserted by that group were initiated, issue a supplemental Notice to members of the group which will provide information regarding the outcome of the allocation procedure, the estimate of the average per share recovery that will be achieved by members of the group as a result of the settlement, and (5) the plan of allocation approved by the court pursuant in which the proceeds of the settlement will be ultimately distributed to members of the group.

     Date before which Request for Allowance/Allocation must be Filed.  In
     ----------------------------------------------------------------
addition to the provisions which the Court may require, the notice shall notify such parties that in order to be eligible for any allocation or distribution from the Class 7B Liquidating Trust, (i) they (or their representatives if they are either a member of a class described in a class action pending against the Debtor on the Petition Date or an Old and Cold Holder) must file a Request for Allowance/Allocation in the form approved by the Court (a "REQUEST FOR ALLOWANCE") with the Claims Center on or before April 9, 1999. For purposes of the filing of a Request for Allowance, a representative of a class may include the class representative, or if the class has not been certified or no such representative has been appointed, lead counsel for plaintiffs in such class action. For purposes of the filing of a Request for Allowance except to the extent that the Court determines at the time of the confirmation of the Plan that the interests of the Old and Cold Holders are represented in pending class actions, a representative of the Old and Cold Holders shall be approved by the Court at the time of confirmation of the Plan and may file a Request for Allowance on behalf of the class of Old and Cold Holders.

     Evidence to Accompany Request for Allowance.  Any Request for Allowance
     -------------------------------------------
filed on behalf of an individual holder of a Class 7B Claim shall be accompanied by true and correct copies of confirmations, brokerage account statements, or other sufficient evidence of: (i) the date(s) of purchase(s), (ii) the purchase price(s), (iii) the date(s) of sale(s), (iv) the sale price(s), and (v) the number of shares of stock purchased or sold on such date(s) and at such price(s). Any Request for Allowance filed on behalf of a class of holders of Class 7B Claims or by the representative of the Old and Cold Holders shall be accompanied by evidence sufficient to allow the Arbitrator described below to determine the basis for an award with respect to allowance and/or allocation of the Class 7B Claims contained in such class.

     No Priority; No Automatic Allowance.  The filing of a Request for Allowance
     -----------------------------------
will not automatically result in the allowance of the Class 7B Claim described therein. No Allowed Class 7B Claim shall be afforded any priority over any other Allowed Class 7B claim in distribution. All Claims for which a Request for Allowance is filed shall be subject to objection and the claims allowance and allocation process in accordance with the procedures established by the Trustees.

     Forwarding Requests for Allowance.  As soon as practicable after April 9,
     ---------------------------------
1999, the Reorganized Debtor shall cause the Claims Center to forward copies of all Requests for Allowance filed on behalf of claimants asserting a right to be included in Class 7B to the Trustees, c/o the Class 7B claims administrator selected by the Securities Claimants' Committee (the "CLASS 7B CLAIMS ADMINISTRATOR"). Prior to or on the Confirmation Date, the Securities Claimants' Committee will select the Class 7B Claims Administrator and provide notice of the selection to the Debtor, the United States Trustee, counsel for the Creditors' Committee, and counsel for the Equity Committee.

                                   Ex. 3-23

          Selection of Arbitrator. The Securities Claimants' Committee (i) has
          -----------------------
          selected Nicholas J. Bua (the "ARBITRATOR") to serve in connection with allowance of Class 7B Claims and the allocation of the Trust Assets among the various classes of claimants represented in class actions which were pending against the Debtor on the Petition Date and other holders of Allowed Claims in Class 7B, and (ii) will provide notice of the selection to the Debtor, the United States trustee, counsel for the Unsecured Creditors' Committee, and counsel for the Equity Committee. At confirmation of the Plan, the selection of the Arbitrator will be presented to the Court for approval. The reasonable expenses of the Arbitrator as well as such fees as may be agreed upon between the Arbitrator and the Trustees in writing shall be paid first from the funds provided by this Section 8.15 of the Plan and, if such funds have been exhausted, then from the remaining Trust Assets. The arrangements relating to the compensation and reimbursement of the Arbitrator will be presented to the Court for approval at the hearing on confirmation of the Plan.

          Allowance/Allocation/Arbitration Procedures. Within fifteen (15) days
          -------------------------------------------
          of the Confirmation Date, the Trustees shall establish: (i) a procedure for resolving, on a consensual basis, the allowance of Class 7B Claims and allocation of Trust Assets among holders of the Allowed Class 7B Claims, and (ii) a process for the arbitration of allowance of Class 7B Claims and allocation of Trust Assets among holders of the Allowed Class 7B Claims in the event that there is no resolution on a consensual basis. If the Trustees determine that the services of a mediator (a "MEDIATOR") would be of assistance in the efforts to attain a consensual allowance ad allocation, they may engage a Mediator for that purpose.

          Consensual Allowance and Allocation. If, as a result of the efforts of
          -----------------------------------
          the Trustees, a Mediator if any, and any claimants who indicated on their Request for Allowance a desire to provide input regarding a consensual allowance, a proposal with respect to a consensual allowance of Class 7B Claims and allocation of Trust Assets on account of such Claims is accepted by a unanimous vote of the Trustee then in office, in accordance with procedures adopted by the Trustees, then the agreement shall be submitted by the Trustees to the Court for approval, upon such notice as the Court shall order.

          No Consensus; Arbitration. If, on or before May 14, 1999, or such
          -------------------------
          later date as the Trustees shall establish, no motion is filed with the Court seeking approval of a consensual allowance of Class 7B Claims and allocation of Trust Assets on account of such Claims, then an arbitration of any unresolved issues relating to the allowance of Claims in Class 7B and the allocation of Trust Assets shall be conducted by the Arbitrator as soon as practicable, in accordance with such rules as the Arbitrator shall establish to the extent that the Trustees have not done so. The arbitration shall be completed on or before July 31, 1999 or such later date as the Trustees shall establish.

          Binding Arbitration. The arbitration shall be binding in nature, and
          -------------------
          the only grounds of any application to vacate or modify any decision or award of the Arbitrator shall be that the Arbitrator was other than a neutral party, that the award was obtained by fraud, or that the award constituted an abuse of discretion or violated public policy.

          Post-Award Proceedings. Any application to vacate or modify an award
          ----------------------
          of the Arbitrator shall be only to the Court, and any notice of appeal from such an award must be filed within fourteen (14) days after the Arbitrator shall have provided a copy of his award to the Trustees and any party to the arbitration, via facsimile to each of the Trustees and via overnight delivery service in a method requiring a receipt therefor or via certified mail return receipt requested to any other party to the arbitration. In the event such an application is filed, with respect thereto the Arbitrator may, utilizing Trust Assets, engage counsel to defend the award in connection with any such application.

          Expenses of Post-Award Proceedings. A party filing an application to
          ----------------------------------
          vacate or modify the award of the Arbitrator shall be responsible for his, her, or its own costs, expenses and attorneys' fees. In addition, if an application is unsuccessful in that the party making the

                                   Ex. 3-24
          application does not obtain a modification or the vacation of the award of the Arbitrator, that party shall bear all expenses of the application, including the reasonable fees and expenses incurred in connection therewith by the Arbitrator.

          Distribution. The Trustees shall distribute the Trust Assets then held
          ------------
          in the Class 7B Liquidating Trust, net of costs and expenses properly chargeable to the Trust Assets under the Plan or the Class 7B Liquidating Trust Agreement, as soon as practicable after either the award of the Arbitrator or order of the Court approving a consensual allocation of Trust Assets has become final and not subject to modification, reversal or appeal, and shall make such distribution in accordance with such arbitration award or such order of the Court. If, subsequent to such distribution, the Class 7B Liquidating Trust shall acquire additional Trust Assets, then as soon as practicable after receipt by the Class 7B Liquidating Trust, the Trustees shall distribute those additional Trust Assets, net of costs and expenses properly chargeable to the Trust Assets under the Plan or the Class 7B Liquidating Trust Agreement (including net of attorneys' fees and costs incurred in connection with such additional assets) according to the same allocation determined previously by consensus or arbitration, as the case may be. With respect to any distribution of Trust Assets to Allowed Class 7B Claims which are included within a class action against the Debtor which was pending on the Petition Date, the Trustees shall make such distribution by delivering it to an escrow account designated by lead counsel for that class in such class action and such distribution shall remain in that escrow account until such time as (i) such lead counsel has been able to apply to the court in which the respective class action is pending as to the matter of a method of final distribution and an award of attorneys' fees and costs, and (ii) any order on such application has become final.

          Termination. Following (i) a final determination of the Company KPMG Claims and other claims constituting Trust Assets, whether by virtue of prosecution or settlement thereof, or (ii) a decision by the Trustees not to take any action with respect to the Company KPMG Claims and other claims constituting Trust Assets, at such time as all Trust Assets, including any and all sums resulting from prosecution or settlement of the Company KPMG Claims, or other claims constituting Trust Assets, have been fully and finally distributed, the Trustees shall apply to the Court for an order of the Court terminating the Class 7B Liquidating Trust, upon such notice as the Court shall order. Upon the Court's order terminating the Class 7B Liquidating Trust becoming final, the Class 7B Liquidating Trust shall be terminated, and the Trustees shall be discharged of all responsibilities with respect to the Trust."

12. Section 11.05 of the Plan is hereby modified to read in its entirety as follows:

     "11.05 EXCULPATION. Except with respect to KPMG Peat Marwick, neither the Debtor, the Reorganized Debtor, any of their respective officers, directors, employees, advisors, agents, professionals or representatives, benefit plan administrators or trustees, nor the members of the Steering Committee or the parties to the Consent Agreement and their principals, advisors, professionals and agents, nor the Creditors' Committee, Equity Holders' Committee, Securities Claimants' Committee and their members, advisors, professionals and agents shall have or incur any liability to any holder of a Claim or Interest for any act or omission in connection with or arising out actions taken or omitted to be taken in good faith in connection with the Debtor's restructuring, the Plan, the Reorganization Case, including all prepetition activities leading to the promulgation and confirmation of the Plan, and administration of the Plan, including the execution of corporate governance, debt and securities regulation documents and filings, or the property to be distributed under the Plan; provided, however, such exculpation shall not relate to post confirmation conduct deemed to be willful misconduct or gross negligence. Upon the Confirmation Date, the Securities Claimants' Committee shall dismiss or shall be deemed to have dismissed, with prejudice, adversary proceeding No. 98-A-01580 against the non-director defendants therein."

                                   Ex. 3-25

13. Section 12.03 of the Plan is hereby modified to read in its entirety as follows:

     "12.03 LIMITED SURVIVAL OF THE DEBTOR'S CORPORATE INDEMNITIES. Except as provided in Section 5.03 and this Section 12.03, the Corporate Indemnities shall not be discharged or impaired by Confirmation of this Plan. Such obligations shall be deemed and treated as executory contracts to be assumed by the Debtor and the Reorganized Debtor pursuant to the Plan, and shall continue as obligations of the Reorganized Debtor, subsequent to the Effective Date, provided that the Debtor's or Reorganized Debtor's obligations on such Corporate Indemnities shall be limited as follows:

          (i) the claims of officers, agents and employees who remain employed by the Reorganized Debtor as of the first day immediately following the Effective Date (excluding any claims covered by the Indemnification Settlement Fund) shall be fully assumed;

          (ii) the claims of officers, agents, and employees (other than the claims of the estate of James A. Doyle and John N. Brincat in respect of which no obligations shall be assumed), who are no longer employed by the Reorganized Debtor as of the first day immediately following the Effective Date, shall be assumed only to the extent that they relate to reasonable costs and expenses incurred after the Effective Date in connection with their participation in an agency or government investigation and shall be limited to $250,000 in the aggregate, such claims to be submitted to the Reorganized Debtor and paid upon adequate verification or, to the extent such claims exceed $250,000, paid on a pro rata basis;

          (iii) the Beneficiaries shall be entitled to assert Allowed Indemnification Claims, but shall be entitled to compensation on account of such claims only (x) out of the Indemnification Settlement Fund, and (y) to the extent of insurance coverage available under the Reliance Policies; and

          (iv) the claims of persons who are outside directors as of the day preceding the Effective Date shall be assumed and limited to the sum of (x) any remaining fee retainer in possession of the professionals retained by such directors and (y) the available balance from time to time of the Outside Directors Reserve. Nothing in this subsection shall limit any rights of such persons provided under Section 12.03(iii) of this Plan."

14. Section 13.01 of the Plan is hereby modified to read in its entirety as follows:

     "13.01 RETENTION OF JURISDICTION. Notwithstanding the entry of the Confirmation Order or the Effective Date having occurred, the Court shall retain original and exclusive jurisdiction to (a) determine any disputed Claims, (b) determine requests for payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of and reimbursement of expenses of professionals and other parties entitled thereto, (c) resolve controversies and disputes regarding interpretation and implementation of the Plan, (d) enter orders in aid of the Plan, including, without limitation, appropriate orders (which may include contempt or other sanctions) to protect the Debtor and the Reorganized Debtor in accordance with sections 524 and 1141 of the Bankruptcy Code and the terms and conditions of the Confirmation Order, (e) modify the Plan pursuant to Section 14.02 of the Plan, (f) determine any and all applications, adversary proceedings and contested or litigated matters pending on the Effective Date, (g) allow, disallow, estimate, liquidate or determine any Claim or Interest and to enter or enforce any order requiring the filing of any such Claim before a particular date, (h) determine any and all pending applications for the rejection of executory contracts or unexpired leases, or for the assignment of assumed executory contracts and unexpired leases, and to hear and determine, and if need be to liquidate, any and all Claims arising from any such rejection, assumption and/or assignment, (i) determine any actions or controversies arising under or in connection with the Plan, the Confirmation Order, the Class 7B Liquidating Trust or any contract,

                                   Ex. 3-26
     instrument, release, or other agreement created in connection with the Plan, (j) enter and implement orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated, (k) enter a final decree closing the Reorganization Case, (l) determine any actions or controversies related to or asserted against the Exchange Agent, (m) enter and implement orders as are necessary to the transactions set forth in Section 8.05 of the Plan and (n) determine any and all claims and controversies of the Debtor against Lyndon Insurance Group and Aon Automotive Group, Inc."

15. The following definition shall be inserted after the existing definition of INTEREST RESERVE:

     "KPMG OR KPMG PEAT MARWICK MEANS KPMG Peat Marwick LLP and any of its related entities or partners.

                                   Ex. 3-27

                            MERCURY FINANCE COMPANY

                                   AMENDMENT
                                      TO
    AMENDED AND RESTATED 1989 STOCK OPTION AND INCENTIVE COMPENSATION PLAN
(As approved by the United States Bankruptcy Court for the Northern District of Illinois pursuant to Section 303 of the General Corporation Law of the State of
                                   Delaware)


1.   Amendment
     ---------

     By order of the United States Bankruptcy Court for the Northern District of Illinois, Mercury Finance Company (the "Company") hereby further amends the Mercury Finance Company Amended and Restated 1989 Stock Option and Incentive Compensation Plan (the "Plan") by unanimous action of the Directors and Stockholders of the Company pursuant to Section 303 of the General Corporation Law of the State of Delaware as follows:

     a.  Sections 1(2), 2.05, 2.06, 2.08, 2.09, 5.01(a), 5.02 and 6.02 are
         hereby deleted in their entirety.

     b. Section 2.03 is hereby amended by changing the reference to "par value $1.00 per share" to "par value $0.01 per share."

     c. Section 2.12 is hereby amended by deleting the portion of the sentence after the word "Participant."

     d. Section 2.13 is hereby amended by deleting the portion of the sentence after the term "Option Date."

     e. Section 3 is hereby amended to reserve for issuance under the Plan 950,000 shares of Common Stock and by adding the following sentence at the end of the paragraph :

               No "covered employee" (as such term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended) shall be granted more than 500,000 shares of Common Stock in any calendar year with respect to a stock option.

     f. The first sentence of Section 4.01 is hereby amended to read as follows:

               The Committee that administers the Plan shall consist of not fewer than two (2) members of the Board of Directors who are non-employee directors within the meaning of Securities and Exchange Commission Rule 16b-3(b)(3)(i). Such persons may be appointed from time to time by the Board.

     g.  Section 4.02 (c) is hereby amended by deleting the phrase:

           "and except for the grants to directors provided for in paragraph 5.02,"

                                   Ex. 3-28

h. Section 5.01(b) is hereby renumbered 5.01(a) and amended to add directors as a class of eligible participants.

i. Section 5.03 is hereby amended by deleting the phrase "Options and each award under Section 5.01(b) of this Plan will consist of."

j. Section 6.01 is hereby amended by adding the following clause at the end of the paragraph:

               ; provided that such Common Stock has been held by the Participant for at least six months.

k. Section 6.03 is amended by adding the following phrase at the beginning of the first sentence:

               Except as otherwise provided in the form of option agreement or

l.   Section 9 is hereby amended to delete all references to Daniel Terra.

m. Section 10 is hereby amended to permit in the discretion of the Committee limited transferability of stock options to members of the holder's immediate family and trusts or family limited partnership for their benefit.

n. Section 16 is hereby amended to permit the use of share withholding to pay income taxes associated with the exercise of nonqualified stock options.

o. Section 17 is amended by deleting the present language and substituting the following:

               The Board of Directors may from time to time amend or revise the terms of this Plan in whole or in part, but no amendment shall disqualify the Plan from the exemption provided by Securities and Exchange Commission Rule 16b-3. In addition no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or regulatory authority.

p. Section 18.02 is hereby amended by deleting the present language and substituting the following:

               The Board of Directors may terminate the Plan at any time with respect to any shares not yet subject to Options. Unless terminated earlier by the Board of Directors, the Plan will terminate ten years from the effective date of this Amendment.

2.   Effect and Effective Date.
     -------------------------

     This Amendment and all provisions of the Plan implementing this Amendment shall be effective as if approved by unanimous consent of the Directors and Stockholders on February __, 1999.

                                   Ex. 3-29

     3.  Authority and Restatement
         -------------------------

     The proper officers of this Corporation are hereby authorized to take all actions they deem necessary and appropriate to carry out the purposes and intent of the foregoing Amendment and to prepare a Restatement of the Plan containing all of the changes set forth in the foregoing Amendment.

                                   Ex. 3-30